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Exhibit 2.1

Progetto di fusione per incorporazione
della
BIOSEARCH ITALIA S.p.A.
nella
VERSICOR Inc.
Ex art. 2501 bis codice civile

        I Consigli di Amministrazione della Biosearch Italia S.p.A., società di diritto italiano (di seguito B.I.) e della Versicor Inc., società di diritto statunitense soggetta alla legge dello Stato del Delaware (di seguito Versicor), nelle loro riunioni entrambe del 30 luglio 2002, hanno concordemente predisposto il seguente progetto di fusione, cui si premette:

          (a)  Versicor è una società di diritto statunitense, soggetta alla legge dello Stato del Delaware, le cui azioni sono quotate al NASDAQ National Market.

          (b)  B.I. è una società di diritto italiano, le cui azioni sono quotate al Nuovo Mercato, organizzato e gestito dalla Borsa Italiana S.p.A. ("Nuovo Mercato").

          (c)  Entrambe le società partecipanti alla fusione operano nel settore biotecnologico della ricerca e dello sviluppo di antibiotici di origine biologica per la prevenzione e la cura di malattie infettive.

          (d)  Al fine di realizzare l'integrazione dell'attività svolta dalla B.I. con l'attività della Versicor, le due società sopra menzionate intendono procedere alla fusione per incorporazione della B.I. nella Versicor con contestuale quotazione delle azioni Versicor in Italia al Nuovo Mercato.

        Tutto ciò premesso, si sottopone all'approvazione delle assemblee delle due società il presente

PROGETTO DI FUSIONE PER INCORPORAZIONE

        Il progetto di fusione è redatto nella lingua italiana e nella lingua inglese, fermo restando che in ogni caso la versione in lingua italiana prevale.

Merger plan through Incorporation
of
BIOSEARCH ITALIA S.p.A.
into
VERSICOR Inc.
Pursuant to Article 2501 bis of the
Italian Civil Code

        The Board of Directors of Biosearch Italia S.p.A., a company duly incorporated and existing under the laws of Italy (hereinafter referred to as B.I.) and Versicor Inc., a company duly incorporated and existing under the laws of the state of Delaware, U.S.A. (hereinafter referred to as Versicor), in their meetings both held on July 30 2002, prepared, by mutual agreement, the following merger plan:

WHEREAS

          (a)  Versicor is a U.S. company, duly incorporated and existing under the laws of the state of Delaware, whose shares are listed on the NASDAQ National Market.

          (b)  B.I. is a company duly incorporated and existing under the laws of Italy, whose shares are listed on the Nuovo Mercato, organized and managed by Borsa Italiana S.p.A. ("Nuovo Mercato").

          (c)  Both companies participating in the merger are operating in the biotechnological sector of research and development of antibiotics for the prevention and treatment of infectious diseases.

          (d)  For the purpose of realizing the integration of the activity performed by B.I. with the activity performed by Versicor, the two companies wish to proceed with the merger through incorporation of B.I. into Versicor with simultaneous listing of Versicor shares in Italy on the Nuovo Mercato.

        Now, therefore, in consideration of the above premises, the following

MERGER PLAN THROUGH INCORPORATION

        is submitted to the approval of the companies' shareholders at the shareholders' meetings of the respective companies.

        The merger plan is drafted in the Italian language and in the English language. However, the Italian language version shall prevail.

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1      TIPO, DENOMINAZIONE SOCIALE E SEDE DELLE SOCIETÀ PARTECIPANTI ALLA FUSIONE

1.1    Società incorporante

  •
  Denominazione sociale: Versicor Inc.;

  •
  Tipo: società per azioni;

  •
  Sede legale: 1209 Orange Street, Wilmington, Delaware, U.S.A.;

  •
  Capitale sociale: autorizzato di USD 105.000, rappresentato da n. 100.000.000 azioni ordinarie, delle quali n. 26,325,228, alla data del 25 luglio 2002, sono in circolazione e il relativo capitale è stato interamente versato e sottoscritto, e da n. 5.000.000 azioni privilegiate (preferred stock), che non sono state emesse, entrambe del valore nominale di USD 0,001 cadauna;

  •
  Costituita in data: 2 maggio 1995;

  •
  Data di quotazione al NASDAQ—National Market: 2 agosto 2000. Società disciplinata dalla legislazione dello Stato del Delaware, U.S.A..

1.2    Società incorporanda

  •
  Denominazione sociale: Biosearch Italia S.p.A.;

  •
  Tipo: società per azioni;

  •
  Sede legale: Milano, via Abbondio Sangiorgio, 18;

  •
  Capitale sociale: deliberato per euro 12.410.500,00 e sottoscritto e versato per euro 12.160.500,00, rappresentato da n. 12.160.500 azioni ordinarie del valore nominale di 1 euro ciascuna;

  •
  Iscrizione nel Registro delle Imprese di Milano e Codice fiscale: n. 11922440158;

  •
  R.E.A.: 1508958

  •
  Partita IVA: n. 11922440158

  •
  Costituita in data: 10 settembre 1996

  •
  Data di quotazione al Nuovo Mercato: 30 luglio 2000.

1      TYPE, REGISTERED NAME AND REGISTERED OFFICE OF THE COMPANIES PARTICIPATING IN THE MERGER

1.1    Incorporating Company

  •
  Registered Name: Versicor Inc.;

  •
  Type: joint stock company or company limited by shares;

  •
  Registered office:1209 Orange Street, Wilmington, Delaware, U.S.A.;

  •
  Share Capital: authorized of USD 105,000, represented by no. 100,000,000 shares of common stock, no. 26,325,228 of which, as of July 25, 2002, are outstanding and are fully paid up and subscribed, and by no. 5,000,000 shares of preferred stock, which were not issued, both having a nominal value of USD 0.001 each;

  •
  Incorporated on: May 2, 1995:

  •
  Date of Listing on NASDAQ National Market: August 2, 2000. Company governed by the laws of the state of Delaware, U.S.A.

1.2    Company being merged

  •
  Registered name: Biosearch Italia S.p.A.;

  •
  Type: joint stock company;

  •
  Registered office: Milano, via Abbondio Sangiorgio, 18;

  •
  Share Capital: authorized of euro 12,410,500.00 fully paid up and subscribed in the amount of euro 12,160,500.00, represented by n. 12.160.500 ordinary shares of 1 euro nominal value;

  •
  Registered with the Companies' Register of Milan and Tax Code: no. 11922440158;

  •
  R.E.A.: 1508958

  •
  VAT Number: 11922440158

  •
  Incorporated on: September 10, 1996

  •
  Date of listing on the Nuovo Mercato: July 30, 2000.

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2      ATTO COSTITUTIVO E STATUTO DELLA INCORPORANTE CON LE EVENTUALI MODIFICHE STATUTARIE DERIVANTI DALLA FUSIONE.

2.1    L'atto costitutivo della Versicor (Certificate of Incorporation), attualmente vigente, non viene modificato in conseguenza della fusione. Una copia dell'atto costitutivo è allegata al presente progetto di fusione, per farne parte integrante e sostanziale.

2.2    Lo statuto sociale della Versicor, attualmente vigente, verrà modificato in conseguenza della fusione.

        Il testo dello statuto, come modificato in conseguenza della fusione, è allegato al presente progetto sia in lingua italiana sia in lingua inglese; in caso di difformità, prevale la versione in lingua inglese dello statuto della Versicor.

2.3    Versicor mantiene la nazionalità statunitense ed è soggetta alla legge dello Stato del Delaware.

3      RAPPORTO DI CAMBIO.

        Il rapporto di cambio delle azioni è stato così fissato:

        n. 1,77 azioni della Versicor, da nominali USD 0,001 cadauna, contro n. 1 azione B.I. da nominali Euro 1 (un Euro) cadauna.

        Non è previsto il conguaglio in denaro. Trovano applicazione le disposizioni del paragrafo 4.3.

2      CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE INCORPORATING COMPANY FOR THE PURPOSE OF ANY AMENDMENTS TO THE BY-LAWS DERIVING FROM THE MERGER.

2.1    The Certificate of Incorporation of Versicor, currently in force, is not amended as a result of the merger. A copy of the Certificate of Incorporation is attached to this merger plan, and forms an integral and substantial part hereof.

2.2    The By-laws of Versicor, currently in force, will be changed as a consequence of the merger.

        The text of the By-laws, as amended as a consequence of the merger, is attached to this merger plan both in the Italian and in the English language; in the event of discrepancies, the English language version of the By-laws of Versicor shall prevail.

2.3    Versicor maintains the USA citizenship and it is subject to the law of the State of Delaware.

3      SHARE EXCHANGE RATIO.

        The exchange ratio of the shares was fixed as follows:

        No. 1,77shares in Versicor, from nominal USD 0.001 each, against No. 1 B.I. share having a nominal value of 1 (one Euro) each.

        No cash balance is provided. The provisions of paragraph 4.3 shall apply.

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4      MODALITÀ DI ASSEGNAZIONE DELLE AZIONI DELLA SOCIETÀ INCORPORANTE

4.1    Al perfezionamento dell'operazione di fusione la società incorporante procederà:

  •
  al cambio delle n. 12.160.500 azioni ordinarie della B.I. detenute dagli azionisti di B.I., dedotte le azioni proprie possedute da B.I. alla Data di Efficacia, nel rapporto di cambio sopra indicato, mediante l'emissione complessiva di massime n. 21.524.085 azioni dell'incorporante del valore nominale di USD 0,001 cadauna, con conseguente aumento del capitale sociale dell'incorporante di massimi USD 21.524, fatti salvi gli effetti dell'eventuale diritto di recesso di azionisti di B.I..

        Le azioni Versicor possedute da B.I. verranno annullate per effetto della fusione, cosi come le n. 76.808 azioni proprie attualmente possedute da B.I.. Versicor non possiede azioni di B.I..

4.2    Le azioni della Versicor saranno assegnate ai possessori di azioni della B.I. accentrate presso Monte Titoli S.p.A. per i titoli dalla stessa amministrati e dematerializzati ai sensi del D. Lgs. N. 213/98 e normativa di attuazione, a partire dal primo giorno lavorativo successivo alla data di decorrenza degli effetti giuridici della fusione.

4.3    Agli azionisti B.I. sarà assicurata, tramite una società autorizzata all'uopo incaricata la cui denominazione verrà comunicata con apposito avviso pubblicato su un quotidiano a diffusione nazionale, la possibilità di (i) acquistare il numero minimo di ulteriori azioni B.I. al fine di conseguire, in base al rapporto di cambio, un numero intero di azioni ordinarie Versicor; ovvero (ii) vendere le azioni B.I. che non consentono, in base al rapporto di cambio, di conseguire un numero intero di azioni ordinarie Versicor; il tutto ai prezzi ufficiali registrati nel Nuovo Mercato nel giorno in cui viene effettuata la compravendita, senza aggravio di spese, bolli e commissioni.

4      TERMS FOR THE ALLOCATION OF THE SHARES OF THE INCORPORATING COMPANY

4.1    Upon completion of the merger transaction, Versicor shall proceed with:

  •
  The exchange of no. 12,160,500 ordinary shares of B.I. held by B.I. shareholders, deducted the treasury stock owned by B.I. as of the Effective Date, in the above-mentioned share exchange ratio, through the overall issue of a maximum of No. 21,524,085 shares of the incorporating company having a nominal value of USD 0.001 each, with consequent increase in the outstanding share capital of the incorporating company in a maximum amount of USD 21,524, subject to the effects of the right of withdrawal (if any) by B.I. shareholders.

        Versicor's shares of common stock owned by B.I. shall be cancelled as a consequence of the merger, likewise n. 76,808 treasury stocks presently owned by B.I.. Versicor does not own B.I.'s shares.

4.2    The shares of Versicor will be allocated to the holders of B.I. shares deposited with Monte Titoli S.p.A. for the securities managed by the same and dematerialized pursuant to Legislative Decree no. 213/98 and relevant implementation rules, effective from the first working day following the effective date of the legal consequences of the merger.

4.3    B.I. shareholders will be ensured the possibility, through a qualified company duly appointed to such purpose, the name of which will be notified by an appropriate notice published on a daily newspaper distributed throughout the national territory, to: (i) purchase the minimum number of further shares of B.I. for the purpose of achieving, based on the exchange ratio, a whole number of Versicor shares; or (ii) sell the B.I. shares that do not permit to achieve, based on the exchange ratio, a whole number of Versicor shares; all of this, at the official prices recorded on the Nuovo Mercato on the day when the sale and purchase is performed, without additional expenses, stamp duties and commissions.

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5      DATA DALLA QUALE LE AZIONI DI NUOVA EMISSIONE PARTECIPANO AGLI UTILI

        Le azioni Versicor di nuova emissione attribuite agli azionisti B.I. in concambio delle azioni B.I. estinte per effetto della fusione avranno il medesimo godimento delle azioni Versicor in circolazione alla Data di Efficacia.

6      DATA DI DECORRENZA DEGLI EFFETTI DELLA FUSIONE.

        Gli effetti giuridici della fusione decoreranno, nel rispetto dell'art. 2504-bis c.c., dalla data che verrà indicata nell'atto di fusione (la "Data di Efficacia").

        Le operazioni della società incorporata saranno imputate al bilancio della Versicor, a decorrere dalla Data di Efficacia della fusione.

        Da tale data Versicor assumerà tutto il patrimonio, tutti i diritti e gli obblighi di B.I. così come previsto anche dall'art. 2504 bis primo comma codice civile italiano.

7      TRATTAMENTO EVENTUALMENTE RISERVATO A PARTICOLARI CATEGORIE DI SOCI.

        Non esistono categorie particolari di soci cui sia riservato un trattamento particolare né sono attualmente in circolazione azioni diverse da quelle ordinarie, né titoli recanti diritti di acquisto, sottoscrizione o conversione in azioni dell'incorporante o dell'incorporata.

8      VANTAGGI PARTICOLARI EVENTUALMENTE PROPOSTI A FAVORE DEGLI AMMINISTRATORI DELLE SOCIETÀ PARTECIPANTI ALLA FUSIONE.

        Nessun particolare vantaggio è previsto a favore degli amministratori delle società partecipanti alla fusione, fatta eccezione per determinate clausole di indennizzo previste nell'atto costitutivo e nello statuto di Versicor, qui allegati, in favore dei nuovi amministratori di Versicor stessa.

5      DATE FROM WHICH THE NEWLY ISSUED SHARES PARTICIPATE IN THE PROFITS

        The Versicor newly issued shares awarded to B.I. shareholders in exchange of the B.I. shares shall be entitled to have the same enjoyment as of the Versicor's shares of common stock outstanding as of the Effective Date.

6      EFFECTIVE DATE OF THE MERGER.

        The legal effects of the merger shall start, in compliance with Article 2504-bis of the Italian Civil Code, from the date that will be indicated in the deed of merger (the "Effective Date").

        The transactions of the merged company shall be entered in the balance sheet of Versicor, from the Effective Date of the merger.

        Effective from the above-mentioned date, Versicor shall take over all the assets, rights and obligations of B.I. so as provided by Article 2504 bis, first paragraph, of the Italian Civil Code.

7      TREATMENT POSSIBLY RESERVED TO PARTICULAR CATEGORIES OF SHAREHOLDERS.

        No particular categories of shareholders exist to which a particular treatment is reserved and no shares are currently outstanding other than ordinary shares or common stock, as applicable, and no securities exist, bearing any purchase, subscription or conversion rights in shares of the incorporating company or merged company.

8      PARTICULAR BENEFITS, IF ANY, PROPOSED IN FAVOUR OF THE DIRECTORS OF THE COMPANIES PARTICIPATING IN THE MERGER.

        No particular benefits are provided in favour of the directors of the Companies participating in the merger, except for certain indemnification provisions set forth in the attached Versicor's Certificate of Incorporation and Versicor's Bylaws in favour of the new directors of Versicor.

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9      DIRITTO DI RECESSO

        È fatta salva per gli azionisti di B.I., assenti o dissenzienti, la facoltà di esercitare il diritto di recesso ai sensi dell'art. 2437 del codice civile (i.e., mutamento dell'oggetto sociale e trasferimento della sede sociale all'estero).

        Il recesso sarà efficace subordinatamente al perfezionamento della fusione.

        Il prezzo di rimborso delle azioni della B.I. in caso di recesso sarà pari alla media aritmetica dei prezzi ufficiali rilevati sul Nuovo Mercato nel semestre antecedente alla deliberazione di fusione assunta dall'assemblea straordinaria della B.I.. Il prezzo di rimborso sarà corrisposto a far tempo dalla Data di Efficacia della fusione.

10    CONDIZIONI AL PERFEZIONAMENTO DELL'ATTO DI FUSIONE

        Si precisa che l'esercizio della delega rilasciata dagli azionisti delle società partecipanti alla fusione ai legali rappresentanti per il perfezionamento del relativo atto di fusione sarà subordinato all'approvazione dei competenti organi deliberativi delle società partecipanti alla fusione, alle autorizzazioni di legge e regolamentari delle autorità governative e di vigilanza, e al parere favorevole dell'amministrazione finanziaria italiana in relazione alla neutralità fiscale della fusione, alle seguenti ulteriori condizioni che dovranno verificarsi entro la data di stipula dell'atto di fusione:

            (i)  Provvedimento di ammissione delle azioni Versicor alla quotazione al Nuovo Mercato e provvedimento di ammissione a quotazione al Nasdaq National Market delle nuove azioni Versicor da emettersi in concambio agli azionisti di B.I. e da emettersi in esecuzione del piano di stock options di Versicor;

          (ii)  Assenza di azioni giudiziarie o di procedimenti di qualsiasi tipo intrapresi da enti governativi finalizzati ad impedire il perfezionamento della fusione;

9      RIGHT OF WITHDRAWAL

        B.I. shareholders who are absent or dissenting, shall be entitled to exercise the right of withdrawal pursuant to Article 2437 of the Italian Civil Code (i.e. change of the corporate purpose and transfer of the company's registered office abroad).

        The withdrawal shall be effective, subject to the completion of the merger.

        The price of redemption of B.I. shares shall be equal to the arithmetic mean of the official prices recorded on the Nuovo Mercato in the six-month period prior to the merger resolution passed by the extraordinary shareholders' meeting of B.I. The redemption price shall be paid from the Effective Date of the merger.

10    CONDITIONS PRECEDENT TO THE CONCLUSION OF THE DEED OF MERGER

        It is pointed out that the exercise of the proxy delivered by the shareholders of the companies participating in the merger to the legal representatives of the companies for the execution and filing of the relevant deed, shall be subject to the approval of the competent bodies of the companies participating in the merger, the authorizations provided by the applicable provisions of law and regulations of the governmental and surveillance authorities, as well as to the favourable opinion of the Italian finance administration on the tax neutrality of the merger, and the following additional conditions, to be complied with by the date of entering into the merger deed:

            (i)  Approval of Versicor shares for listing on the Nuovo Mercato and approval of Versicor shares issuable to former B.I. shareholders and under Versicor's stock option plan for listing on the NASDAQ National Market;

          (ii)  Absence of any litigation or injunctions or legal restraints brought by, threatened by or issued by a governmental entity prohibiting the consummation of the merger;

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          (iii)  Efficacia della Registration Statement ("dichiarazione di registrazione"), ai sensi del diritto americano, trasmessa da Versicor alla U.S. Securities and Exchange Commission;

          (iv)  Decorso del termine per l'approvazione dell'operazione di fusione da parte dell'Autorità Garante della Concorrenza e del Mercato;

          (v)  Ricezione da parte di B.I. e di Versicor dei pareri legali in materia societaria e fiscale, nei testi già concordati, dai rispettivi consulenti;

          (vi)  Esercizio del diritto di recesso di cui al precedente paragrafo 9, per un corrispettivo complessivo inferiore a USD 25.000.000 da convertirsi in euro al tasso di cambio EURO / USD applicabile tre giorni lavorativi prima della data della delibera assembleare di approvazione del progetto di fusione, quale risultante da Il Sole 24-ore;

        (vii)  Assenza di eventi sostanzialmente sfavorevoli relativi a B.I. e a Versicor;

        (viii)  Ricezione da parte di B.I. e di Versicor dei pareri di congruità del rapporto di cambio delle rispettive società di revisione in relazione alle situazioni patrimoniali di entrambe le società partecipanti alla fusione;

          (ix)  Dimissioni di determinati attuali amministratori e dirigenti di Versicor e nomina di dirigenti, collaboratori ed amministratori su indicazione di B.I.;

          (x)  Approvazione da parte dell'assemblea degli azionisti di Versicor, convocata per l'approvazione del progetto di fusione, (i) dell'incremento nel numero di azioni ordinarie Versicor for l'assegnazione ai sensi del 2001 Piano di Stock Options di Versicor di almeno n. 5.400.737 azioni (o il maggior numero che dovesse essere deliberato dal consiglio di amministrazione di Versicor e sottoposto all'approvazione dell'assemblea), e (ii) dell'adozione del 2002 Piano di Stock Options di Versicor.

          (iii)  Effectiveness of the registration statement filed by Versicor with the U.S. Securities and Exchange Commission;

          (iv)  Expiration or termination of applicable waiting periods under for the approval of the merger by the Autorità Garante della Concorrenza e del Mercato;

          (v)  Receipt by B.I. and Versicor of corporate and tax opinions, in the agreed form, by each other party's corporate and tax counsel;

          (vi)  Exercise of the right of withdrawal provided in paragraph 9 above, for an overall consideration less than USD 25,000,000, to be converted into euro at the exchange ratio EURO / USD applicable three business days prior to the date of the shareholders meeting approving the merger plan, as resulting from Il Sole 24-ore;

        (vii)  Absence of any material adverse changes to either B.I. or Versicor;

        (viii)  Receipt of letters on the fairness of the exchange ratio from auditors of B.I. and Versicor as to the financial statements of B.I. and Versicor;

          (ix)  Resignation of certain current Versicor directors and officers and appointment of officers, collaborators and directors designated by B.I.;

          (x)  Approval by Versicor's stockholders at the Versicor Stockholders' Meeting, called for the approval of the merger plan, of (i) the increase of the number of shares of Versicor Common Stock available for award grant purposes under the 2001 Plan by at least n. 5,400,737 shares (or such greater number as the Versicor Board of Directors may approve and submit for stockholder approval at such meeting), and (ii) the adoption of the 2002 Plan.

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          (xi)  Consegna da parte di ciascuna delle società partecipanti alla fusione all'altra società dei seguenti certificati: (a) il certificato di vigenza (o l'equivalente appropriato) della società; (b) la copia delle delibere del Consiglio di Amministrazione e dell'assemblea dei soci che approvano il progetto di fusione e (c), una copia conforme e completa dello Statuto della società controllata di B.I..

11    ALTRE INFORMAZIONI

        Sarà chiesto che alla Data di Efficacia della fusione tutte le azioni Versicor, incluse quelle assegnate in concambio agli ex azionisti B.I. e quelle emesse in esecuzione del piano di stock options di Versicor, siano negoziate sia sul NASDAQ National Market che sul Nuovo Mercato, in modo che la procedura di ammissione a quotazione sul NASDAQ National Market e sul Nuovo Mercato delle azioni Versicor di nuova emissione si completi in tempo utile per garantire la simultaneità della trattazione di dette azioni sui due mercati.

        Gli scambi di azioni Versicor effettuati sul Nuovo Mercato saranno liquidati attraverso Monte Titoli, mentre le operazioni effettuate sul NASDAQ National Market saranno liquidate attraverso "The Depository Trust Company" ("DTC"), che è il principale sistema di compensazione americano. Pertanto, al fine di vendere sul NASDAQ National Market azioni detenute attraverso Monte Titoli, l'investitore dovrà istruire un broker americano e provvedere al deposito delle azioni presso detto broker. Il trasferimento delle azioni verrà effettuato attraverso il collegamento Monte Titoli-DTC.

        Il tutto salvo le esigenze tecniche dei mercati interessati.

* * *

        Sono salve rettifiche del presente progetto di fusione e degli allegati atto costitutivo e statuto di Versicor richieste ai fini dell'iscrizione del presente progetto di fusione nel Registro delle Imprese di Milano e da ogni competente autorità in materia.

          (xi)  Delivery from one company to the other of the following certificates: (a) certificate of good standing (or appropriate counterpart) of the company; (b) duly adopted resolutions of the Board of Directors and shareholders of each of the companies approving the merger plan, and (c) a true, correct and complete copy of the bylaws of Biosearch's subsidiary.

11    ADDITIONAL INFORMATION

        It will be required that, on the Effective Date of the merger, all Versicor shares, including those awarded in exchange to the former B.I. shareholders and those issued in connection with Versicor's stock options plan, will be traded both on the NASDAQ National Market and on the Nuovo Mercato, so that the procedure for the admission to the listing on the NASDAQ National Market and on the Nuovo Mercato of Versicor newly issued shares be completed within a reasonable period of time in order to ensure the simultaneous listing of said shares on both markets.

        The exchange of Versicor shares made on the Nuovo Mercato will be settled through Monte Titoli, whilst the transactions performed on the NASDAQ National Market will be settled through "The Depository Trust Company" ("DTC"), which is the principal clearing system in the U.S.A. Therefore, for the purpose of selling on the NASDAQ National Market the shares held through Monte Titoli, the investor shall instruct a broker in the U.S.A. affiliated with DTC and deposit the shares with said broker. The transfer of the shares will be made through the connection between Monte Titoli and DTC.

        All the above is subject to the technical requirements of the markets concerned.

* * *

        Subject to any adjustments and amendments to this merger plan and the enclosed Versicor's Certificate of Incorporation and Versicor's Bylaws, requested for the purpose of the registration of this merger plan in the Register of Enterprises of Milan and/or requested by the competent authorities in the subject matter hereof.

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Allegati:

  •
  Atto costitutivo Versicor Inc.;

  •
  Statuto di Versicor, come modificato in conseguenza della fusione;

Data 30 luglio, 2002

Il Presidente del consiglio di amministrazione di Biosearch Italia S.p.A.

Attachments

  •
  Certificate of Incorporation of Versicor Inc.;

  •
  Bylaws of Versicor, as amended as a consequence of the merger;

Date July 30, 2002

The Chairman of the board of directors of Versicor Inc.

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EXHIBIT A

2002 STOCK OPTION PLAN

1.    PURPOSES.

        (a)  The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company and its Affiliates may be given an opportunity to benefit from increases in the value of the stock of the Company through the granting of Options, as defined below.

        (b)  The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

        (c)  The Plan is intended to be a "broad-based plan" within the meaning of applicable governance and listing standards in effect as of the date of the adoption of the Plan.

2.    DEFINITIONS.

        (a)  "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

        (b)  "Board" means the Board of Directors of the Company.

        (c)  "Cause" means (unless otherwise expressly provided in the applicable Option Agreement, or another applicable contract with the Option holder that defines such term for purposes of determining the effect that a "for cause" termination has on the holder's Options granted under the Plan) that the Company, acting in good faith based upon the information then known to the Company, determines that the Option holder has: (1) repeatedly failed to perform in a material respect his obligations under any employment agreement with the Company without proper reason and has not cured such failure in a reasonable time after receiving notice from the Company, (2) willfully engaged in illegal conduct or gross misconduct that is materially injurious to the Company, or (3) breached the provisions of any confidentiality agreement or confidentiality provisions of any employment agreement with the Company.

        For purposes of this provision, no act or failure to act, on the part of the Option holder, shall be considered "willful" unless it is done, or omitted to be done, by the Option holder in bad faith or without reasonable belief that the Option holder's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the chief executive officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Option holder in good faith and in the best interests of the Company. No termination of the Option holder for Cause will be effective unless adopted pursuant to a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose, and communicated to the Option holder by written notice that explains the basis on which Cause has been found.

        (d)  "Change in Control" means any of the following:

          (i)    Approval by the stockholders of the Company of the dissolution or liquidation of the Company;

          (ii)  Approval by the stockholders of the Company of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not subsidiaries or other affiliates, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by stockholders of the Company immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Company's securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization, but including in such determination any securities of the other parties to such reorganization held by affiliates of the Company);

          (iii)  Approval by the stockholders of the Company of the sale of substantially all of the Company's business and/or assets to a person or entity which is not a subsidiary or other affiliate;

          (iv)  Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 40% of the combined voting power of the Company's then outstanding securities entitled to then vote generally in the election of directors of the Company; or

          (v)  During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's stockholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved.

        (e)  "Code" means the Internal Revenue Code of 1986, as amended.

        (f)    "Committee" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

        (g)  "Company" means Versicor Inc., a Delaware corporation.

        (h)  "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

        (i)    "Continuous Status as an Employee, Director or Consultant" means that the service of an individual to the Company, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Board or the chief executive officer of the Company may determine, in that party's sole discretion, whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board or the chief executive officer of the Company, including sick leave, military leave, or any other personal leave; or (ii) transfers between the Company, Affiliates or their successors.

        (j)    "Director" means a member of the Board.

        (k)  "Employee" means any person, including officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

        (l)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (m)  "Fair Market Value" means the last reported sales price on the relevant date of a share of the Company's common stock as listed in the Western Edition of the Wall Street Journal, or if there are no reported sales on such date, then the last reported sales price on the next preceding day on which such a sale is transacted.

        (n)  "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option under Section 422 of the Code.

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        (o)  "Option" means a stock option granted pursuant to the Plan. Each Option granted pursuant to the Plan shall be a Nonstatutory Stock Option.

        (p)  "Optionee" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        (q)  "Plan" means this 2002 Stock Option Plan.

        (r)  "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect with respect to the Company at the time discretion is being exercised regarding the Plan.

        (s)  "Securities Act" means the Securities Act of 1933, as amended.

        (t)    "Option Agreement" means a written agreement between the Company and the recipient of an Option evidencing the terms and conditions of the particular Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

3.    ADMINISTRATION.

        (a)  The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

        (b)  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (1)  To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option will be granted; when and how each Option shall be granted; and the provisions of each Option granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to an Option and the number of shares with respect to which an Option shall be granted to each such person.

          (2)  To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (3)  To amend the Plan or an Option as provided in Section 11; provided, however, that the Board shall not have the power to reprice any Option once granted, except for adjustments resulting from a stock split, reverse stock split, or similar change to the outstanding capital stock, as provided in Section 10.

          (4)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

        (c)  The Board may delegate administration of the Plan to a committee of the Board composed of not fewer than two (2) members (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more members any of the administrative powers the Committee is authorized to exercise (any references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Options to eligible persons who are not then subject to Section 16 of the Exchange Act.

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4.    SHARES SUBJECT TO THE PLAN.

        (a)  Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Options shall not exceed in the aggregate 844,720 shares of the Company's common stock. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Option shall revert to and again become available for issuance under the Plan.

        (b)  The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.    ELIGIBILITY.

        Options may be granted only to Employees, Directors and Consultants.

6.    OPTION PROVISIONS.

        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        (a)  Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

        (b)  Price. The exercise price of each Option shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the Option on the date the Option is granted. For this purpose, "fair market value" shall mean Fair Market Value unless, as to any particular Option granted to a non-U.S. Employee, Director or Consultant, the Board or Committee determines that another definition of fair market value is necessary or advisable in order to qualify the option for favorable tax treatment under applicable foreign law (an alternative definition of fair market value for this purpose could, without limitation, be based on the closing price of the stock underlying the Option on a different day than the day relevant for purposes of determining Fair Market Value, or be based on an average of trading or closing prices of the stock underlying the Option for a particular day or other period of time). Notwithstanding the foregoing, an Option may be granted with an exercise price lower than the fair market value of the stock subject to the Option if such Option is granted pursuant to an assumption or substitution for another option.

        (c)  Consideration. The purchase price of stock acquired pursuant to an Option shall be paid either in cash or by check at the time the Option is exercised.

        (d)  Transferability. An Option shall only be transferable by the Optionee upon such terms and conditions as are set forth in the Option Agreement for such Option, as the Board or the Committee shall determine in its discretion or pursuant to a domestic relations order. The person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

        (e)  Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on

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performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

        (f)    Termination of Employment or Relationship as a Director or Consultant. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

        An Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee, Director, or Consultant (other than upon the Optionee's death or disability) would result in liability under Section 16(b) of the Exchange Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in such liability under Section 16(b) of the Exchange Act. Finally, an Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (other than upon the Optionee's death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the first paragraph of this subsection 6(f), or (ii) the expiration of a period of three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant during which the exercise of the Option would not be in violation of such registration requirements.

        (g)  Disability of Optionee. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

        (h)  Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Option Agreement after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option as of the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to

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exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

7.    COVENANTS OF THE COMPANY.

        (a)  During the terms of the Options, the Company shall keep available at all times the number of shares of stock required to satisfy such Options.

        (b)  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Option; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

8.    USE OF PROCEEDS FROM STOCK.

        Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

9.    MISCELLANEOUS.

        (a)  The Board shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.

        (b)  Neither an Employee, Director or Consultant nor any person to whom an Option is transferred (to the extent such a transfer is otherwise permitted) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

        (c)  Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Employee, Director, Consultant or other holder of Options any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without cause the right of the Company's Board of Directors and/or the Company's stockholders to remove any Director as provided in the Company's By-Laws and the provisions of the Delaware General Corporation Law, or the right to terminate the relationship of any Consultant subject to the terms of such Consultant's agreement with the Company or Affiliate.

        (d)  To the extent provided by the terms of an Option Agreement, the person to whom an Option is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as, a result of the exercise or acquisition of stock under the Option; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

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10.    ADJUSTMENTS UPON CHANGES IN STOCK.

        (a)  If any change is made in the stock subject to the Plan, or subject to any Option (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the type(s) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the outstanding Options will be appropriately adjusted in the type(s) and number of securities and price per share of stock subject to such outstanding Options. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

        (b)  In the event of: (1) a dissolution, liquidation or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; then: (i) any surviving corporation or acquiring corporation shall assume any Options outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 10(b)) for those outstanding under the Plan, or (ii) in the event any surviving corporation or acquiring corporation refuses to assume such Options or to substitute similar stock awards for those outstanding under the Plan, (A) with respect to Options held by persons then performing services as Employees, Directors or Consultants, the vesting of such Options (and, if applicable, the time during which such Options may be exercised) shall be accelerated prior to such event and the Options terminated if not exercised (if applicable) after such acceleration and at or prior to such event, and (B) with respect to any other Options outstanding under the Plan, such Options shall be terminated if not exercised (if applicable) prior to such event.

        (c)  Change in Control Vesting. Unless otherwise provided in the applicable Option Agreement, each Option shall be subject to the special change in control vesting provisions set forth in clause (1) below if the conditions set forth therein are satisfied (notwithstanding any other Continuous Status as an Employee, Director or Consultant vesting provisions herein to the contrary, but subject to any limited exercise period following a termination of such status as may be provided for herein or in the applicable Option Agreement).

          (1)  If an Option holder's Continuous Status as an Employee, Director or Consultant is terminated by the Company or an Affiliate upon or within one year after a Change in Control, and the termination is not the result of the holder's death or disability and is not a termination by the Company or an Affiliate for Cause, then, subject to the other provisions of this Section 10, all outstanding Options held by the holder shall be deemed fully vested immediately prior to such termination.

11.    AMENDMENT OF THE PLAN AND OPTIONS.

        (a)  The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent approval is necessary for the Plan to satisfy the requirements of Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

        (b)  The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval.

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        (c)  Rights and obligations under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

        (d)  The Board at any time, and from time to time, may amend the terms of any one or more Option; provided, however, that the rights and obligations under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing; provided further, that the Board shall not have the power to reprice any Option once granted, except for adjustments resulting from a stock split, reverse stock split, or similar change to the outstanding capital stock, as provided in Section 10.

12.    TERMINATION OR SUSPENSION OF THE PLAN.

        (a)  The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)  Rights and obligations under any Option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the written consent of the person to whom the Option was granted.

13.    EFFECTIVE DATE OF PLAN.

        The Plan shall become effective as of the date it is approved by the Board.

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EXHIBIT B

FORM OF BIOSEARCH SHAREHOLDER VOTING AGREEMENT

        THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of July 30 2002, by and between Versicor Inc., a Delaware corporation ("Versicor"), and the undersigned shareholder (the "Biosearch Shareholder") of Biosearch Italia S.p.A., an Italian joint stock company ("Biosearch").

        THE PARTIES TO THIS AGREEMENT enter into this Agreement on the basis of the following facts, intentions and understandings:

        A.    As of the date hereof, the Biosearch Shareholder has full title to and is entitled to dispose of (or to direct the disposition of) and/or to vote (or to direct the voting of) the number of ordinary shares, nominal value Euro 1 per share, of Biosearch ("Biosearch Ordinary Shares"), set forth opposite such Biosearch Shareholder's name on Schedule I attached hereto (such Biosearch Ordinary Shares are collectively referred to herein as the "Subject Shares") and the Biosearch Shareholder does not own and is not entitled to dispose of or vote any other securities of Biosearch or any other interest in any such securities (collectively, the "Other Biosearch Securities").

        B.    The parties hereto acknowledge that on July 30, 2002 (i) Biosearch's board of directors approved the Plan of Merger (Progetto di Fusione) (the "Merger Plan") in relation to the Merger (as defined below), and (ii) Versicor and Biosearch entered into that certain Agreement and Plan of Merger dated as of July 30, 2002 (together with the Merger Plan, as the same may be amended from time to time, the "Merger Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement), pursuant to which, upon the terms and subject to the conditions thereof, Biosearch will merge with and into Versicor and Versicor shall be the surviving corporation (the "Merger").

        C.    The Biosearch Shareholder, who declares to know the content of the Merger Agreement, in order to induce Versicor to enter into the Merger Agreement and consummate the Merger and the transactions contemplated by the Merger Agreement, and in consideration therefor, has agreed to enter into this Agreement.

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties agree as follows:

ARTICLE I

TRANSFER AND VOTING OF SUBJECT SHARES

        1.1    Transfer of Subject Shares.    Except as may otherwise be agreed upon by Versicor in writing and as contemplated by the terms of this Agreement, from the date hereof through and including the date of the Biosearch Shareholder Approval (as defined in the Merger Agreement), the Biosearch Shareholder shall not, directly or indirectly, (a) transfer (which term shall include, without limitation, any sale, gift, pledge, encumbrance or other disposition), or consent to any transfer of, any or all of the Subject Shares, any Other Biosearch Securities or any interest therein or any voting power in relation thereto, (b) deposit the Subject Shares, any Other Biosearch Securities or any interest therein into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares or grant any proxy, power of attorney or other authorization in or with respect thereto, or (c) enter into any contract, option or other agreement or understanding with respect to any such transfer of any or all of the Subject Shares, any Other Biosearch Securities or any interest therein or any voting power in relation thereto.

        1.2    Agreement to Vote the Subject Shares.    The Biosearch Shareholder shall, at each and every meeting of the shareholders of Biosearch called with respect to any of the following, and at any adjournment or postponement thereof, and in any other circumstances upon which a vote or other approval with respect to any of the following is sought, solely in its capacity as a shareholder of Biosearch, take each and every action and accomplish each and every formality as is necessary to participate in the meetings and vote (and cause to be voted) all of the Subject Shares and each interest therein:

          (a)  in favor of the Merger, the Merger Agreement and the transactions contemplated thereby and, upon the request of Versicor, any actions required in furtherance thereof and hereof, including, without limitation, any proposal to permit Biosearch to adjourn such meeting (an "Adjournment Proposal");

          (b)  against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement), to the extent that such actions require the Biosearch Shareholder's approval or in relation to which such approval is sought: (i) any Alternative Transaction; (ii) a reorganization, recapitalization, dissolution or liquidation of Biosearch; and (iii) (A) any change in the present capitalization of Biosearch or any amendment of the articles of association or similar governing document of Biosearch, (B) any other change in the corporate structure or business of Biosearch; or (C) any other action which, in the case of each of the matters referred to in clauses (A) and (B) above, is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Merger and the other transactions contemplated by the Merger Agreement or this Agreement; and

          (c)  in favor of each other matter relating to the consummation of the transactions contemplated by the Merger Agreement;

provided, however, that upon the request of Versicor, the Biosearch Shareholder shall refrain from participating in such meetings for quorum purposes and the other purposes set forth in this Section 1.2, and shall not participate in any such meeting until such time that Versicor instructs the Biosearch Shareholder to resume attending such meetings for quorum purposes and the other purposes set forth in this Section 1.2.

        1.3    Grant of Irrevocable Proxy; Appointment of Proxy.

          (a)  Concurrently with the execution of this Agreement, and from time to time thereafter (including as soon as a Biosearch Shareholders' Meeting is called concerning any of the matters set forth in Section 1.2 hereof), the Biosearch Shareholder hereby agrees to deliver to Versicor an irrevocable proxy in the form attached hereto as Exhibit A (the "Proxy") with respect to the Subject Shares, which shall be coupled with an interest of Versicor and irrevocable to the fullest extent permissible by law.

          (b)  The Biosearch Shareholder represents that any proxies heretofore given in respect of the Subject Shares are revocable, and that any such proxies are hereby revoked or will be revoked by appropriate notice (or other instrument) prior to or concurrently with the execution and delivery of this Agreement. The Biosearch Shareholder hereby terminates, as of the date immediately before the date of this Agreement, that certain syndicate agreement for block and vote entered into on January 30, 2001 (as amended, the "Prior Biosearch Voting Agreement"), by and among Biosearch and certain managers and shareholders of Biosearch, and represents that the Prior Biosearch Voting Agreement is of no further force or effect as of the date of this Agreement.

          (c)  The Biosearch Shareholder recognizes that the Merger will be of benefit to the Biosearch shareholder and acknowledges that Versicor is incurring costs and expenses in reliance on the representations and agreements of the Biosearch Shareholder set forth in this Agreement. The Biosearch Shareholder hereby affirms and agrees that the Proxies referred to in this Section 1.3 shall be given in connection with the adoption by Versicor of the Merger Agreement, and that such Proxies are given to secure the performance of the duties of the Biosearch Shareholder under this Agreement. The Biosearch Shareholder hereby further affirms and agrees that such Proxies are coupled with an interest of Versicor and are intended to be irrevocable to the fullest extent permissible by law. The Biosearch Shareholder hereby confirms and agrees that the Proxies are

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  effective to consummate the intent of this Agreement to the maximum extent permitted by applicable law.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE BIOSEARCH SHAREHOLDER

        The Biosearch Shareholder hereby represents and warrants to Versicor as follows:

        2.1    Ownership of Subject Shares; Agreements.

          (a)  On the date hereof, the Biosearch Shareholder owns, directly or indirectly, and has the power to direct the voting of, the Subject Shares set forth next to the Biosearch Shareholder's name set forth on Schedule I attached hereto. On the date hereof, the Subject Shares constitute all of the shares of capital stock of Biosearch or Other Biosearch Securities owned of record or otherwise by the Biosearch Shareholder or as to which such Biosearch Shareholder has the power to direct the voting of such shares. The Biosearch Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Article 1 hereof, sole power of disposition, sole power of conversion, sole power (if any) to demand, appraisal or rescission rights, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Biosearch Shareholder's Subject Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

          (b)  As of the date hereof, the Biosearch Shareholder is not a party to any other agreement in respect of the capital stock of Biosearch or any Other Biosearch Securities, including, without limitation, (i) any voting agreement or arrangement, (ii) any agreement or arrangement to grant a proxy or power of attorney or other authorization, or (iii) any other contract, option or other agreement or understanding, in each instance except as contemplated hereby.

        2.2    Power; Binding Agreement.    The Biosearch Shareholder has all requisite powers and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Biosearch Shareholder shall not violate any agreement to which the Biosearch Shareholder is a party, including, without limitation, the Prior Biosearch Voting Agreement, or any other voting agreement, proxy arrangement, pledge agreement, shareholders agreement, voting trust or trust agreement. This Agreement has been duly and validly executed and delivered by the Biosearch Shareholder to Versicor and constitutes a legally valid and binding obligation of the Biosearch Shareholder, enforceable against the Biosearch Shareholder in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally, or (b) general principles of equity relating to enforceability, whether considered in a proceeding at law or in equity. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Biosearch Shareholder is a trustee whose consent is required for the execution and delivery of this Agreement or the compliance by the Biosearch Shareholder with the terms hereof. If the Biosearch Shareholder is a natural person and is married, and the Subject Shares constitute community property or the Biosearch Shareholder otherwise needs spousal or other similar approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Biosearch Shareholder's spouse, enforceable against such spouse in accordance with its terms.

        2.3    No Conflicts.    None of the execution and delivery of this Agreement by the Biosearch Shareholder, the consummation by the Biosearch Shareholder of the transactions contemplated hereby or compliance by the Biosearch Shareholder with any of the provisions hereof shall (a) conflict with or violate any agreement, law, rule, regulation, order, judgment or decision or other instrument binding upon the Biosearch Shareholder or any of the Biosearch Shareholder's properties or assets, nor require

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any consent, notification, regulatory filing or approval which has not been obtained, (b) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give to any third party a right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Biosearch Shareholder is a party or by which the Biosearch Shareholder or any of its properties or assets may be bound or affected, or (c) in the case of a Biosearch Shareholder that is other than a natural person, conflict with, or result in any breach of, any organizational documents applicable to the Biosearch Shareholder.

        2.4    No Liens.    Except as established hereby, the Subject Shares (with the exception of the Subject Shares which are not owned by the Biosearch Shareholder, but for which the Biosearch Shareholder exercises the relevant voting power) are now and, at all times during the term hereof will be, held by the Biosearch Shareholder, or by a nominee or custodian for the benefit of the Biosearch Shareholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever.

        2.5    No Solicitation.    The Biosearch Shareholder hereby agrees, in the Biosearch Shareholder's capacity as a shareholder of Biosearch, that neither the Biosearch Shareholder nor any of the Biosearch Shareholder's subsidiaries, if applicable, shall (and the Biosearch Shareholder shall cause the Biosearch Shareholder's officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents, advisors and representatives not to), directly or indirectly, take any action to solicit, initiate, encourage, facilitate, participate in or initiate discussions or negotiations with, or provide any information to, any person (other than Versicor or any of its affiliates or representatives) concerning any Alternative Proposal; provided, however, that nothing contained in this Section 2.5 shall restrict the Biosearch Shareholder or any officer, director or employee of the Biosearch Shareholder or the Biosearch Shareholder's subsidiaries, if applicable, from taking any action in his or her capacity as a director, officer or employee of Biosearch which is permitted to be taken pursuant to Section 4.4 of the Merger Agreement.

        2.6    No Purchases Within 12 Months.    The Biosearch Shareholder has not, during the period from and including the date twelve (12) months prior to the date hereof through and including the date hereof, purchased, obtained or acquired in any manner whatsoever (other than in connection with a stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Biosearch affecting the Biosearch Ordinary Shares) any Biosearch Ordinary Shares.

        2.7    Accuracy of Representations.    The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times until termination of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES
OF VERSICOR

        On the date hereof, Versicor (a) does not own, directly or indirectly any shares of Biosearch Ordinary Shares or Other Biosearch Securities and (b) except for this Agreement, the Brioni Shareholder Voting Agreement dated as of July 30, 2002, by and between Versicor and 3i Group plc, the Merger Agreement and the transactions contemplated by those agreements, is not a party to any agreement in respect of the capital stock of Biosearch or any Other Biosearch Securities, including, without limitation, (i) any voting agreement or arrangement, (ii) any agreement or arrangement to grant a proxy or power of attorney or other authorization, or (iii) any other contract, option or other agreement or understanding, in each instance except as contemplated hereby.

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ARTICLE IV

COVENANTS

        4.1    Further Assurances.    From time to time and without any additional consideration, upon the request of Versicor, the Biosearch Shareholder shall execute and deliver to Versicor such additional instruments containing grants of proxy with respect to the Subject Shares (which grants of proxy shall be in substantially the form described in Section 1.3(a) hereof) as Versicor may reasonably request in connection with the Biosearch Shareholder's obligations under this Agreement.

        4.2    Waiver of Rescission Rights.    To the fullest extent enforceable under applicable law, the Biosearch Shareholder hereby undertakes not to exercise, and therefore waives, any rights of withdrawal or rescission with respect to the Merger that the Biosearch Shareholder may have.

        4.3    No Inconsistent Actions.    The Biosearch Shareholder shall not, nor shall it permit any of its directors, officers, partners, employees or agents or any investment banker, attorney or other adviser or representative of the Biosearch Shareholder to, directly or indirectly, take any action that would in any way restrict, limit or interfere with the performance of the Biosearch Shareholders obligations hereunder or the transactions contemplated hereby or by the Merger Agreement, or which shall cause any of the representations set forth in Article 2 of this Agreement to become untrue. In this regard, the Biosearch Shareholder hereby agrees that it shall not, during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, purchase, obtain or acquire in any manner whatsoever (other than in connection with a stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Biosearch affecting the Biosearch Ordinary Shares) any Biosearch Ordinary Shares or any capital stock of Biosearch or any Other Biosearch Securities.

        4.4    Reasonable Efforts.    Subject to the terms and conditions of this Agreement, Versicor agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

        4.5    Permitted Actions.    The parties hereto hereby agree and acknowledge that nothing contained in this Agreement shall restrict the Biosearch Shareholder or any officer, director or employee of the Biosearch Shareholder or the Biosearch Shareholder's subsidiaries (if applicable) from taking any action in his or her capacity as a director, officer or employee of Biosearch which is permitted to be taken pursuant to Section 4.4 of the Merger Agreement.

ARTICLE V

TERMINATION

        Other than Article VI hereof (which shall survive in any event), this Agreement and the covenants, representations and warranties, agreements and irrevocable proxy or proxies contained herein or granted pursuant hereto shall automatically terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with Article VII thereof, and (ii) the consummation of the Merger. Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby or by the Merger Agreement on the part of any party hereto or any of its directors, officers, partners, stockholders, employees, agents, advisors, representatives or affiliates; provided, however, that nothing herein shall relieve any party from any liability for such party's willful breach of this Agreement; and provided further, that nothing herein shall limit, restrict, impair, amend or otherwise modify the rights, remedies, obligations or liabilities of any person under any other contract or agreement, including without limitation, the Merger Agreement.

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ARTICLE VI

MISCELLANEOUS

        6.1    Specific Performance.    Each party hereto recognizes and agrees that, if for any reason any of the provisions of this Agreement are not performed by the other parties in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused to the non-breaching parties for which money damages would not be an adequate remedy. Accordingly, the parties agree that, in addition to any other available remedies, the non-breaching parties shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement without the necessity of the non-breaching parties posting a bond or other form of security. In the event that any action should be brought in equity to enforce the provisions of this Agreement, the breaching party will not allege, and the breaching party hereby waives the defense, that there is an adequate remedy at law.

        6.2    Severability.    Any term or provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction by any rule or law or public policy shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Agreement or affecting the validity, legality or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Without limiting the foregoing, upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

        6.3    Entire Agreement; Amendments.    This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may not be amended except by an instrument in writing signed by each of the parties against whom such amendment is sought to be enforced.

        6.4    Assignment.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        6.5    Headings.    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        6.6    Notices.    All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by express courier (providing proof of delivery) or communicated by confirmed facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to the Biosearch Shareholder, to the addresses set forth next to the Biosearch Shareholder's name on Schedule II attached hereto, and

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          (b)  if to Versicor, to:

      Versicor Inc.
      34790 Ardentech Court
      Fremont, California 94555
      Facsimile: (510) 739-3003
      Attention:  Mr. George F. Horner, III
                          Dov A. Goldstein, M.D.

      with a copy to:

      O'Melveny & Myers LLP
      Embarcadero Center West
      275 Battery Street, Suite 2600
      San Francisco, CA 94111
      Facsimile: (415) 984-8701
      Attention: Peter T. Healy, Esq.

        6.7    Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

          (a)  This Agreement and the transactions contemplated hereby, and all disputes between the parties under or related to this Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

          (b)  Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware state court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware state court or, to the extent permitted by law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware state or Federal court, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding any such Delaware state or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.6 hereof. Each party not located in the United States irrevocably appoints CT Corporation System, which currently maintains a Delaware office at 1209 Orange Street, Wilmington, Delaware 19801, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the State of Delaware. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          (c)  EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION,

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  PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY THE ENFORCEMENT OF EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.7(C).

        6.8    Counterparts; Effectiveness.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[Signature page follows.]

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        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first written above.

"VERSICOR"
VERSICOR INC., a Delaware corporation
By:	George F. Horner III President and Chief Executive Officer
"BIOSEARCH SHAREHOLDER"

Name:

[SIGNATURE PAGE TO BIOSEARCH SHAREHOLDER VOTING AGREEMENT]

S-1

SCHEDULE I

LIST OF BIOSEARCH SHAREHOLDERS

Registered Holder	Number of Shares Subject to This Agreement
Claudio Quarta	1,345,968
Francesco Parenti	674,485

Schedule I

SCHEDULE II

NOTICES

Biosearch Shareholder	Notice To:	With a Copy To:
Claudio Quarta	c/o Biosearch Italia, S.p.A. Via Roberto Lepetit n. 34 Gerenzano, Italy 21040 Facsimile: 011 3902 96474 400	Studio Legale Chiomenti Via A. Boito n.8 Milan, Italy 20121 Facsimile: 011 39027215 7230 Attention: Paolo Giacometti
Francesco Parenti	c/o Biosearch Italia, S.p.A. Via Roberto Lepetit n. 34 Gerenzano, Italy 21040 Facsimile: 011 3902 96474 400	Studio Legale Chiomenti Via A. Boito n.8 Milan, Italy 20121 Facsimile: 011 39027215 7230 Attention: Paolo Giacometti

Schedule II

EXHIBIT A TO
BIOSEARCH SHAREHOLDER VOTING AGREEMENT

FORM OF IRREVOCABLE PROXY

        The undersigned shareholder of Biosearch Italia S.p.A., an Italian joint stock company ("Biosearch"), born in                        ,                         on                         , [in his/her capacity as legal representative of                        , with its registered office at                        ,                         ], hereby irrevocably (to the fullest extent permitted by law) appoints George F. Horner III and Dov A. Goldstein, M.D., and each of them individually, in their capacities as Chief Executive Officer and Chief Financial Officer of Versicor Inc., a Delaware corporation ("Versicor"), and any successor in any office of Versicor currently held by either or both, as the undersigned's attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of the undersigned, to represent the undersigned at the Biosearch Shareholders' Meeting, and to vote and exercise all other rights belonging to the undersigned in his/her/its capacity as a shareholder of Biosearch with respect to all of ordinary shares, nominal value Euro 1 per share, of Biosearch ("Biosearch Ordinary Shares"), that now are or hereafter may be beneficially owned by the undersigned, or the voting power or title over which may be acquired by the undersigned on or after the date hereof (the "Subject Shares"):

        (a)  in favor of the Merger, the Merger Agreement and the transactions contemplated thereby, and any actions required in furtherance thereof and hereof, including, without limitation, any proposal to permit Biosearch to adjourn such meeting (an "Adjournment Proposal");

        (b)  against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement), to the extent that such actions require the Biosearch Shareholders' approval or in relation to which such approval is sought: (i) any Alternative Transaction; (ii) a reorganization, recapitalization, dissolution or liquidation of Biosearch; and (iii) (A) any change in the present capitalization of Biosearch or any amendment of the articles of incorporation or similar governing document of Biosearch, (B) any other change in the corporate structure or business of Biosearch; or (C) any other action which, in the case of each of the matters referred to in clauses (A) and (B) above, is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely effect the consummation of the Merger and the other transactions contemplated by the Merger Agreement or this Agreement; and

        (c)  in favor of each other matter relating to the consummation of the transactions contemplated by the Merger Agreement.

        The Subject Shares beneficially owned by the undersigned as of the date of this Proxy are listed on Schedule I to that certain Biosearch Shareholder Voting Agreement dated July     , 2002, by and between Versicor and the undersigned (as the same may be amended from time to time, the "Voting Agreement").

        This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest of Versicor and is granted pursuant to the Voting Agreement in consideration of Versicor entering into the Agreement and Plan of Merger dated as of July [    ], 2002 (as the same may be amended from time to time, the "Merger Agreement"), by and between Versicor and Biosearch (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement).

A-1

        Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned hereby ratifies and confirms in advance all that such attorneys-in-fact may lawfully do or cause to be done by virtue of this Proxy.

        Dated: [                        ], 2002

[Name of Biosearch Shareholder]

Name:

A-2

EXHIBIT C

FORM OF VERSICOR STOCKHOLDER VOTING AGREEMENT

        THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of July 30, 2002, by and between Biosearch Italia S.p.A., an Italian joint stock company ("Biosearch"), and the undersigned stockholder (the "Versicor Stockholder") of Versicor Inc., a Delaware corporation ("Versicor").

        THE PARTIES TO THIS AGREEMENT enter into this Agreement on the basis of the following facts, intentions and understandings:

        A.    As of the date hereof, the Versicor Stockholder has full title to and is entitled to dispose of (or to direct the disposition of) and/or vote (or to direct the voting of) the number of shares of common stock, par value $0.001 per share, of Versicor ("Versicor Common Stock"), set forth opposite such Versicor Stockholder's name on Schedule I attached hereto (such shares of Versicor Common Stock are collectively referred to herein as the "Subject Shares").

        B.    The parties hereto acknowledge that on July 30, 2002 (i) Versicor's board of directors approved the Plan of Merger (Progetto di Fusione) (the "Merger Plan") in relation to the Merger (as defined below) and (ii) Versicor and Biosearch entered into that certain Agreement and Plan of Merger dated as of July 30, 2002 (together with the Merger Plan, as the same may be amended from time to time, the "Merger Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement), pursuant to which, upon the terms and subject to the conditions thereof, Biosearch will merge with and into Versicor and Versicor shall be the surviving corporation (the "Merger").

        C.    The Versicor Stockholder, who declares to know the content of the Merger Agreement, in order to induce Biosearch to enter into the Merger Agreement and consummate the Merger and the transactions contemplated by the Merger Agreement, and in consideration therefor, has agreed to enter into this Agreement.

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties agree as follows:

ARTICLE I

TRANSFER AND VOTING OF SUBJECT SHARES

        1.1    Transfer of Subject Shares.    Except as may otherwise be agreed upon by Biosearch in writing and as contemplated by the terms of this Agreement, from the date hereof through and including the date of the Versicor Stockholder Approval (as defined in the Merger Agreement), the Versicor Stockholder shall not, directly or indirectly, (a) transfer (which term shall include, without limitation, any sale, gift, pledge, encumbrance or other disposition), or consent to any transfer of, any or all of the Subject Shares or any interest therein or any voting power in relation thereto, (b) deposit the Subject Shares or any interest therein into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares or grant any proxy, power of attorney or other authorization in or with respect thereto, or (c) enter into any contract, option or other agreement or understanding with respect to any such transfer of any or all of the Subject Shares or any interest therein or any voting power in relation thereto.

        1.2    Agreement to Vote the Subject Shares.    The Versicor Stockholder shall, at each and every meeting of the stockholders of Versicor called with respect to any of the following, and at any adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Versicor with respect to any of the following, and in any other circumstances upon which a vote, consent or other approval with respect to any of the following is sought, solely in its capacity as a stockholder of Versicor, take each and every action and accomplish each and every formality as is necessary to participate in the meetings (if applicable) and vote (or cause to be voted) all of the Subject Shares and each interest therein:

          (a)  in favor of the Merger, the Merger Agreement and the transactions contemplated thereby and, upon the request of Biosearch, any actions required in furtherance thereof and hereof, including, without limitation, any proposal to permit Versicor to adjourn such meeting (an "Adjournment Proposal");

          (b)  against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement), to the extent that such actions require the Versicor Stockholder's approval or in relation to which such approval is sought: (i) any Alternative Transaction; (ii) a reorganization, recapitalization, dissolution or liquidation of Versicor; and (iii) (A) any change in the present capitalization of Versicor or any amendment of the Certificate of Incorporation or similar governing document of Versicor, (B) any other change in the corporate structure or business of Versicor; or (C) any other action which, in the case of each of the matters referred to in clauses (A) and (B) above, is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Merger and the other transactions contemplated by the Merger Agreement or this Agreement; and

          (c)  in favor of each other matter relating to the consummation of the transactions contemplated by the Merger Agreement.

        1.3    Grant of Irrevocable Proxy; Appointment of Proxy.

          (a)  Concurrently with the execution of this Agreement, and from time to time thereafter (including as soon as a Versicor Stockholders' Meeting is called concerning any of the matters set forth in Section 1.2 hereof), the Versicor Stockholder hereby agrees to deliver to Biosearch an irrevocable proxy in the form attached hereto as Exhibit A (the "Proxy") with respect to the Subject Shares, which shall be coupled with an interest and irrevocable to the fullest extent permissible by law.

          (b)  The Versicor Stockholder represents that any proxies heretofore given in respect of the Subject Shares are revocable, and that any such proxies are hereby revoked or will be revoked by appropriate notice (or other instrument) prior to or concurrently with the execution and delivery of this Agreement.

          (c)  The Versicor Stockholder recognizes that the Merger will be of benefit to the Versicor Stockholder and acknowledges that Biosearch is incurring costs and expenses in reliance on the representations and agreements of the Versicor Stockholder set forth in this Agreement. The Versicor Stockholder hereby affirms and agrees that the Proxies set forth in this Section 1.3 are given in connection with the adoption by Biosearch of the Merger Agreement, and that such Proxies are given to secure the performance of the duties of the Versicor Stockholder under this Agreement. The Versicor Stockholder hereby further affirms and agrees that the Proxies are coupled with an interest and are intended to be irrevocable to the fullest extent permissible by law. The Versicor Stockholder hereby confirms and agrees that the Proxies are effective to consummate the intent of this Agreement to the maximum extent permitted by applicable law.

ARTICLE II

REPRESENTATIONS AND WARRANTIES
OF THE VERSACE STOCKHOLDER

        The Versicor Stockholder hereby represents and warrants to Biosearch as follows:

        2.1    Ownership of Subject Shares.    On the date hereof, the Versicor Stockholder owns, directly or indirectly, and has the power to direct the voting of, the Subject Shares set forth next to the Versicor

2

Stockholder's name set forth on Schedule I attached hereto. On the date hereof, the Subject Shares constitute all of the shares of voting capital stock of Biosearch owned of record or otherwise by the Versicor Stockholder or as to which such Versicor Stockholder has the power to direct the voting of such shares. The Versicor Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Article 1 hereof, sole power of disposition, sole power of conversion, sole power (if any) to demand, appraisal or rescission rights, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Versicor Stockholder's Subject Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

        2.2    Power; Binding Agreement.    The Versicor Stockholder has all requisite powers and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Versicor Stockholder shall not violate any agreement to which the Versicor Stockholder is a party, including, without limitation, any voting agreement, proxy arrangement, pledge agreement, stockholders agreement, voting trust or trust agreement. This Agreement has been duly and validly executed and delivered by the Versicor Stockholder, and constitutes a legally valid and binding obligation of the Versicor Stockholder, enforceable against the Versicor Stockholder in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally, or (b) general principles of equity relating to enforceability, whether considered in a proceeding at law or in equity. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Versicor Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the compliance by the Versicor Stockholder with the terms hereof. If the Versicor Stockholder is a natural person and is married, and the Subject Shares constitute community property or the Versicor Stockholder otherwise needs spousal or other similar approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Versicor Stockholder's spouse, enforceable against such spouse in accordance with its terms.

        2.3    No Conflicts.    None of the execution and delivery of this Agreement by the Versicor Stockholder, the consummation by the Versicor Stockholder of the transactions contemplated hereby or compliance by the Versicor Stockholder with any of the provisions hereof shall (a) conflict with or violate any agreement, law, rule, regulation, order, judgment or decision or other instrument binding upon the Versicor Stockholder or any of the Versicor Stockholder's properties or assets, nor require any consent, notification, regulatory filing or approval which has not been obtained, (b) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give to any third party a right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Versicor Stockholder is a party or by which the Versicor Stockholder or any of its properties or assets may be bound or affected, or (c) if the Versicor Stockholder is other than a natural person, conflict with, or result in any breach of, any organizational documents applicable to the Versicor Stockholder.

        2.4    No Liens.    Except as established hereby, the Subject Shares (with the exception of the Subject Shares which are not owned by the Versicor Stockholder, but for which the Versicor Stockholder exercises the relevant voting power) are now and, at all times during the term hereof will be, held by the Versicor Stockholder, or by a nominee or custodian for the benefit of the Versicor Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever.

        2.5    No Solicitation.    The Versicor Stockholder hereby agrees, in the Versicor Stockholder's capacity as a stockholder of Versicor, that neither the Versicor Stockholder nor any of the Versicor Stockholder's subsidiaries, if applicable, shall (and the Versicor Stockholder shall cause the Versicor

3

Stockholder's officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents, advisors and representatives not to), directly or indirectly, take any action to solicit, initiate, encourage, facilitate, participate in or initiate discussions or negotiations with, or provide any information to, any person (other than Biosearch or any of its affiliates or representatives) concerning any Alternative Proposal; provided, however, that nothing contained in this Section 2.5 shall restrict the Versicor Stockholder or any officer, director or employee of the Versicor Stockholder or the Versicor Stockholder's subsidiaries, if applicable, from taking any action in his or her capacity as a director, officer or employee of Versicor which is permitted to be taken pursuant to Section 4.3 of the Merger Agreement.

        2.6    Accuracy of Representations.    The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times until termination of this Agreement.

ARTICLE III

COVENANTS

        3.1    Further Assurances.    From time to time and without any additional consideration, upon the request of Biosearch, the Versicor Stockholder shall execute and deliver to Biosearch such additional instruments containing grants of proxy with respect to the Subject Shares (which grants of proxy shall be in substantially the form described in Section 1.3(a) hereof) as Biosearch may reasonably request in connection with the Versicor Stockholder's obligations under this Agreement.

        3.2    No Inconsistent Actions.    The Versicor Stockholder shall not, nor shall it permit any of its directors, officers, partners, employees or agents or any investment banker, attorney or other adviser or representative of the Versicor Stockholder to, directly or indirectly, take any action that would in any way restrict, limit or interfere with the performance of the Versicor Stockholders obligations hereunder or the transactions contemplated hereby or by the Merger Agreement, or which shall cause any of the representations set forth in Section 2 of this Agreement to become untrue.

        3.3    Reasonable Efforts.    Subject to the terms and conditions of this Agreement, Biosearch agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

        3.4    Permitted Actions.    Nothing contained in this Agreement shall restrict the Versicor Stockholder or any officer, director or employee of the Versicor Stockholder or the Versicor Stockholder's subsidiaries (if applicable) from taking any action in his or her capacity as a director, officer or employee of Versicor which is permitted to be taken pursuant to Section 4.3 of the Merger Agreement.

ARTICLE IV

TERMINATION

        Other than Article V hereof (which shall survive in any event), this Agreement and the covenants, representations and warranties, agreements and irrevocable proxy or proxies contained herein or granted pursuant hereto shall automatically terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with Article VII thereof, and (ii) the consummation of the Merger. Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby or by the Merger Agreement on the part of any party hereto or any of its directors, officers, partners, stockholders, employees, agents, advisors, representatives or affiliates; provided, however, that nothing herein shall relieve any party from any liability for such party's willful

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breach of this Agreement; and provided further, that nothing herein shall limit, restrict, impair, amend or otherwise modify the rights, remedies, obligations or liabilities of any person under any other contract or agreement, including without limitation, the Merger Agreement.

ARTICLE V

MISCELLANEOUS

        5.1    Specific Performance.    Each party hereto recognizes and agrees that, if for any reason any of the provisions of this Agreement are not performed by the other parties in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused to the non-breaching parties for which money damages would not be an adequate remedy. Accordingly, the parties agree that, in addition to any other available remedies, the non-breaching parties shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement without the necessity of the non-breaching parties posting a bond or other form of security. In the event that any action should be brought in equity to enforce the provisions of this Agreement, the breaching party will not allege, and the breaching party hereby waives the defense, that there is an adequate remedy at law.

        5.2    Severability.    Any term or provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction by any rule or law or public policy shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Agreement or affecting the validity, legality or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Without limiting the foregoing, upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

        5.3    Entire Agreement; Amendments.    This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may not be amended except by an instrument in writing signed by each of the parties against whom such amendment is sought to be enforced.

        5.4    Assignment.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        5.5    Headings.    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        5.6    Notices.    All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by express courier (providing proof of delivery) or communicated by confirmed facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to the Versicor Stockholder, to the addresses set forth next to the Versicor Stockholder's name on Schedule II attached hereto,

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      with a copy to:

      O'Melveny & Myers LLP
      275 Battery Street, Suite 2600
      San Francisco, CA 94111
      Facsimile: (415) 984-8701
      Attention: Peter T. Healy, Esq.

      and

          (b)  if to Biosearch, to:

      Biosearch Italia S.p.A.
      Via Roberto Lepetit n.34
      Gerenzano, Italy 21040
      Facsimile: 39 (029) 647-4400
      Attention: Francesco Parenti
                          Claudio Quarta

      with a copy to:

      Studio Legale Chiomenti
      Via A. Boito n.8
      Milan, Italy 20121
      Facsimile: 39 (027) 215-7230
      Attention: Paolo Giacometti

      with a copy to:

      Skadden, Arps, Slate, Meagher & Flom LLP
      525 University Avenue, 11th Floor
      Palo Alto, CA 94301
      Facsimile: (650) 470-4570
      Attention: Kenton J. King, Esq.

        5.7    Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

          (a)  This Agreement and the transactions contemplated hereby, and all disputes between the parties under or related to this Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

          (b)  Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware state court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware state court or, to the extent permitted by law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware state or Federal court, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding any such Delaware state or Federal court. Each

6

  of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.6 hereof. Each party not located in the United States irrevocably appoints CT Corporation System, which currently maintains a Delaware office at 1209 Orange Street, Wilmington, Delaware 19801, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the State of Delaware. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          (c)  EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY THE ENFORCEMENT OF EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.7(c).

        5.8    Counterparts; Effectiveness.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[Signature page follows.]

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        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first written above.

"BIOSEARCH"
BIOSEARCH ITALIA S.p.A., an Italian joint stock company

By:
Claudio Quarta Chief Executive Officer

"VERSICOR STOCKHOLDER"

Name:

[SIGNATURE PAGE TO VERSICOR STOCKHOLDER VOTING AGREEMENT]

S-1

SCHEDULE I

LIST OF VERSICOR STOCKHOLDERS

Versicor Stockholder	Number of Shares Subject to This Agreement
George F. Horner III	17,500
HealthCare Ventures V, L.P.	1,442,869

Schedule I

SCHEDULE II

NOTICES

Versicor Stockholder	Notice To:	With a Copy To:
George F. Horner III	Versicor Inc. 34790 Ardentech Court Fremont, California 94555 Facsimile: (510) 739-3003	O'Melveny & Myers LLP 275 Battery Street, 26th Floore San Francisco, CA 94111 Facsimile: (415) 984-8701 Attention: Peter T. Healy, Esq.
HealthCare Ventures V, L.P.	Healthcare Ventures V, L.P. 44 Nassau Street Princeton, NJ 08452 Attn: James H. Cavanaugh, Ph.D Facsimile: (609) 430-9525	O'Melveny & Myers LLP 275 Battery Street, 26th Floor San Francisco, CA 94111 Facsimile: (415) 984-8701 Attention: Peter T. Healy, Esq.

Schedule II

EXHIBIT A TO
VERSICOR STOCKHOLDER VOTING AGREEMENT

FORM OF IRREVOCABLE PROXY

        The undersigned shareholder of Versicor Inc., a Delaware corporation ("Versicor"), born in                        ,                         on                         , [in his/her capacity as legal representative of                        , with its registered office at                        ,                         ], hereby irrevocably (to the fullest extent permitted by law) appoints Francesco Parenti and Claudio Quarta, and each of them individually, in their capacities as President and Chief Executive Officer of Biosearch Italia S.p.A., an Italian joint stock company ("Biosearch"), and any successor in any office of Biosearch currently held by either or both, as the undersigned's attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of the undersigned, to represent the undersigned at the Versicor Stockholders' Meeting, and to vote and exercise all other rights belonging to the undersigned in his/her/its capacity as a stockholder of Versicor with respect to all of the shares of common stock, par value $0.001 per share, of Versicor ("Versicor Common Stock"), that now are or hereafter may be beneficially owned by the undersigned, or the voting power or title over which may be acquired by the undersigned on or after the date hereof (the "Subject Shares"):

          (a)  in favor of the Merger, the Merger Agreement and the transactions contemplated thereby, and any actions required in furtherance thereof and hereof, including, without limitation, any proposal to permit Versicor to adjourn such meeting (an "Adjournment Proposal");

          (b)  against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement), to the extent that such actions require the Versicor Stockholders' approval or in relation to which such approval is sought: (i) any Alternative Transaction; (ii) a reorganization, recapitalization, dissolution or liquidation of Versicor; and (iii) (A) any change in the present capitalization of Versicor or any amendment of the Certificate of Incorporation or similar governing document of Versicor, (B) any other change in the corporate structure or business of Versicor; or (C) any other action which, in the case of each of the matters referred to in clauses (A) and (B) above, is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely effect the consummation of the Merger and the other transactions contemplated by the Merger Agreement or this Agreement; and

          (c)  in favor of each other matter relating to the consummation of the transactions contemplated by the Merger Agreement

        The Subject Shares beneficially owned by the undersigned as of the date of this Proxy are listed on Schedule I to that certain Versace Stockholder Voting Agreement dated July    , 2002, by and between Biosearch and the undersigned (as the same may be amended from time to time, the "Voting Agreement").

        This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to the Voting Agreement in consideration of Biosearch entering into the Agreement and Plan of Merger dated as of July [    ], 2002 (as the same may be amended from time to time, the "Merger Agreement"), by and between Versicor and Biosearch (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement).

A-1

        Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned hereby ratifies and confirms in advance all that such attorneys-in-fact may lawfully do or cause to be done by virtue of this Proxy.

        Dated: [                        ], 2002

[Name of Versicor Stockholder]

A-2

EXHIBIT D

FORM OF STOCKHOLDERS AGREEMENT

        THIS STOCKHOLDERS AGREEMENT (this "Agreement") is made and entered into as of July 30, 2002, by and among those current and prospective stockholders listed on Schedule I hereto (the "Stockholders") of Versicor Inc., a Delaware corporation (the "Company").

        THE PARTIES TO THIS AGREEMENT enter into this Agreement on the basis of the following facts, intentions and understandings:

        A.    Concurrently with the execution and delivery of this Agreement, the Company and Biosearch Italia S.p.A., an Italian joint stock company ("Biosearch"), have entered into that certain Agreement and Plan of Merger dated as of July 30, 2002 (as the same may be amended from time to time, the "Merger Agreement") pursuant to which, upon the terms and subject to the conditions thereof, Biosearch will merge with and into the Company and the Company shall be the surviving corporation (the "Merger").

        B.    During the term of this Agreement, each Stockholder will "beneficially own" (such term having the meaning as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and be entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) shares of common stock, par value $0.001 per share, of the Company ("Common Shares") (such Common Shares, the "Subject Shares").

        C.    The Stockholders desire to secure continuity and stability of policy and management of the Company.

        D.    In the mutual interest, and for the mutual consideration, of fulfilling a necessary condition of the Merger Agreement so as to permit consummation of the transactions contemplated thereby, each Stockholder hereby acknowledging that the Merger will be a benefit to such Stockholder, the Stockholders enter into this Agreement.

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties agree as follows:

ARTICLE I

COVENANTS OF THE STOCKHOLDERS

        Until the termination of this Agreement, each Stockholder agrees that:

        1.1    Voting of Subject Shares.    The Stockholder shall take such action as may be required so that all Subject Shares owned directly or indirectly by the Stockholder are voted at all duly noticed and convened meetings of holders of Common Shares (i) for nominees to the Board of Directors of the Company who have been recommended by the Company's Board of Directors according to the procedures set forth in Section 14A of the proposed Amended and Restated Bylaws of the Company, which will be in effect at the Effective Time, and (ii) on all other matters submitted to the holders of Common Shares with respect to any Significant Event (as defined below) in accordance with the recommendations of the Company's Board of Directors. As used herein, the term "Significant Event" means any charter or bylaw amendment, acquisition or disposition of assets (by way of merger, consolidation or otherwise), change in capitalization, liquidation or other action out of the ordinary course of business of the Company. The Stockholder shall take such action as may be required so that all Subject Shares owned by the Stockholder shall be present in person or by proxy at all duly noticed and convened meetings of holders of Common Shares of the Company, so that the Subject Shares owned by the Stockholder may be counted for the purpose of determining the presence of a quorum at such meetings.

        1.2    No Other Voting Agreements.    The Stockholder shall not directly or indirectly deposit any Subject Shares in a voting trust and shall not in any other manner, except pursuant to this Agreement, subject any Subject Shares to any arrangement or agreement with respect to the voting thereof.

        1.3    No Solicitation.    The Stockholder shall not directly or indirectly solicit proxies or become a "participant" in a "solicitation" in opposition to the recommendation of the Company's Board of Directors with respect to any matter or in any "election contest" relating to the election of directors of the Company (as such terms are defined in Regulation 14A under the Exchange Act).

ARTICLE II

TERMINATION

        Other than Article IV of this Agreement (which shall survive in any event), this Agreement and the representations, warranties, covenants and agreements contained herein shall terminate at the earlier of (i) the date of termination of the Merger Agreement in accordance with Article VII thereof and (ii) the date that is three (3) years from the Effective Time (as such term is defined in the Merger Agreement).

ARTICLE III

REPRESENTATIONS AND WARRANTIES
OF THE STOCKHOLDERS

        Each Stockholder hereby represents and warrants to each other party hereto as follows:

        3.1    Power; Binding Agreement.    The Stockholder has all requisite power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not violate any agreement to which the Stockholder is a party, including, without limitation, any voting agreement, proxy arrangement, pledge agreement, shareholders agreement, voting trust or trust agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a legally valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally, or (b) general principles of equity relating to enforceability, whether considered in a proceeding at law or in equity. If the Stockholder is a natural person and is married, and the Subject Shares constitute community property or the Stockholder otherwise needs spousal or other similar approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such spouse in accordance with its terms.

        3.2    No Conflicts.    None of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or thereby or compliance by the Stockholder with any of the provisions hereof or thereof shall (a) conflict with or violate any agreement, law, rule, regulation, order, judgment or decision or other instrument binding upon the Stockholder or any of the Stockholder's properties or assets, nor require any consent, notification, regulatory filing or approval which has not been obtained, (b) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give to any third party a right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of its properties or assets may be bound or affected, or (c) if the Stockholder is other than a natural person, conflict with, or result in any breach of, any organizational documents applicable to the Stockholder.

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ARTICLE IV

MISCELLANEOUS

        4.1    Specific Performance.    Each party hereto recognizes and agrees that, if for any reason any of the provisions of this Agreement are not performed by the other parties in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused to the non-breaching parties for which money damages would not be an adequate remedy. Accordingly, the parties agree that, in addition to any other available remedies, the non-breaching parties shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement without the necessity of the non-breaching parties posting a bond or other form of security. In the event that any action should be brought in equity to enforce the provisions of this Agreement, the breaching party will not allege, and the breaching party hereby waives the defense, that there is an adequate remedy at law.

        4.2    Severability.    Any term or provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction by any rule or law or public policy shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Agreement or affecting the validity, legality or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Without limiting the foregoing, upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

        4.3    Entire Agreement; Amendments.    This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Nothing herein is intended or should be construed to modify or amend any of the agreements between Versicor and Biosearch contained in the Merger Agreement. This Agreement may not be amended in a matter that affects the rights or obligations of any Stockholder hereunder, except by an instrument in writing signed by such Stockholder and each of the other Stockholders. After the date of this Agreement, other stockholders or prospective stockholders of the Company who agree to the terms of this Agreement may become parties to this Agreement by executing a counterpart to this Agreement as evidence thereof. Notwithstanding the foregoing, the inclusion of such stockholders and prospective stockholders shall not be deemed an amendment to this Agreement which would require the written consent of any of the Stockholders.

        4.4    Assignment.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any Stockholder without the prior written consent of each of the other Stockholders. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        4.5    Headings.    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        4.6    Notices.    All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by express courier (providing proof of delivery) or communicated by confirmed facsimile to the parties at the addresses (or at such other address for a party as shall be specified by like notice) set forth next to the Stockholder's name on Schedule II hereto, with a copy to the President of the Company.

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        4.7    Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

          (a)  This Agreement and the transactions contemplated hereby, and all disputes between the parties under or related to this Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

          (b)  Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware state court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware state court or, to the extent permitted by law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware state or Federal court, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding any such Delaware state or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 4.6 hereof. Each party not located in the United States irrevocably appoints CT Corporation System, which currently maintains a Delaware office at 1209 Orange Street, Wilmington, Delaware 19801, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the State of Delaware. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          (c)  EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.7(C).

        4.8    Counterparts; Effectiveness.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[Signature page follows.]

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        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first written above.

THE "STOCKHOLDERS"
George F. Horner III
Claudio Quarta
James H. Cavanaugh, Ph.D.
Francesco Parenti

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

S-1

SCHEDULE I

LIST OF SUBJECT SHARES

Stockholder	Number of Shares Beneficially Owned as of the Date Hereof or to be Beneficially Owned at the Effective Time
George F. Horner III	17,500
Claudio Quarta	2,154,875
James H. Cavanaugh, Ph.D.	10,179
Francesco Parenti	1,193,838

Schedule I

SCHEDULE II

NOTICES

Stockholder	Notice to:	With a Copy to:*
George F. Horner III	Versicor Inc. 34790 Ardentech Court Fremont, California 94555 Facsimile: (510) 739-3003	O'Melveny & Myers LLP 275 Battery Street, 26th Floor San Francisco, CA 94111 Facsimile: (415) 984-8701 Attention: Peter T. Healy, Esq.
Claudio Quarta	c/o Biosearch Italia, S.p.A. Via Roberto Lepetit n. 34 Gerenzano, Italy 21040 Facsimile: 011 3902 96474 400	Studio Legale Chiomenti Via A. Boito n.8 Milan, Italy 20121 Facsimile: 011 39027215 7230 Attention: Paolo Giacometti
James H. Cavanaugh, Ph.D.	Healthcare Ventures V, L.P. 44 Nassau Street Princeton, NJ 08452 Facsimile: (609) 430-9525	O'Melveny & Myers LLP 275 Battery Street, 26th Floor San Francisco, CA 94111 Facsimile: (415) 984-8701 Attention: Peter T. Healy, Esq.
Francesco Parenti	c/o Biosearch Italia, S.p.A. Via Roberto Lepetit n. 34 Gerenzano, Italy 21040 Facsimile: 011 3902 96474 400	Studio Legale Chiomenti Via A. Boito n.8 Milan, Italy 20121 Facsimile: 011 39027215 7230 Attention: Paolo Giacometti

*
plus, in all cases, with a copy to the President of the Company.

Schedule II

EXHIBIT E

FORM OF EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into by and between Versicor Inc., a Delaware corporation (the "Company"), and                        (the "Executive"), as of this 30th day of July, 2002 (the "Execution Date").

        THE PARTIES ENTER THIS AGREEMENT on the basis of the following facts, understandings and intentions:

        A.    The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to assure that the Company will continue to obtain the services of the Executive and, therefore, the Board of the Company desires to provide the Executive with the benefits set forth in this Agreement.

        B.    The Executive represents to the Company that the Executive is currently employed by Biosearch Italia S.p.A., an Italian joint stock company ("Biosearch"), and in good standing with Biosearch, and that subject to the closing of the merger of Biosearch with and into the Company (the "Merger") pursuant to that certain Agreement and Plan of Merger dated as of July 30, 2002 (the "Merger Agreement"), by and between the Company and Biosearch, the Executive desires to be employed by the Company and to render to the Company the services contemplated under this Agreement. The Company desires to continue to obtain the services of the Executive in accordance with the terms of this Agreement.

        C.    The Effective Time (as defined in the Merger Agreement) regarding the Merger shall be the "Effective Date" of this Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

        1.    Employment Period.    On the Effective Date, the Company hereby agrees to continue to employ the Executive, and the Executive hereby accepts the continuation of such employment with the Company, subject to the terms and conditions of this Agreement, for an indefinite period of time until the termination of this Agreement.

        2.    Duties.

          2.1  From and after the Effective Date until the termination of this Agreement, the Executive shall serve as the [INSERT TITLE] of the Company, and shall have such other duties and responsibilities as the Board or the Chief Executive Officer of the Company shall determine from time to time.

          2.2  From and after the Effective Date until the termination of this Agreement, the Executive shall be in the exclusive employment of the Company and agrees to devote substantially all of the Executive's time, energy and ability to the business of the Company; provided, however, nothing contained in this Agreement shall prevent the Executive, upon receiving the prior written approval of the Board, from serving as a non-executive director or trustee of other corporations or businesses that are not in competition with the business of the Company or in competition with any present or future affiliate of the Company, provided such service does not interfere with the Executive's duties and responsibilities hereunder.

        3.    Compensation.

          3.1    Base Salary.    Beginning on the Effective Date, the Company shall pay to the Executive a base salary at the rate of [            ] (EURO) per calendar year of completed employment (the "Base Salary"). Such Base Salary shall be earned monthly on a prorated basis and shall be payable in periodic installments no less frequently than monthly in accordance with the Company's

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  customary practices. Any amounts payable hereunder shall be reduced by standard withholding and other authorized and customary deductions. The Company shall review the Executive's Base Salary at least annually.

          3.2    Annual Bonus.    Subject to the following conditions, the Executive's annual bonus opportunity for each full calendar year of employment with the Company shall be up to 30% of the Executive's then applicable Base Salary, subject to the Executive's completion and performance of objectives established by the Company:

          3.2.1  the Executive's annual bonus opportunity for calendar year 2002 shall be prorated for the portion of the calendar year that the Executive is actually employed by the Company; and

          3.2.2  the Executive must be employed by the Company under this Agreement on the date the Company distributes the annual bonuses to the executives of the Company in order to be eligible for the annual bonus under this Section 3.2.

          3.3    New Stock Options.    Subject to the following conditions, the approval thereof by the Board and the closing of the Merger (collectively, the "Stock Option Conditions"), the Company shall grant the Executive a stock option (the "New Option") to purchase up to [INSERT OPTION NUMBER] shares of the Company's common stock (the "Common Stock") (such number of shares to be adjusted to reflect stock splits, reverse stock splits, stock dividends, and similar changes in capitalization of the Company after the Effective Date):

          3.3.1  The per share exercise price for the shares of the Common Stock issuable upon exercise of the New Options so issued shall be determined by the Board of Directors of the Company or a committee thereof as of the Effective Date, to be equal to the fair market value of the Company's common stock on The Nasdaq National Market on the Effective Date. For the purposes of the New Option, "fair market value" shall mean the greater of (x) the closing price of shares of the Common Stock on The Nasdaq National Market on the Effective Date, and (y) the average of the closing prices for a share of the Common Stock on The Nasdaq National Market for each trading day during the one-month period immediately preceding the Effective Date.

          3.3.2  The New Option shall be granted under the Company's 2001 Stock Option Plan or such other plan as the Company may elect, in its sole discretion (the "2001 Plan"), and (i) shall be granted subject to the terms of the 2001 Plan, and (ii) shall be evidenced by and granted subject to the terms of a stock option agreement in substantially the form attached hereto as Exhibit A ("Form of New Stock Option Agreement").

          3.3.3  The Executive acknowledges having received a copy of the 2001 Plan and the Form of New Stock Option Agreement.

          3.3.4  Subject to your continued employment by the Company, the New Option shall vest as follows: (i) 25% on the one year anniversary of the vesting commencement date of the New Option, and (ii) thereafter, 75% at a monthly rate of 1/36th each month in arrears. The New Option shall be exercisable only to the extent then vested and in accordance with the terms of the Form of New Stock Option Agreement.

          3.4    Replacement Stock Options.    Subject to the Stock Option Conditions, the Company shall grant the Executive a stock option (the "Replacement Option") to purchase up to [INSERT OPTION NUMBER] shares of Common Stock (such number of shares to be adjusted to reflect stock splits, reverse stock splits, stock dividends, and similar changes in capitalization of the Company after the Effective Date):

          3.4.1  The per share exercise price for the shares of the Common Stock issuable upon exercise of the Replacement Options so issued shall be determined by the Board of Directors

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    of the Company or a committee thereof as of the Effective Date, to be equal to the fair market value of the Company's common stock on The Nasdaq National Market on the Effective Date. For the purposes of the Replacement Option, "fair market value" shall mean the greater of (x) the closing price of shares of the Common Stock on The Nasdaq National Market on the Effective Date, and (y) the average of the closing prices for a share of the Common Stock on The Nasdaq National Market for each trading day during the one-month period immediately preceding the Effective Date.

          3.4.2  The Replacement Option shall be granted under the Company's 2002 Stock Option Plan or such other plan as the Company may elect, in its sole discretion (the "2002 Plan"), and (i) shall be granted subject to the terms of the 2002 Plan, and (ii) shall be evidenced by and granted subject to the terms of a stock option agreement in substantially the form attached hereto as Exhibit B ("Form of Replacement Stock Option Agreement").

          3.4.3  The Executive acknowledges having received a copy of the 2002 Plan and the Form of Replacement Stock Option Agreement.

          3.4.4  Subject to your continued employment by the Company, the Replacement Option shall vest as follows: (i) 25% on the one year anniversary of the vesting commencement date of the Replacement Option, and (ii) thereafter, 75% at a monthly rate of 1/36th each month in arrears. The Replacement Option shall be exercisable only to the extent then vested and in accordance with the terms of the Form of Replacement Stock Option Agreement.

          3.4.5  In consideration of the grant of the Replacement Option pursuant to this Section 3.4, the Executive hereby (a) consents to the termination of the stock option regulation dated July 27, 2001 (the "Biosearch Stock Option Plan"), and the options to purchase shares of Biosearch Ordinary Shares issued to Executive thereunder pursuant to the minutes of the board of directors of Biosearch dated February 6, 2002 (the "Biosearch Stock Options"), (b) acknowledges and agrees that, as of the Effective Date, the Executive shall have no further rights under the Biosearch Stock Option Plan or any Biosearch Stock Options, and (c) waives any and all rights with respect to the Biosearch Stock Option Plan and all Biosearch Stock Options and any action for damages, repayment or otherwise in respect of Biosearch Stock Option Plan or any Biosearch Stock Options.

          3.5    Expenses.    The Executive shall be entitled to receive reimbursement for all reasonable employment expenses incurred by the Executive in accordance with the policies, practices and procedures of the Company, as they may change from time to time, to the extent such expenses are being reimbursed to other executives of the Company at the Executive's level.

          3.6    Fringe Benefits.    The Executive shall be entitled to fringe benefits in accordance with the plans, practices, programs and policies of the Company, as they may change from time to time, to the extent such fringe benefits are offered to other executives of the Company at the Executive's level.

          3.7    Plan Amendments.    The Company reserves the right to modify, suspend or discontinue any and all of its executive plans, practices, policies and programs, as they may change, at its sole discretion and at any time without recourse by the Executive, so long as such action is taken generally with respect to other similarly situated executives resident in Italy and does not single out the Executive.

        4.    Confidential Information.

          4.1  The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during

3

  the Executive's employment by the Company and which shall not be or become public knowledge (other than by acts by the Executive or the Executive's representatives in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

          4.2  The Executive agrees that all lists, materials, books, files, reports, correspondence, records, and other documents ("Company Material") used, prepared, or made available to the Executive, shall be and shall remain the property of the Company. Upon the termination of the Executive's employment under this Agreement, all Company Materials shall be returned immediately to the Company, and the Executive shall not make or retain any copies thereof.

        5.    Non-Competition; Non-Solicitation; Injunctive Relief.

          5.1  The Executive agrees that from and after the Effective Date until the termination of this Agreement, the Executive shall not undertake the formation or creation of any business activity competitive with the business of the Company, or engage in any business or trade or have any interest in any person, firm, corporation or entity (whether as an employee, independent contractor, officer, director, shareholder, consultant, advisor or otherwise) that engages in any business or trade in Italy which business or trade is competitive with the Company's business. The Executive further agrees that, from and after the Effective Date until the termination of this Agreement, the Executive shall not, either directly or indirectly, solicit any of the Company's employees, officers, directors, representatives, clients, partners or collaborators (including, without limitation, any customer, supplier, licensee, licensor or other business relation of the Company) to work for or with the Executive in a business competitive to the Company or to work for a competitor of the Company.

          5.2  Subject to Section 2.2 of this Agreement, from and after the termination of this Agreement and for a period of twelve months thereafter (the "Expiration Date"), the Executive hereby agrees that the Executive shall not, without the Board's prior written consent, directly or indirectly undertake the formation or creation of any business activity competitive with the business of the Company, or engage in any business or trade, or have any interest in any person, firm, corporation or entity (whether as an employee, independent contractor, officer, director, shareholder, consultant, advisor or otherwise) that engages in any business or trade in Italy which business or trade is competitive with the Company's business. The Executive further agrees that, from and after the termination of this Agreement through and including the Expiration Date, the Executive shall not either directly or indirectly, solicit any of the Company's employees, officers, directors, representatives, clients, partners or collaborators (including, without limitation, any customer, supplier, licensee, licensor or other business relationship of the Company) to work for or with the Executive in a business competitive to the Company or to work for a competitor of the Company.

          5.3  The Executive acknowledges that a breach by the Executive of any of the provisions of this Section 5 will cause the Company irreparable harm and that the Company shall be entitled to injunctive and other equitable relief against the Executive to prevent a breach or threatened breach of any provision hereof, in addition to any other remedies the Company may have, and that the provisions of this Section 5 shall be specifically enforceable against the Executive in accordance with their terms.

          5.4  As consideration for the non-competition covenants contained in this Section 5, the Executive shall be entitled to a gross sum equal to 33% of the Executive's then applicable Base Salary (the "Consideration"), which will be paid in a single installment on the Expiration Date.

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          5.5  In the event that the Executive does not comply with the non-competition obligation provided herein, the Executive shall pay to the Company, as a penalty, a sum equal to two (2) times the Consideration, plus any additional damages suffered by the Company.

        6.    Waiver.    No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

        7.    Modifications.    This Agreement may not be amended or modified other than by a written agreement executed by the Executive and the Company.

        8.    Proprietary Information and Inventions Agreement; Other.    As a condition of the Executive's employment, the Executive shall execute (a) the Company's standard form Proprietary Information and Inventions Agreement (which shall be effective from and after the date of the Executive's commencement of employment with Biosearch), and (b) the Company's standard form Insider Trading Policy.

        9.    Construction.    The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

        10.    Communications.    All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, by telecopy, telex or equivalent form of written telecommunication or if sent by registered or certified mail, return receipt requested, postage prepaid, as follows:

To Company:	Versicor Inc. 34790 Ardentech Ct. Fremont, California 94555 Attention: Corporate Secretary Fax: (510) 739-3085
With copy to:	O'Melveny & Myers LLP Embarcadero Center West 275 Battery Street, 26th Floor San Francisco, California 94111 Attention: Peter T. Healy, Esq. Fax: (415) 984-8701
To Executive:	c/o [Executive] Via Roberto Lepetit n. 34 Gerenzano, Italy 21040 Fax: 39 (029) 647-4400

Either party may change the address at which notice shall be given by written notice given in the above manner. All notices required or permitted hereunder shall be deemed duly given and received on the date of delivery, if delivered in person or by telex, telecopy or other written telecommunication on a regular business day and within normal business hours or on the fifth day next succeeding the date of mailing, if sent by certified or registered mail.

        11.    Execution.    This Agreement is being executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

        12.    Survival.    The provisions of this Agreement, shall survive the term of this Agreement to the extent necessary to accommodate full performance of all such terms.

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        13.    Governing Law.    The terms of this Agreement shall be governed by Italian law.

[Remainder of Page Intentionally Left Blank]

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Execution Date to be effective as of the Effective Date.

"COMPANY"

VERSICOR INC., a Delaware corporation:

By:
Title:
Name:

"EXECUTIVE"

[ ]

S-1

EXHIBIT A

FORM OF NEW STOCK OPTION AGREEMENT

        Pursuant to the Grant Notice and this Stock Option Agreement, the Company has granted you an option to purchase the number of shares of the Company's common stock ("Common Stock") indicated in the Grant Notice at the exercise price indicated in the Grant Notice.

        Your option is granted in connection with and in furtherance of the Company's 2001 Stock Option Plan (the "Plan") for the Company's employees (including officers), directors or consultants. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

        The details of your option are as follows:

        1.    VESTING.    Subject to the limitations contained herein, your option will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Status as an Employee, Director or Consultant. The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the options and the rights and benefits under this Stock Option Agreement. Employment or service, even if substantial, for only a portion of a vesting period will not entitle you to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or service as provided herein.

        2.    METHOD OF PAYMENT.

          (a)    Payment Options.    Payment of the exercise price by cash or check is due in full upon exercise of all or any part of your option, provided that you may elect, to the extent permitted by applicable law and the Grant Notice, to make payment of the exercise price under one of the following alternatives:

            (i)    Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

            (ii)  Provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims. encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise; or

            (iii)  Payment by a combination of the above methods.

        3.    WHOLE SHARES; RIGHTS WITH RESPECT TO SHARES.    Your option may only be exercised for whole shares. You will have no rights or privileges of a stockholder of the Company as to any shares underlying the option until the issuance and delivery of a certificate evidencing the shares registered in your name following the exercise of the option. No adjustment will be made for dividends or other rights as to a stockholder for which a record date is prior to such date of delivery.

        4.    SECURITIES LAW COMPLIANCE.    Notwithstanding anything to the contrary contained herein, your option may not be exercised unless the shares issuable upon exercise of your option are then registered under the Securities Act of 1933, as amended (the "Securities Act"), or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

A-1

        5.    TERM.    Subject to Section 12 of the Plan, the term of your option commences on the Date of Grant and expires upon the earliest of:

          (i)    the Expiration Date indicated in the Grant Notice;

          (ii)  the tenth (10th) anniversary of the Date of Grant;

          (iii)  eighteen (18) months after your death, if you die during, or within three (3) months after the termination of your Continuous Status as Employee, Director or Consultant;

          (iv)  twelve (12) months after the termination of your Continuous Status as Employee, Director or Consultant due to disability;

          (v)  immediately after the termination of your Continuous Status as Employee, Director or Consultant for Cause; or

          (vi)  three (3) months after the termination of your Continuous Status as an Employee, Director or Consultant for any other reason, provided that if during any part of such three (3)-month period the option is not exercisable solely because of the condition set forth in paragraph 5 (Securities Law Compliance), in which event the option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of Continuous Status as an Employee, Director or Consultant.

          For these purposes, "Cause" shall include, but not be limited to, the commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure of confidential information or trade secrets of the Company or any of its Affiliates, or any other intentional misconduct adversely affecting the business or affairs of the Company or any of its Affiliates in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company may consider as ground for your dismissal or discharge.

          In all cases, the option, to the extent not exercisable on the date your Continuous Status as an Employee, Director or Consultant terminates (regardless of the reason), shall terminate on that date.

          To obtain the federal income tax advantages associated with an "incentive stock option" (to the extent your option is intended and qualifies as an incentive stock option) the Code requires that at all times beginning on the grant date of the option and ending on the day three (3) months before the date of the option's exercise, you must be an employee of the Company or one of its Affiliates, except in the event of your death or permanent and total disability. The Company cannot guarantee that your option will be treated as an "incentive stock option" if you exercise your option more than three (3) months after the date your employment with the Company and its Affiliates terminates.

        6.    EXERCISE.

          (a)  You may exercise the vested portion of your option during its term by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

          (b)  By exercising your option you agree that:

            (i)    as a condition to any exercise of your option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company (and/or any of its Affiliates) arising by reason of (1) the exercise of your option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise; and

A-2

            (ii)  you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of an incentive stock option that occurs within two (2) years after the Date of Grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option.

        7.    TRANSFERABILITY.    Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

        8.    OPTION NOT A SERVICE CONTRACT.    Your option is not an employment contract and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or one of its Affiliates, or of the Company and its Affiliates to continue your employment with the Company or any of its Affiliates. In addition, nothing in your option shall obligate the Company, any Affiliate, and their respective shareholders, board of directors, officers or employees to continue any relationship which you might have as a director or consultant for the Company or one of its Affiliates.

        9.    NOTICES.    Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

        10.    GOVERNING PLAN DOCUMENT.    Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, including without limitation the provisions of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control. Unless otherwise expressly provided in this Stock Option Agreement, provisions of the Plan that confer discretionary authority on the Board (or a committee thereof) do not (and shall not be deemed to) create any additional rights for you not expressly set forth in this Stock Option Agreement

A-3

EXHIBIT B

FORM OF REPLACEMENT STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT

        Pursuant to the Grant Notice and this Stock Option Agreement, the Company has granted you an option to purchase the number of shares of the Company's common stock ("Common Stock") indicated in the Grant Notice at the exercise price indicated in the Grant Notice.

        Your option is granted in connection with and in furtherance of the Company's 2002 Stock Option Plan (the "Plan") for the Company's employees (including officers), directors or consultants. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

        The details of your option are as follows:

        1.    VESTING.    Subject to the limitations contained herein, your option will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Status as an Employee, Director or Consultant. The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the options and the rights and benefits under this Stock Option Agreement. Employment or service, even if substantial, for only a portion of a vesting period will not entitle you to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or service as provided herein.

        2.    METHOD OF PAYMENT.    Payment of the exercise price by cash or check is due in full upon exercise of all or any part of your option.

        3.    WHOLE SHARES; RIGHTS WITH RESPECT TO SHARES.    Your option may only be exercised for whole shares. You will have no rights or privileges of a stockholder of the Company as to any shares underlying the option until the issuance and delivery of a certificate evidencing the shares registered in your name following the exercise of the option. No adjustment will be made for dividends or other rights as to a stockholder for which a record date is prior to such date of delivery.

        4    SECURITIES LAW COMPLIANCE.    Notwithstanding anything to the contrary contained herein, your option may not be exercised unless the shares issuable upon exercise of your option are then registered under the Securities Act of 1933, as amended (the "Securities Act"), or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

        5.    TERM.    Subject to Section 10 of the Plan, the term of your option commences on the Date of Grant and expires upon the earliest of:

          (i)    the Expiration Date indicated in the Grant Notice;

          (ii)  the tenth (10th) anniversary of the Date of Grant;

          (iii)  eighteen (18) months after your death, if you die during, or within three (3) months after the termination of your Continuous Status as Employee, Director or Consultant;

          (iv)  twelve (12) months after the termination of your Continuous Status as Employee, Director or Consultant due to disability;

          (v)  immediately after the termination of your Continuous Status as Employee, Director or Consultant for Cause; or

          (vi)  three (3) months after the termination of your Continuous Status as an Employee, Director or Consultant for any other reason, provided that if during any part of such three

B-1

  (3)-month period the option is not exercisable solely because of the condition set forth in paragraph 4 (Securities Law Compliance), in which event the option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of Continuous Status as an Employee, Director or Consultant.

        For these purposes, "Cause" shall include, but not be limited to, the commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure of confidential information or trade secrets of the Company or any of its Affiliates, or any other intentional misconduct adversely affecting the business or affairs of the Company or any of its Affiliates in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company may consider as ground for your dismissal or discharge.

        In all cases, the option, to the extent not exercisable on the date your Continuous Status as an Employee, Director or Consultant terminates (regardless of the reason), shall terminate on that date.

        6.    EXERCISE.

          (a)  You may exercise the vested portion of your option during its term by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

          (b)  By exercising your option you agree that: as a condition to any exercise of your option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company (and/or any of its Affiliates) arising by reason of the exercise of your option.

        7.    TRANSFERABILITY.    Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

        8.    OPTION NOT A SERVICE CONTRACT.    Your option is not an employment contract and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or one of its Affiliates, or of the Company and its Affiliates to continue your employment with the Company or any of its Affiliates. In addition, nothing in your option shall obligate the Company, any Affiliate, and their respective shareholders, board of directors, officers or employees to continue any relationship which you might have as a director or consultant for the Company or one of its Affiliates.

        9.    NOTICES.    Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

        10.    GOVERNING PLAN DOCUMENT.    Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, including without limitation the provisions of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control. Unless otherwise expressly provided in this Stock Option Agreement, provisions of the Plan that confer discretionary authority on the Board (or a committee thereof) do not (and shall not be deemed to) create any additional rights for you not expressly set forth in this Stock Option Agreement.

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EXHIBIT F

FORM OF INDEPENDENT CONTRACTOR AGREEMENT

        THIS INDEPENDENT CONTRACTOR AGREEMENT (this "Agreement") is entered into by and between Versicor Inc., a Delaware corporation (the "Company"), and                        (the "Independent Contractor"), as of this 30th day of July, 2002 (the "Execution Date").

        THE PARTIES ENTER THIS AGREEMENT on the basis of the following facts, understandings and intentions:

        A.    The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to assure that the Company obtains the services of the Independent Contractor and, therefore, the Board of the Company desires to provide the Independent Contractor with the benefits set forth in this Agreement.

        B.    The Independent Contractor represents to the Company that the Independent Contractor is currently providing services to Biosearch Italia S.p.A., an Italian joint stock company ("Biosearch"), and that subject to the closing of the merger of Biosearch with and into the Company (the "Merger") pursuant to that certain Agreement and Plan of Merger dated as of July 30, 2002 (the "Merger Agreement"), by and between the Company and Biosearch, the Independent Contractor desires to render the services to the Company contemplated under this Agreement.

        C.    The Effective Time (as defined in the Merger Agreement) regarding the Merger shall be the "Effective Date" of this Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

        1.    Service Period.

          1.1  On the Effective Date, the Company hereby agrees to engage the services of the Independent Contractor as an independent contractor to the Company, and the Independent Contractor hereby accepts such independent contractor relationship with the Company, subject to the terms and conditions of this Agreement, until the termination of this Agreement.

          1.2  This Agreement is for an indefinite period of time. Either party may terminate this Agreement by giving to the other party not less than ten (10) days prior written notice.

        2.    Description of Services.

          2.1  From and after the Effective Date until the termination of this Agreement, the Independent Contractor shall provide certain services to the Company in connection with the projects and according to plans to be agreed upon by the parties from time to time (the "Services"). In performing the Services, the Independent Contractor shall be independent with respect to the criteria used to render the Services. The Company will specify the Services to be performed and the specific results to be achieved.

          2.2  From and after the Effective Date until the termination of this Agreement, the Independent Contractor agrees to devote a substantial portion of the Independent Contractor's time, energy and ability to the performance of the Services for the Company; provided, however, nothing contained in this Agreement shall prevent the Independent Contractor, upon receiving the prior written approval of the Board, from serving as a non-executive director or trustee of other corporations or businesses that are not in competition with the business of the Company or in competition with any present or future affiliate of the Company, provided such service does not interfere with the Independent Contractor's performance of the Services contemplated hereunder.

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        3.    Payment.

          3.1    Base Payment.    Beginning on the Effective Date, the Company shall pay to the Independent Contractor base payment at the rate of [            ] (EURO) per calendar year of performance of the Services (the "Base Payment"). Such Base Payment shall be earned monthly on a prorated basis and shall be payable in periodic installments no less frequently than monthly in accordance with the Company's customary practices for independent contractor services, and shall be subject to taxation and social security contributions. In this respect, the Company shall be responsible for payment of mandatory withholding payments for tax and social security purposes. The Company shall review the Independent Contractor's Base Payment at least annually. As set forth more fully in Section 4 hereof, the Independent Contractor shall not be entitled to any benefits, coverages, or privileges, including, without limitation, social security, unemployment, workers' compensation, medical or pension payments, or holiday/vacation pay or other such benefits made available to employees of the Company.

          3.2    Annual Bonus.    Subject to the following conditions, the Independent Contractor's annual bonus opportunity for each full calendar year that the Independent Contractor performs Services for the Company under this Agreement shall be up to [            ] (EURO), subject to the Independent Contractor's completion and performance of objectives established by the Company and rendering of its Services in a manner satisfactory to the Company:

            3.2.1    the Independent Contractor's annual bonus opportunity for calendar year 2002 shall be prorated for the portion of the calendar year that the Independent Contractor actually provides Services to the Company; and

            3.2.2    the Independent Contractor must continue to provide Services to the Company under this Agreement on the date the Company distributes the annual bonuses to the Independent Contractors of the Company in order to be eligible for the annual bonus under this Section 3.2.

          3.3    New Stock Options.    Subject to the following conditions, the approval thereof by the Board and the closing of the Merger (collectively, the "Stock Option Conditions"), the Company shall grant the Independent Contractor a stock option (the "New Option") to purchase up to [INSERT OPTION NUMBER] shares of the Company's common stock (the "Common Stock") (such number of shares to be adjusted to reflect stock splits, reverse stock splits, stock dividends, and similar changes in capitalization of the Company after the Effective Date):

            3.3.1    The per share exercise price for the shares of the Common Stock issuable upon exercise of the New Options so issued shall be determined by the Board of Directors of the Company or a committee thereof as of the Effective Date, to be equal to the fair market value of the Company's common stock on The Nasdaq National Market on the Effective Date. For the purposes of the New Option, "fair market value" shall mean the greater of (x) the closing price of shares of the Common Stock on The Nasdaq National Market on the Effective Date, and (y) the average of the closing prices for a share of the Common Stock on The Nasdaq National Market for each trading day during the one-month period immediately preceding the Effective Date.

            3.3.2    The New Option shall be granted under the Company's 2001 Stock Option Plan or such other plan as the Company may elect, in its sole discretion (the "2001 Plan"), and (i) shall be granted subject to the terms of the 2001 Plan, and (ii) shall be evidenced by and granted subject to the terms of a stock option agreement in substantially the form attached hereto as Exhibit A ("Form of New Stock Option Agreement").

            3.3.3    The Independent Contractor acknowledges having received a copy of the 2001 Plan and the Form of New Stock Option Agreement.

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            3.3.4    So long as the Independent Contract provides Services to the Company under this Agreement, the New Option shall vest as follows: (i) 25% on the one year anniversary of the vesting commencement date of the New Option, and (ii) thereafter, 75% at a monthly rate of 1/36th each month in arrears. The New Option shall be exercisable only to the extent then vested and in accordance with the terms of the Form of New Stock Option Agreement.

        3.4    Replacement Stock Options.    Subject to the Stock Option Conditions, the Company shall grant the Independent Contractor a stock option (the "Replacement Option") to purchase up to [INSERT OPTION NUMBER] shares of Common Stock (such number of shares to be adjusted to reflect stock splits, reverse stock splits, stock dividends, and similar changes in capitalization of the Company after the Effective Date):

            3.4.1    The per share exercise price for the shares of the Common Stock issuable upon exercise of the Replacement Options so issued shall be determined by the Board of Directors of the Company or a committee thereof as of the Effective Date, to be equal to the fair market value of the Company's common stock on The Nasdaq National Market on the Effective Date. For the purposes of the Replacement Option, "fair market value" shall mean the greater of (x) the closing price of shares of the Common Stock on The Nasdaq National Market on the Effective Date, and (y) the average of the closing prices for a share of the Common Stock on The Nasdaq National Market for each trading day during the one-month period immediately preceding the Effective Date.

            3.4.2    The Replacement Option shall be granted under the Company's 2002 Stock Option Plan or such other plan as the Company may elect, in its sole discretion (the "2002 Plan"), and (i) shall be granted subject to the terms of the 2002 Plan, and (ii) shall be evidenced by and granted subject to the terms of a stock option agreement in substantially the form attached hereto as Exhibit B ("Form of Replacement Stock Option Agreement").

            3.4.3    The Independent Contractor acknowledges having received a copy of the 2002 Plan and the Form of Replacement Stock Option Agreement.

            3.4.4    So long as the Independent Contract provides Services to the Company under this Agreement, the Replacement Option shall vest as follows: (i) 25% on the one year anniversary of the vesting commencement date of the Replacement Option, and (ii) thereafter, 75% at a monthly rate of 1/36th each month in arrears. The Replacement Option shall be exercisable only to the extent then vested and in accordance with the terms of the Form of Replacement Stock Option Agreement.

            3.4.5    In consideration of the grant of the Replacement Option pursuant to this Section 3.4, the Independent Contractor hereby (a) consents to the termination of the stock option regulation dated July 27, 2001 (the "Biosearch Stock Option Plan"), and the options to purchase shares of Biosearch Ordinary Shares issued to the Independent Contractor thereunder pursuant to the minutes of the board of directors of Biosearch dated February 6, 2002 (the "Biosearch Stock Options"), (b) acknowledges and agrees that, as of the Effective Date, the Independent Contractor shall have no further rights under the Biosearch Stock Option Plan or any Biosearch Stock Options, and (c) waives any and all rights with respect to the Biosearch Stock Option Plan and all Biosearch Stock Options and any action for damages, repayment or otherwise in respect of Biosearch Stock Option Plan or any Biosearch Stock Options, such waivers to be effective as of the Effective Date.

        3.5    Expenses.    Any expenses incurred by the Independent Contractor in performing the Services shall be the sole responsibility of the Independent Contractor.

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        4.    Relationship of the Parties.

          4.1    Independent Contractor.    The Independent Contractor is an independent contractor and is not an agent or employee of, and has no authority to bind the Company by contract or otherwise. The Independent Contractor shall perform the Services under the general direction of the Company, but the Independent Contractor shall determine, in the Independent Contractor's sole discretion, the manner and means by which the Services are accomplished, subject to the requirement that the Independent Contractor shall at all times comply with applicable law and the policies and procedures of the Company. Subject to the policies and procedures of the Company, the Company has no right or authority to control the manner or means by which the Services are accomplished.

          4.2    Employment Taxes and Benefits.    The Independent Contractor will report as self-employment income all payments received by the Independent Contractor pursuant to this Agreement. The Independent Contractor shall indemnify the Company and hold it harmless from and against all claims, damages, losses and expenses, including reasonable fees and expenses of attorneys and other professionals, relating to any obligation imposed by law on the Company to pay any withholding taxes, social security, unemployment or disability insurance, or similar items in connection with the payments received by the Independent Contractor pursuant to this Agreement or any determination that the Independent Contractor is an employee and not an independent contractor. The Independent Contractor shall not be entitled to receive any vacation or illness payments, or to participate in any plans, arrangements or distributions by the Company pertaining to any bonus, stock option, profit sharing, insurance or similar benefits for the Company's employees, except as set forth in this Agreement.

        5.    Confidential Information.

          5.1  The Independent Contractor shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Independent Contractor during the Independent Contractor's performance of Services hereunder and which shall not be or become public knowledge (other than by acts by the Independent Contractor or the Independent Contractor's representatives in violation of this Agreement). After termination of the Independent Contractor's performance of Services to the Company, the Independent Contractor shall not, without the prior written consent of the Company, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

          5.2  The Independent Contractor agrees that all lists, materials, books, files, reports, correspondence, records, and other documents ("Company Material") used, prepared, or made available to the Independent Contractor, shall be and shall remain the property of the Company. Upon the termination of the Independent Contractor's performance of Services under this Agreement, all Company Materials shall be returned immediately to the Company, and the Independent Contractor shall not make or retain any copies thereof.

        6.    Non-Competition; Non-Solicitation; Injunctive Relief.

          6.1  The Independent Contractor agrees that from and after the Effective Date until the termination of this Agreement, the Independent Contractor shall not undertake the formation or creation of any business activity competitive with the business of the Company, or engage in any business or trade or have any interest in any person, firm, corporation or entity (whether as an employee, independent contractor, officer, director, shareholder, consultant, advisor or otherwise) that engages in any business or trade in Italy which business or trade is competitive with the Company's business. The Independent Contractor further agrees that, from and after the Effective

4

  Date until the termination of this Agreement, the Independent Contractor shall not, either directly or indirectly, solicit any of the Company's employees, officers, directors, representatives, clients, partners, independent contractors or collaborators (including, without limitation, any customer, supplier, licensee, licensor or other business relation of the Company) to work for or with the Independent Contractor in a business competitive to the Company or to work for a competitor of the Company.

          6.2  Subject to Section 2.2 of this Agreement, from and after the termination of this Agreement and for a period of twelve months thereafter (the "Expiration Date"), the Independent Contractor hereby agrees that the Independent Contractor shall not, without the Board's prior written consent, directly or indirectly undertake the formation or creation of any business activity competitive with the business of the Company, or engage in any business or trade, or have any interest in any person, firm, corporation or entity (whether as an employee, independent contractor, officer, director, shareholder, consultant, advisor or otherwise) that engages in any business or trade in Italy which business or trade is competitive with the Company's business. The Independent Contractor further agrees that, from and after the termination of this Agreement through and including the Expiration Date, the Independent Contractor shall not either directly or indirectly, solicit any of the Company's employees, officers, directors, representatives, clients, partners, independent contractors or collaborators (including, without limitation, any customer, supplier, licensee, licensor or other business relationship of the Company) to work for or with the Independent Contractor in a business competitive to the Company or to work for a competitor of the Company.

          6.3  The Independent Contractor acknowledges that a breach by the Independent Contractor of any of the provisions of this Section 6 shall cause the Company irreparable harm and that the Company shall be entitled to injunctive and other equitable relief against the Independent Contractor to prevent a breach or threatened breach of any provision hereof, in addition to any other remedies the Company may have, and that the provisions of this Section 6 shall be specifically enforceable against the Independent Contractor in accordance with their terms.

          6.4  As consideration for the non-competition covenants contained in this Section 6, the Independent Contractor shall be entitled to a gross sum equal to 33% of the Independent Contractor's then applicable Base Payment (the "Consideration") which will be paid in a single installment on the Expiration Date.

          6.5  In the event that the Independent Contractor does not comply with the non-competition obligation provided herein, the Independent Contractor shall pay to the Company, as a penalty, a sum equal to two (2) times the Consideration, plus any additional damages suffered by the Company.

        7.    Waiver.    No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

        8.    Modifications.    This Agreement may not be amended or modified other than by a written agreement executed by the Independent Contractor and the Company.

        9.    Proprietary Information and Inventions Agreement; Other.    As an inducement and condition to the Company's willingness to enter into this Agreement, the Independent Contractor shall execute (a) the Company's standard form Proprietary Information and Inventions Agreement (which shall be effective from and after the date of the Independent Contractor's commencement of its independent contractor relationship with Biosearch), and (b) the Company's standard form Insider Trading Policy.

        10.  Construction.    The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. The parties hereto agree and the Independent Contractor represents and

5

warrants to the Company that at no time and under no circumstances shall the Independent Contractor be deemed an employee of the Company or shall the Independent Contractor conduct himself in a manner so as to be deemed an employee of the Company. The Independent Contractor (and not the Company) shall bear the sole risk of the characterization of the Services and/or the role of the Independent Contractor with the Company as anything other than an independent contractor to the Company.

        11.  Communications.    All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, by telecopy, telex or equivalent form of written telecommunication or if sent by registered or certified mail, return receipt requested, postage prepaid, as follows:

To Company:	Versicor Inc. 34790 Ardentech Ct. Fremont, California 94555 Attention: Corporate Secretary Fax: (510) 739-3085
With copy to:	O'Melveny & Myers LLP Embarcadero Center West 275 Battery Street, 26th Floor San Francisco, California 94111 Attention: Peter T. Healy, Esq. Fax: (415) 984-8701
To Independent Contractor:	c/o [Independent Contractor] Via Roberto Lepetit n. 34 Gerenzano, Italy 21040 Fax: 39 (029) 647-4400

Either party may change the address at which notice shall be given by written notice given in the above manner. All notices required or permitted hereunder shall be deemed duly given and received on the date of delivery, if delivered in person or by telex, telecopy or other written telecommunication on a regular business day and within normal business hours or on the fifth day next succeeding the date of mailing, if sent by certified or registered mail.

        12.  Execution.    This Agreement is being executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

        13.  Survival.    The provisions of this Agreement, shall survive the term of this Agreement to the extent necessary to accommodate full performance of all such terms.

        14.  Governing Law.    The terms of this Agreement shall be governed by Italian law.

[Remainder of Page Intentionally Left Blank]

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Execution Date to be effective as of the Effective Date.

"COMPANY"
VERSICOR INC., a Delaware corporation:

By:
Title:
Name:

"INDEPENDENT CONTRACTOR"

[ ]

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EXHIBIT A

FORM OF NEW STOCK OPTION AGREEMENT

        Pursuant to the Grant Notice and this Stock Option Agreement, the Company has granted you an option to purchase the number of shares of the Company's common stock ("Common Stock") indicated in the Grant Notice at the exercise price indicated in the Grant Notice.

        Your option is granted in connection with and in furtherance of the Company's 2001 Stock Option Plan (the "Plan") for the Company's employees (including officers), directors or consultants. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

        The details of your option are as follows:

        1.    VESTING.    Subject to the limitations contained herein, your option will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Status as an Employee, Director or Consultant. The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the options and the rights and benefits under this Stock Option Agreement. Employment or service, even if substantial, for only a portion of a vesting period will not entitle you to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or service as provided herein.

        2.    METHOD OF PAYMENT.

          (a)  Payment Options.    Payment of the exercise price by cash or check is due in full upon exercise of all or any part of your option, provided that you may elect, to the extent permitted by applicable law and the Grant Notice, to make payment of the exercise price under one of the following alternatives:

            (i)    Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

            (ii)  Provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims. encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise; or

            (iii)  Payment by a combination of the above methods.

        3.    WHOLE SHARES; RIGHTS WITH RESPECT TO SHARES.    Your option may only be exercised for whole shares. You will have no rights or privileges of a stockholder of the Company as to any shares underlying the option until the issuance and delivery of a certificate evidencing the shares registered in your name following the exercise of the option. No adjustment will be made for dividends or other rights as to a stockholder for which a record date is prior to such date of delivery.

        4.    SECURITIES LAW COMPLIANCE.    Notwithstanding anything to the contrary contained herein, your option may not be exercised unless the shares issuable upon exercise of your option are then registered under the Securities Act of 1933, as amended (the "Securities Act"), or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

        5.    TERM.    Subject to Section 12 of the Plan, the term of your option commences on the Date of Grant and expires upon the earliest of:

          (i)    the Expiration Date indicated in the Grant Notice;

          (ii)  the tenth (10th) anniversary of the Date of Grant;

          (iii)  eighteen (18) months after your death, if you die during, or within three (3) months after the termination of your Continuous Status as Employee, Director or Consultant;

          (iv)  twelve (12) months after the termination of your Continuous Status as Employee, Director or Consultant due to disability;

          (v)  immediately after the termination of your Continuous Status as Employee, Director or Consultant for Cause; or

          (vi)  three (3) months after the termination of your Continuous Status as an Employee, Director or Consultant for any other reason, provided that if during any part of such three (3)-month period the option is not exercisable solely because of the condition set forth in paragraph 5 (Securities Law Compliance), in which event the option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of Continuous Status as an Employee, Director or Consultant.

        For these purposes, "Cause" shall include, but not be limited to, the commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure of confidential information or trade secrets of the Company or any of its Affiliates, or any other intentional misconduct adversely affecting the business or affairs of the Company or any of its Affiliates in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company may consider as ground for your dismissal or discharge.

        In all cases, the option, to the extent not exercisable on the date your Continuous Status as an Employee, Director or Consultant terminates (regardless of the reason), shall terminate on that date.

        To obtain the federal income tax advantages associated with an "incentive stock option" (to the extent your option is intended and qualifies as an incentive stock option) the Code requires that at all times beginning on the grant date of the option and ending on the day three (3) months before the date of the option's exercise, you must be an employee of the Company or one of its Affiliates, except in the event of your death or permanent and total disability. The Company cannot guarantee that your option will be treated as an "incentive stock option" if you exercise your option more than three (3) months after the date your employment with the Company and its Affiliates terminates.

        6.    EXERCISE.

          (a)  You may exercise the vested portion of your option during its term by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

          (b)  By exercising your option you agree that:

            (i)    as a condition to any exercise of your option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company (and/or any of its Affiliates) arising by reason of (1) the exercise of your option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise; and

            (ii)  you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of an incentive stock option that occurs within two (2) years after the Date of Grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option.

        7.    TRANSFERABILITY.    Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

        8.    OPTION NOT A SERVICE CONTRACT.    Your option is not an employment contract and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or one of its Affiliates, or of the Company and its Affiliates to continue your employment with the Company or any of its Affiliates. In addition, nothing in your option shall obligate the Company, any Affiliate, and their respective shareholders, board of directors, officers or employees to continue any relationship which you might have as a director or consultant for the Company or one of its Affiliates.

        9.    NOTICES.    Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

        10.    GOVERNING PLAN DOCUMENT.    Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, including without limitation the provisions of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control. Unless otherwise expressly provided in this Stock Option Agreement, provisions of the Plan that confer discretionary authority on the Board (or a committee thereof) do not (and shall not be deemed to) create any additional rights for you not expressly set forth in this Stock Option Agreement.

EXHIBIT B

FORM OF REPLACEMENT STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT

        Pursuant to the Grant Notice and this Stock Option Agreement, the Company has granted you an option to purchase the number of shares of the Company's common stock ("Common Stock") indicated in the Grant Notice at the exercise price indicated in the Grant Notice.

        Your option is granted in connection with and in furtherance of the Company's 2002 Stock Option Plan (the "Plan") for the Company's employees (including officers), directors or consultants. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

        The details of your option are as follows:

        1.    VESTING.    Subject to the limitations contained herein, your option will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Status as an Employee, Director or Consultant. The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the options and the rights and benefits under this Stock Option Agreement. Employment or service, even if substantial, for only a portion of a vesting period will not entitle you to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or service as provided herein.

        2.    METHOD OF PAYMENT.    Payment of the exercise price by cash or check is due in full upon exercise of all or any part of your option.

        3.    WHOLE SHARES; RIGHTS WITH RESPECT TO SHARES.    Your option may only be exercised for whole shares. You will have no rights or privileges of a stockholder of the Company as to any shares underlying the option until the issuance and delivery of a certificate evidencing the shares registered in your name following the exercise of the option. No adjustment will be made for dividends or other rights as to a stockholder for which a record date is prior to such date of delivery.

        4    SECURITIES LAW COMPLIANCE.    Notwithstanding anything to the contrary contained herein, your option may not be exercised unless the shares issuable upon exercise of your option are then registered under the Securities Act of 1933, as amended (the "Securities Act"), or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

        5.    TERM.    Subject to Section 10 of the Plan, the term of your option commences on the Date of Grant and expires upon the earliest of:

          (i)    the Expiration Date indicated in the Grant Notice;

          (ii)  the tenth (10th) anniversary of the Date of Grant;

          (iii)  eighteen (18) months after your death, if you die during, or within three (3) months after the termination of your Continuous Status as Employee, Director or Consultant;

          (iv)  twelve (12) months after the termination of your Continuous Status as Employee, Director or Consultant due to disability;

          (v)  immediately after the termination of your Continuous Status as Employee, Director or Consultant for Cause; or

          (vi)  three (3) months after the termination of your Continuous Status as an Employee, Director or Consultant for any other reason, provided that if during any part of such three

B-1

  (3)-month period the option is not exercisable solely because of the condition set forth in paragraph 4 (Securities Law Compliance), in which event the option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of Continuous Status as an Employee, Director or Consultant.

        For these purposes, "Cause" shall include, but not be limited to, the commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure of confidential information or trade secrets of the Company or any of its Affiliates, or any other intentional misconduct adversely affecting the business or affairs of the Company or any of its Affiliates in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company may consider as ground for your dismissal or discharge.

        In all cases, the option, to the extent not exercisable on the date your Continuous Status as an Employee, Director or Consultant terminates (regardless of the reason), shall terminate on that date.

        6.    EXERCISE.

          (a)  You may exercise the vested portion of your option during its term by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

          (b)  By exercising your option you agree that: as a condition to any exercise of your option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company (and/or any of its Affiliates) arising by reason of the exercise of your option.

        7.    TRANSFERABILITY.    Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

        8.    OPTION NOT A SERVICE CONTRACT.    Your option is not an employment contract and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or one of its Affiliates, or of the Company and its Affiliates to continue your employment with the Company or any of its Affiliates. In addition, nothing in your option shall obligate the Company, any Affiliate, and their respective shareholders, board of directors, officers or employees to continue any relationship which you might have as a director or consultant for the Company or one of its Affiliates.

        9.    NOTICES.    Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

        10.    GOVERNING PLAN DOCUMENT.    Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, including without limitation the provisions of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control. Unless otherwise expressly provided in this Stock Option Agreement, provisions of the Plan that confer discretionary authority on the Board (or a committee thereof) do not (and shall not be deemed to) create any additional rights for you not expressly set forth in this Stock Option Agreement.

B-2

EXHIBIT G

FORM OF OFFER LETTER

[VERSICOR LETTERHEAD]

[                            ], 2002

[Employee's Name]
[Employee's Address]
[City, State, Zip]

          Re:    Offer Letter

Dear [                        ]:

        We understand that you are currently employed by Biosearch Italia S.p.A., an Italian joint stock company ("Biosearch"), and that you desire to become an employee of Versicor Inc. (the "Company"), subject to and following the planned merger of Biosearch with and into the Company (the "Merger") pursuant to that certain Agreement and Plan of Merger dated as of July     , 2002 (the "Merger Agreement"), by and between the Company and Biosearch. On the basis of that understanding, it is a pleasure to offer you the opportunity to continue your working activities as the [Employee's Title] of the Company, subject to and from and after the closing of the Merger. This position will report to [    ] and will have the following compensation package:

        1.    Base Salary.    $ [                        ] (EURO) per calendar year of completed employment (reduced by standard withholding and other authorized and customary deductions).

        2.    Bonus.    You will have an opportunity to earn a bonus of up to $[                        ] (EURO) for each full calendar year of employment (reduced by standard withholding and other authorized and customary deductions), based on the completion and performance of objectives established by the Company, the completion and performance of which shall be determined by the Company. Your bonus opportunity for 2002 will be pro-rated for the portion of the calendar year that you are actually employed by the Company.

        3.    Stock Options.

          (a)  Subject to certain conditions, the Company will grant you a stock option (the "New Option") to purchase up to [                        ] shares of the Company's common stock under the Company's 2001 Stock Option Plan. The New Option will be evidenced by and subject to all of the terms and conditions of the Company's form of stock option agreement. The Company's standard form of stock option agreement (to which is attached the Company's 2001 Stock Option Plan) is being given to you along with this letter. Subject to your continued employment by the Company, the New Option shall vest as follows: (i) 25% on the one year anniversary of the vesting commencement date of the New Option, and (ii) thereafter, 75% at a monthly rate of 1/36th each month in arrears.

          (b)  [to be included in offer letters to holders of Biosearch Stock Options:][Subject to certain conditions, the Company will grant you a stock option (the "Replacement Option") to purchase up to [                        ] shares of the Company's common stock under the Company's 2002 Stock Option Plan. In consideration of the Replacement Option to be granted pursuant to this Section 3(b), you hereby consent to the termination of the stock option regulation dated July 27, 2001 (the "Biosearch Stock Option Plan"), and the options to purchase shares of Biosearch Ordinary Shares issued to you thereunder pursuant to the minutes of the board of directors of Biosearch dated February 6, 2002 (the "Biosearch Stock Options"), and acknowledge and agree that as of the Effective Time (as defined in the Merger Agreement), you shall have no further rights under the Biosearch Stock Option Plan or any Biosearch Stock Options and waive any and all rights with respect to the Biosearch Stock Option Plan and all Biosearch Stock Options and any action for damages, repayment or otherwise in respect of Biosearch Stock Option Plan or any

  Biosearch Stock Options, such waiver to be effective as of the Effective Time. The Replacement Option will be evidenced by and subject to all of the terms and conditions of the Company's form of stock option agreement. The Company's standard form of stock option agreement (to which is attached the Company's 2002 Stock Option Plan) is being given to you along with this letter or has been given to you earlier. Subject to your continued employment by the Company, the Replacement Option shall vest as follows: (i) 25% on the one year anniversary of the vesting commencement date of the Replacement Option, and (ii) thereafter, 75% at a monthly rate of 1/36th each month in arrears].

          (c)  For the purposes of the options to be issued pursuant to Sections 3(a) and 3(b) of this offer letter, the per share exercise price for the shares of the Company's common stock issuable upon exercise of the options so issued shall be determined by the Board of Directors of the Company or a committee thereof as of the Effective Time, to be equal to the fair market value of the Company's common stock on The Nasdaq National Market at the Effective Time. For all purposes hereof, "fair market value" shall mean the greater of (x) the closing price of shares of the Common Stock on The Nasdaq National Market on the Effective Date, and (y) the average of the closing prices for a share of the Company's common stock on The Nasdaq National Market for each trading day during the one-month period immediately preceding the Effective Time.

        4.    Standard Employee Benefits.    You will be eligible for the standard package of employee benefits (as they may change from time to time) that are provided by the Company to other executives at your level.

        5.    Confidential Information.    You shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by you in connection with this letter, your employment with the Company and which shall not be or become public knowledge (other than by acts by your or your representatives in violation of this letter). You further agree that you shall (a) not, without the prior written consent of the Company, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it, and (b) promptly return all materials and information provided to you by the Company upon request by the Company, and shall not make or retain any copies thereof.

        6.    Proprietary Information and Inventions Agreement; Other.    As a condition of your employment, you agree to execute (a) our standard form Proprietary Information and Inventions Agreement (which shall be effective from and after the date of the commencement of your employment with Biosearch), and (b) our standard form Insider Trading Policy.

        We believe you are qualified for both the challenges and the rewards that the [Employee's Title] affords. I also believe that this position will give you the opportunity to make an important impact on the growth of our dynamic company.

2

        After your review and agreement to this offer, which shall be subject to the closing of the Merger, please sign and return a copy of this letter to me as soon as possible.

Sincerely,
George F. Horner III President and Chief Executive Officer

I accept your offer of employment, subject to the closing of the Merger, as described above.
[Employee's Name]	Date , 200

3

EXHIBIT H

FORM OF OPTION CONSENT

[VERSICOR LETTERHEAD]

[                            ], 2002

[Optionholders' Name]
[Optionholders' Address]
[City, State, Zip]

          Re:    Consent to Replacement of Biosearch Stock Options

        Dear [                        ]:

        We understand that Biosearch Italia S.p.A., an Italian joint stock company ("Biosearch"), granted you a stock option to purchase shares of Biosearch, and that Versicor Inc., a Delaware corporation (the "Company"), is planning the merger of Biosearch with and into the Company (the "Merger") pursuant to that certain Agreement and Plan of Merger dated as of July 30, 2002 (the "Merger Agreement"), by and between the Company and Biosearch.

        On the basis of that understanding, we are pleased to inform you that subject to certain conditions, the Company will grant to you on the Effective Time (as defined in the Merger Agreement), a stock option (the "Replacement Option") to purchase up to [                        ] shares of the Company's common stock under the Company's 2002 Stock Option Plan (the "2002 Plan"). In consideration of this Replacement Option, you hereby (i) consent to the termination of the stock option regulation dated July 27, 2001 as amended (the "Biosearch Stock Option Plan") and the stock option to purchase shares of Biosearch Ordinary Shares (as defined in the Merger Agreement) issued to you thereunder pursuant to the minutes of the board of directors of Biosearch dated February 6, 2002 (the "Biosearch Stock Options"), (ii) acknowledge and agree that, as of the Effective Time, you shall have no further rights under the Biosearch Stock Option Plan or any Biosearch Stock Options, and (iii) waive any and all rights with respect to the Biosearch Stock Option Plan and all Biosearch Stock Options, and any action for damages, repayment or otherwise in respect of Biosearch Stock Option Plan or any Biosearch Stock Options, such waivers to be effective as of the Effective Time. The Replacement Option will be evidenced by and subject to all of the terms and conditions of the Company's standard form of stock option agreement. A copy of the Company's standard form of stock option agreement (to which is attached the 2002 Plan) is being given to you along with this consent to replacement of Biosearch Stock Option (the "Option Consent"). Subject to your continued provision of services to the Company, the Replacement Option shall vest as follows: (i) 25% on the one year anniversary of the vesting commencement date of the Replacement Option, and (ii) thereafter, 75% at a monthly rate of 1/36th each month in arrears

        For the purposes of the Replacement Option to be issued pursuant to this Option Consent, the per share exercise price for the shares of the Company's common stock issuable upon exercise of the Replacement Option so issued shall be determined by the Board of Directors of the Company or a committee thereof as of the Effective Time, to be equal to the fair market value of the Company's common stock on The Nasdaq National Market at the Effective Time. For all purposes hereof, "fair market value" shall mean the greater of (x) the closing price of shares of the Common Stock on The Nasdaq National Market on the Effective Date, and (y) the average of the closing prices for a share of the Company's common stock on The Nasdaq National Market for each trading day during the one-month period immediately preceding the Effective Time.

        After your review of and agreement to this Option Consent, which shall be subject to the closing of the Merger, please sign and return a copy of this Option Consent to me as soon as possible.

Sincerely,
George F. Horner III President and Chief Executive Officer

I accept your offer for the substitution of stock option rights, subject to the closing of the Merger, as described above.
[Optionholders' Name]	Date , 200

EXHIBIT I

FORM OF STOCK OPTION AGREEMENT

        Pursuant to the Grant Notice and this Stock Option Agreement, the Company has granted you an option to purchase the number of shares of the Company's common stock ("Common Stock") indicated in the Grant Notice at the exercise price indicated in the Grant Notice.

        Your option is granted in connection with and in furtherance of the Company's 2001 Stock Option Plan (the "Plan") for the Company's employees (including officers), directors or consultants. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

        The details of your option are as follows:

        1.    VESTING.    Subject to the limitations contained herein, your option will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Status as an Employee, Director or Consultant. The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the options and the rights and benefits under this Stock Option Agreement. Employment or service, even if substantial, for only a portion of a vesting period will not entitle you to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or service as provided herein.

        2.    METHOD OF PAYMENT.

          (a)  Payment Options.    Payment of the exercise price by cash or check is due in full upon exercise of all or any part of your option, provided that you may elect, to the extent permitted by applicable law and the Grant Notice, to make payment of the exercise price under one of the following alternatives:

            (i)    Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

            (ii)  Provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims. encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise; or

            (iii)  Payment by a combination of the above methods.

        3.    WHOLE SHARES; RIGHTS WITH RESPECT TO SHARES.    Your option may only be exercised for whole shares. You will have no rights or privileges of a stockholder of the Company as to any shares underlying the option until the issuance and delivery of a certificate evidencing the shares registered in your name following the exercise of the option. No adjustment will be made for dividends or other rights as to a stockholder for which a record date is prior to such date of delivery.

        4.    SECURITIES LAW COMPLIANCE.    Notwithstanding anything to the contrary contained herein, your option may not be exercised unless the shares issuable upon exercise of your option are then registered under the Securities Act of 1933, as amended (the "Securities Act"), or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

        5.    TERM.    Subject to Section 12 of the Plan, the term of your option commences on the Date of Grant and expires upon the earliest of:

          (i)    the Expiration Date indicated in the Grant Notice;

          (ii)  the tenth (10th) anniversary of the Date of Grant;

          (iii)  eighteen (18) months after your death, if you die during, or within three (3) months after the termination of your Continuous Status as Employee, Director or Consultant;

          (iv)  twelve (12) months after the termination of your Continuous Status as Employee, Director or Consultant due to disability;

          (v)  immediately after the termination of your Continuous Status as Employee, Director or Consultant for Cause; or

          (vi)  three (3) months after the termination of your Continuous Status as an Employee, Director or Consultant for any other reason, provided that if during any part of such three (3)-month period the option is not exercisable solely because of the condition set forth in paragraph 5 (Securities Law Compliance), in which event the option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of Continuous Status as an Employee, Director or Consultant.

        For these purposes, "Cause" shall include, but not be limited to, the commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure of confidential information or trade secrets of the Company or any of its Affiliates, or any other intentional misconduct adversely affecting the business or affairs of the Company or any of its Affiliates in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company may consider as ground for your dismissal or discharge.

        In all cases, the option, to the extent not exercisable on the date your Continuous Status as an Employee, Director or Consultant terminates (regardless of the reason), shall terminate on that date.

        To obtain the federal income tax advantages associated with an "incentive stock option" (to the extent your option is intended and qualifies as an incentive stock option) the Code requires that at all times beginning on the grant date of the option and ending on the day three (3) months before the date of the option's exercise, you must be an employee of the Company or one of its Affiliates, except in the event of your death or permanent and total disability. The Company cannot guarantee that your option will be treated as an "incentive stock option" if you exercise your option more than three (3) months after the date your employment with the Company and its Affiliates terminates.

        6.    EXERCISE.

        (a)  You may exercise the vested portion of your option during its term by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

        (b)  By exercising your option you agree that:

          (i)    as a condition to any exercise of your option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company (and/or any of its Affiliates) arising by reason of (1) the exercise of your option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise; and

          (ii)  you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of an incentive stock

2

  option that occurs within two (2) years after the Date of Grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option.

        7.    TRANSFERABILITY.    Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

        8.    OPTION NOT A SERVICE CONTRACT.    Your option is not an employment contract and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or one of its Affiliates, or of the Company and its Affiliates to continue your employment with the Company or any of its Affiliates. In addition, nothing in your option shall obligate the Company, any Affiliate, and their respective shareholders, board of directors, officers or employees to continue any relationship which you might have as a director or consultant for the Company or one of its Affiliates.

        9.    NOTICES.    Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

        10.    GOVERNING PLAN DOCUMENT.    Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, including without limitation the provisions of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control. Unless otherwise expressly provided in this Stock Option Agreement, provisions of the Plan that confer discretionary authority on the Board (or a committee thereof) do not (and shall not be deemed to) create any additional rights for you not expressly set forth in this Stock Option Agreement.

3

EXHIBIT J

FORM OF PUBLIC ANNOUNCEMENT

CONTACT:	Dov A. Goldstein, M.D. Versicor Inc. 510-739-3000 dgoldstein@versicor.com
E. Blair Clark (investors) Burns McClellan 212-213-0006 X18 bclark@ny.burnsmc.com

Versicor and Biosearch Italia Agree to Merge to Create an
International Biopharmaceutical Company Focused on Discovery,
Development, Manufacturing and Commercialization of Antibiotic and
Antifungal Agents

        FREMONT, CALIFORNIA, and MILAN, ITALY, July 31, 2002; Versicor Inc (Nasdaq: VERS) and Biosearch Italia SpA (Nuovo Mercato: BIO) today announced that they have signed a definitive agreement and plan of merger whereby Biosearch will merge with and into Versicor in a stock-for-stock exchange valued at $260.7 million. This merger is expected to create an international biopharmaceutical company to discover, develop, manufacture and commercialize novel antibiotic and antifungal agents for tough-to-treat infections. With an experienced scientific and professional staff in California and Italy, as well as an Italian manufacturing subsidiary, the combined company will have a presence in North America and Europe, the two largest pharmaceutical markets. The combined company will have a pipeline of two Phase III product candidates (anidulafungin and ramoplanin), one Phase II product candidate (dalbavancin), one Phase I product candidate (BI-K0376), and numerous pre-clinical compounds in development. Following receipt of FDA and European regulatory approvals, the resulting company (which will temporarily keep the name Versicor) plans to directly commercialize anidulafungin and dalbavancin in North America and Europe.

        The merger agreement, which has been unanimously approved by the boards of directors of both companies, provides that Biosearch shareholders will receive 1.77 shares of newly-issued Versicor common stock in exchange for each Biosearch ordinary share. Based upon Versicor's stock price at the close of business yesterday, the exchange ratio results in an implied purchase price of $21.43 per share of Biosearch. Versicor will seek approvals for shares of the combined company to trade on both Nasdaq and the Nuovo Mercato.

        "We have been collaborating with Biosearch since February 1998. As a result of our four year collaboration, we are confident that our corporate cultures are a good match and that by merging we can more efficiently pursue our shared goal of bringing new antibiotic and antifungal agents to market," said George F. Horner III, chief executive officer of Versicor. "This merger creates a strong product pipeline, including worldwide ownership of our two leading product candidates, anidulafungin and dalbavancin, significant functional synergies, financial critical mass and a powerful research engine."

        As a result of the proposed transaction, the combined company expects to have a total of 47.8 million shares outstanding upon the closing, composed of 26.3 million currently outstanding Versicor shares of common stock and 21.5 million shares of Versicor common stock to be issued to Biosearch shareholders. The transaction is subject to approval by Versicor and Biosearch shareholders and to regulatory clearance, among other customary conditions. The transaction is expected to close early in the first quarter of 2003.

        Upon the closing of the merger, the board of directors will be chaired by James H. Cavanaugh, Ph.D. who is one of the four members from Versicor's current board of directors who will serve with four members from Biosearch's current board of directors. George F. Horner III, the current chief executive officer of Versicor, will continue to serve in that capacity. Claudio Quarta, Ph.D., the current chief executive officer of Biosearch, will serve as the chief operating officer. Francesco Parenti, Ph.D., the current president and chief science officer of Biosearch, will serve as the chief science officer, with global responsibility for discovery and pre-clinical development. Richard White, Ph.D., currently the chief scientific officer of Versicor, will serve as chief scientific officer, North America. Timothy J. Henkel, M.D., Ph.D., the current chief medical officer of Versicor, will continue to serve in that role. Constantino Ambrosio, current president of Biosearch Manufacturing Srl (a subsidiary of Biosearch), will serve as the chief of manufacturing. Dov A. Goldstein, M.D., the current chief financial officer of Versicor, will continue to serve in that capacity.

        "This merger is driven by the fact that each company has the same mission of developing antibiotics and antifungals for tough-to-treat infections, Versicor's intention to create a direct hospital sales force in North America, and Biosearch's intention to create a direct hospital sales force in Europe," said Claudio Quarta, Ph.D., chief executive officer of Biosearch. "Our mutual goal and respective regional facilities and expertise will enable us to increase our presence in the global markets."

        "This merger will also create a powerful research engine," said Francesco Parenti, Ph.D., the president and chief science officer of Biosearch. "In 1999, we formed a research collaboration with Versicor called BIOCOR to optimize anti-infective natural products from Biosearch's rich library of natural products and Versicor's expertise in combinatorial chemistry. This merger will allow us to accelerate this exciting avenue for the discovery of new anti-infective agents and give us the potential to leverage the rich chemical diversity of natural products into additional therapeutic areas through collaborations."

        Biosearch Italia SpA (www.biosearch.it) is a leading Italian biopharmaceutical company focused on the discovery, development and production of new antibiotics for the treatment of infectious diseases caused by multi-resistant micro-organisms (bacteria and fungi). Biosearch's discovery strategy is based on the high-throughput screening of its large and diversified library of microbial extracts, which can lead to the isolation of a drug candidate. Biosearch Italia has three products under clinical development, all of which were discovered in its research laboratories, including ramoplanin, dalbavancin and BI-K0376, which are in Phase III, Phase II and Phase I clinical trials, respectively.

        Biosearch was established in 1996 following a management buy-out of the Lepetit Research Center from Hoechst-Marion-Roussel. Biosearch has recently established a wholly-owned subsidiary, Biosearch Manufacturing Srl, to produce active ingredients.

        Versicor Inc. is a biopharmaceutical company committed to discovering, developing and commercializing novel, broad-spectrum antifungal and antibiotic agents with distinct competitive advantages. Its lead products, anidulafungin, a novel antifungal agent, and dalbavancin, a novel antibiotic licensed from Biosearch for the treatment of serious Gram-positive infections, are in the advanced stages of clinical development. Versicor's versatile research engine integrates industry-leading expertise in functional genomics, automated screening and combinatorial and medicinal chemistry. In addition, Versicor has extensive research and development collaborations with leading pharmaceutical and anti-infective development companies, such as Pharmacia Corporation, Novartis and Biosearch Italia.

        Versicor was advised by Lehman Brothers and Biosearch was advised by SG Cowen and Livolsi & Partners.

        Versicor will host a conference call later today at 10:00 AM, Eastern Standard Time, (3:00 PM UK Time/4:00 PM Italian Time) to discuss further this proposed merger. To listen to the live or subsequently archived webcast, please go to the investor relations portion of the Versicor's website at http://www.verscior.com. Please visit the site at least 10 minutes prior to start time to allow for any software downloads that may be required.

        This news release contains forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known (and unknown) risks, uncertainties and other unpredictable factors, many of which are beyond Versicor's control. Versicor faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including the possibilities that: the shareholders of Versicor and Biosearch do not approve the merger; clinical trials might be delayed; the filing of any new drug applications might be delayed or cancelled; a filed application might be denied; clinical trials might indicate that a product candidate is unsafe or ineffective; the marketing of the product candidates in the U.S. and Europe will be subject to approval by the U.S. Federal Drug Administration and analogous European regulators, and the possibility that regulatory authorizations may not be obtained in the time-frames contemplated or at all; the failure to successfully market products domestically and internationally; difficulties or delays in manufacturing; possible legislation affecting pricing and reimbursement; exposure to product liability and other types of lawsuits; Versicor's ability to protect its intellectual property both domestically and internationally; governmental laws and regulations affecting domestic and foreign operations, including tax obligations; regulatory changes pertaining to matters of corporate governance, independent directors and audit committees; changes in generally accepted accounting principles; growth in costs and expenses; and other items, including Versicor's ability to obtain the anticipated results and synergies from the proposed merger, and the efficient integration of the two companies; Versicor's ongoing proprietary and collaborative research might not yield useful results; contractual milestone payments may not be paid to Versicor as contemplated and its competitors might develop superior substitutes for its products or market them more effectively. Versicor's annual and quarterly reports with the U.S. Securities and Exchange Commission contain a fuller description of these and many other material risks to which Versicor is subject. Because of these risks, Versicor's actual results, performance or achievements may differ materially from the results, performance or achievements, expressed or implied by its forward-looking statements. Versicor assumes no responsibility to issue updates to the forward-looking matters discussed in this news release.

EXHIBIT K-1

CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

VERSICOR INC.

        VERSICOR, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

        1.    The original name of this corporation is Sepracor Combinatorial Chemistry Corporation and the date of filing of its original Certificate of Incorporation with the Secretary of the State of Delaware was May 2, 1995. A Certificate of Amendment was filed with the Secretary of State of Delaware on August 31, 1995 changing the name of the Corporation to Versicor Inc. A Certificate of Amendment was filed with the Secretary of State of Delaware on December 30, 1996. A Certificate of Amendment was filed with the Secretary of State of Delaware on August 28, 1997. A Restated Certificate was filed with the Secretary of State of Delaware on December 3, 1997. The Second Restated Certificate was filed with the Secretary of State of Delaware on March 25, 1999. The Third Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State of Delaware on October 28, 1999 (the "Certificate of Incorporation").

        2.    This Fourth Restated Certificate of Incorporation amends and restates the provisions of the Third Restated Certificate of Incorporation of the Corporation. This Fourth Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the DGCL and the Certificate of Incorporation of the Corporation by the Board of Directors and stockholders of the Corporation. A majority of the outstanding shares of Common Stock and the holders of the requisite number of Series Preferred (as defined in section C.(iii) of the Third Restated Certificate of Incorporation) approved this Fourth Restated Certificate of Incorporation by written consent in accordance with Section 228 of the DGCL and written notice of such was given by the Corporation in accordance with said Section 228.

        3.    The text of the Certificate of Incorporation of the Corporation is hereby restated and amended to read in its entirety as follows:

ARTICLE I

        The name of the Corporation is Versicor Inc.

ARTICLE II

        The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

        The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

ARTICLE IV

        A.    Classes of Stock.    This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of stock which the Corporation shall have authority to issue is one hundred five million (105,000,000) shares, consisting of one hundred million (100,000,000) shares of Common Stock, par value $.001 per share, and five million (5,000,000) shares of Preferred Stock, par value $.01 per share.

        B.    The rights, preferences, privileges, restrictions and other matters relating to the Common Stock.

          (i)    Voting Rights.    The holder of each share of Common Stock shall have the right to one (1) vote for each such share, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law; provided, however, that notwithstanding Section 242(b)(2) of the DGCL, such holders shall not be entitled to vote separately as a class upon any proposed amendment or alteration of the Corporation's Certificate of Incorporation that would increase the aggregate number of authorized shares of Common Stock of the Corporation.

          (ii)    Liquidation Rights.    Upon any liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Common Stock shall be entitled to receive all remaining assets of the Corporation distributed ratably among such holders.

          (iii)    Dividends.    Dividends may be paid on the Common Stock as and when declared by the Board of Directors out of funds legally available therefor.

        C.    Preferred Stock.

          (i)    The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, in one or more series of stock.

          (ii)  The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to fix and determine by resolution or resolutions the number of shares of each series of Preferred Stock and the designation thereof, and voting and other powers, preferences and relative, participating, optional or other special rights, if any, with such qualifications, limitations or restrictions on such powers, preferences and rights, if any, as shall be stated in the resolution or resolutions providing for the issue of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof, in accordance with the DGCL, and to the full extent permitted thereby; including, without limitation, any dividend rights, dividend rates, conversion rights and terms, voting rights, redemption rights and terms (including any sinking fund provisions), redemption price(s) and terms, and rights in the event of liquidation, dissolution or distribution of assets. Subject to any limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, the Board of Directors may by resolution or resolutions likewise adopted increase or decrease (but not below the number of shares of such series then outstanding) the number of any such series subsequent to the issuance of shares of that series, and in case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

        No holder of any stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of any stock of the Corporation authorized by this Certificate of Incorporation or of any additional stock of any class to be issued by reason of any increase of the authorized stock of the Corporation, or of any bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, but any stock authorized by this Certificate of Incorporation, or any such additional authorized issue of new stock or of securities convertible into stock may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations for such consideration and upon such terms and in such manner as the Board of Directors may in their discretion determine, without offering any thereof on the same terms or on any terms to the stockholders then of record or to any class of stockholders, unless the Board of Directors, in its sole discretion, elects to do so.

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ARTICLE VI

        A.    The Corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Delaware.

        B.    A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

        C.    Without action by the stockholders, the shares of stock may be issued by the Corporation from time to time for such consideration not less than the par value thereof, as may be fixed from time to time by the Board of Directors thereof, and any and all such shares so issued, the full consideration for which has been paid or delivered, shall be deemed fully paid stock and not liable to any further call or assessment thereon, and the holder of such shares shall not be liable for any further call or assessment thereon or for any further payment thereon.

ARTICLE VII

        The Corporation is to have perpetual existence.

ARTICLE VIII

        The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

ARTICLE IX

        A.    All corporate powers shall be exercised by the Board of Directors, except as otherwise provided by statute or by this Certificate of Incorporation.

        B.    Elections of directors need not be by ballot.

        C.    The Board of Directors shall consist of such number of directors as shall be determined from time to time in the manner provided by the Bylaws.

        D.    The Board of Directors shall be and is divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director is elected; provided, however, that each initial director of Class I shall hold office until the annual meeting of stockholders in 2001; each initial director in Class II shall hold office until the annual meeting of stockholders in 2002; and each initial director in Class III shall hold office until the annual meeting of stockholders in 2003.

        E.    In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, retirement, resignation or removal, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible.

        F.    Notwithstanding any of the foregoing provisions of this Certificate of Incorporation, each director shall serve until his successor is elected and qualified, or until his death, retirement,

3

resignation or removal. Should a vacancy occur or be created, whether arising through death, resignation or removal of a director, or through an increase in the number of directors of any class, such vacancy shall be filled by a majority vote of the remaining directors of the class in which such vacancy occurs or by the sole remaining director of that class if only one such director remains, or by the majority vote of the members of the remaining classes if no such director remains. A director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he is elected.

        G.    Notwithstanding any of the provisions of this Certificate of Incorporation, whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors of the Corporation by the provisions of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors fixing the terms and provisions of such class or series, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by the sole remaining director so elected.

        H.    Subject to the rights of holders of one or more classes or series of Preferred Stock to elect one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least 75% of the votes entitled to be cast in the election of directors. For the purpose of this paragraph, "cause" shall mean with respect to any particular director a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

        I.    Any amendment, alteration or repeal of this Article IX or any provision hereof shall require the approval of the holders of the shares of the Corporation representing at least 75% of the shares then entitled to vote thereon.

        J.    IN FURTHERANCE AND NOT IN LIMITATION OF THE POWERS CONFERRED BY STATUTE, THE BOARD OF DIRECTORS IS EXPRESSLY AUTHORIZED:

          (a)  To fix, determine and vary from time to time the amount to be maintained as surplus and the amount or amounts to be set apart as working capital.

          (b)  To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and/or to abolish any such reserve in the manner in which it was created.

          (c)  To make, amend, alter, change, add to or repeal Bylaws for the Corporation without any action on the part of the stockholders; except that any amendment of the authorized number of directors shall require the approval of the holders of shares of the Corporation representing at least 75% of the shares their entitled to vote thereon.

          (d)  To authorize and cause to be executed mortgages and liens, without limit as to amount, upon the real and personal property of the Corporation, including after-acquired property.

          (e)  From time to time to determine whether and to what extent, at what time and place, and under what conditions and regulations the accounts and books of the Corporation or any of them shall be open to the inspection of any stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or Bylaws or as authorized by a resolution of the stockholders or Board of Directors.

          (f)    To authorize the payment of compensation to the directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors, of the Executive Committee, and of other committees, and to determine the amount of such compensation and fees.

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ARTICLE X

        A.    A director of the Corporation shall not be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor shall any transaction or contract of the Corporation be void or voidable by reason of the fact that any director or any firm of which any director is a member or any corporation of which any director is a stockholder, officer or director, is in any way interested in such transaction or contract, provided that such transaction or contract is or shall be authorized, ratified or approved either (1) by a vote of a majority of a quorum of the Board of Directors or of the Executive Committee, without including in such majority or quorum any director so interested or member of a firm so interested, or a stockholder, officer or director of a corporation so interested, or (2) by the written consent of the holders of record of a majority of all the outstanding shares of stock of the Corporation entitled to vote or the affirmative vote of the holders of a majority of the stock of the Corporation represented at any meeting at which a quorum is present, nor shall any director be liable to account to the Corporation for any profits realized by or from or through any such transaction or contract of the Corporation authorized, ratified or approved as aforesaid by reason of the fact that he, or any firm of which he is a member or any corporation of which he is a stockholder, officer or director was interested in such transaction or contract. Nothing herein contained shall create liability in the events above described or prevent the authorization, ratification or approval of such transactions or contracts in any other manner permitted by law.

        B.    Any contract, transaction or act of the Corporation or of the Board of Directors which shall be ratified by the affirmative vote of the holders of a majority of the stock of the Corporation represented at any meeting at which a quorum is present and which is called for that purpose, shall be as valid and binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the Corporation, its directors or officers of their right to proceed with such contract, transaction or action.

ARTICLE XI

        A. The affirmative vote of the holders of not less than a majority of the outstanding voting stock of the Corporation shall be required for the approval or authorization of any: (i) merger or consolidation of the Corporation with or into any other corporation; or (ii) sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to or with any other disposition of all or substantially all of the assets of the Corporation to or with any other corporation, person or other entity.

        B.    Any amendment, alteration or appeal of this Article XI or any provision hereof shall require the approval of the holders of shares of the Corporation representing at least 75% of the shares then entitled to vote thereon.

ARTICLE XII

        A.    A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the Director derived any improper personal benefit. The foregoing sentence notwithstanding, if the DGCL hereafter is amended to authorize further limitations of the liability of a director of a corporation, then a Director of the Corporation, in addition to the circumstances in which a Director is not personally liable as set forth in the preceding sentence, shall be held free from liability to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of the foregoing provisions of this Article XII by the

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stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

        B.    Any amendment, alteration or repeal of this Article XII or any provision hereof shall require the approval of the holders of the shares of the Corporation representing at least 75% of the shares then entitled to vote thereon.

ARTICLE XIII

        A.    The stockholders of the Corporation shall not have the ability to take action by written consent; any action by the stockholders of the Corporation must be taken at an Annual Meeting or Special Meeting.

        B.    Any amendment, alteration or repeal of this Article XIII or any provision hereof shall require the approval of the holders of the shares of the Corporation representing at least 75% of the shares then entitled to vote thereon.

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        IN WITNESS WHEREOF, Versicor Inc. has caused this Fourth Restated Certificate of Incorporation to be signed by the President and Chief Executive Officer, and attested to by the Vice President, Finance and Chief Financial Officer in Fremont, California this    day of                        2000.

ATTEST:
By:	George F. Horner III President and Chief Executive Officer	By:	Dov A. Goldstein Vice President, Finance and Chief Financial Officer

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EXHIBIT K-2

BYLAWS OF SURVIVING CORPORATION

AMENDED AND RESTATED BYLAWS

Of

VERSICOR INC.

2

AMENDED AND RESTATED BYLAWS
of
VERSICOR INC.

        Section 1.    Offices.    In addition to its principal office in the State of Delaware, the Corporation may also have offices at such other places within or without the State of Delaware as the Board of Directors shall from time to time determine.

        Section 2.    Place of Meetings.    Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that stockholders and proxyholders not physically present at a meeting of the stockholders may participate in a meeting of the stockholders by means of remote communications in the manner authorized by the General Corporation Law of the State of Delaware (the "DGCL").

        Section 3.    Annual Meeting.    The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as may be specified in the notice thereof, as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of only such other business as is properly brought before such meeting in accordance with these Bylaws. If any annual meeting shall not be held on the day designated or the directors shall not have been elected thereat or at any adjournment thereof, thereafter the Board of Directors shall cause a special meeting of the stockholders to be held as soon as practicable for the election of directors. At such special meeting the stockholders may elect directors and transact other business with the same force and effect as at an annual meeting of the stockholders duly called and held.

        Section 4.    Special Meetings.    Special meetings of the stockholders of the Corporation may be held only upon notice given by or at the direction of the Board of Directors. Such notice shall state the time, place and purposes of the meeting.

        Section 5.    Meeting Business.    In order to be properly brought before any meeting of the stockholders held pursuant to Section 3, business (including the election of directors) must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, in order for any such business to be properly brought before the meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. In order to be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within the thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the meeting was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

        Section 6.    Notice; Waiver; Postponement; Cancellation.    Notice of the time and place of every meeting of the stockholders, the means of remote communications by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, if any means of remote communications is permitted by the Board of Directors, and of the business to be acted on at such meeting shall be mailed by the Secretary or the officer performing his duties, at least ten (10) days before the meeting, to each stockholder of record having voting power and entitled to such notice at his last known post office address; provided, however, that if a stockholder be present at a meeting or in writing waive notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Fourth Amended and Restated Certificate of Incorporation of the Corporation (as amended, the "Certificate of Incorporation") otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

        Section 7.    Quorum.    The holders of a majority of the stock of the Corporation having voting power present in person or by proxy shall constitute a quorum, but in every case, the presiding officer at the meeting or the stockholders present, although less than a quorum, shall have power to adjourn any meeting from time to time without notice. The holders of a majority of the stock present and entitled to vote at a duly qualified meeting of stockholders shall have power to act; unless the matter is one as to which a different vote is specified by the Certificate of Incorporation, these Bylaws or applicable law or regulation (other than Section 216 of the DGCL), in which case the different vote so specified by such provision, law or regulation shall apply. The foregoing provisions of this Section 7 each shall be subject to the voting rights of holders of any Preferred Stock of the Corporation and any related quorum requirements.

        Section 8.    Voting.    Unless otherwise specified in the Certificate of Incorporation, at every meeting of stockholders, each stockholder entitled to vote thereat shall be entitled to one vote for each share of stock held by such stockholder and may vote and otherwise act in person or by proxy; but no proxy shall be voted upon more than one (1) year after its date unless such proxy provides for a longer period.

        Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute one of the valid means by which a stockholder may grant such authority:

            (i)  A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder's authorized officer, director, employee or agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means, including, without limitation, by facsimile signature.

          (ii)  A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

A copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction.

        Section 9.    List of Stockholders Entitled to Vote.    At least ten (10) days before each election of directors, a complete list of the stockholders entitled to vote at such election, arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder, shall be made and filed either at a place within the city where the election is to be held and which place shall be specified in the notice of the meeting at which such election is to take place, or, if not so specified, at the place where such meeting is to be held. Such list shall be open to the examination of any stockholder during ordinary business hours for a period of at least ten (10) days prior to such election at the place so filed. Such list shall be produced and kept at the time and place of such election and be subject to inspection by any stockholder.

        Section 10.    Stock Certificates.    Certificates of stock shall be of such form and device as the Board of Directors may elect and shall be signed by the Chairman of the Board of Directors or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, but in case any such Certificate is countersigned by a transfer agent, other than the Corporation or its employee, or by a registrar, other than the Corporation or its employee, any other signature on such certificate may be a facsimile, engraved, stamped or printed.

        Section 11.    Transfer of Shares; Transfer Agent and Registrar.    The stock of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person, or by attorney, on the surrender of the certificates therefor. The Board of Directors may appoint one or more transfer agents and registrar of the stock.

        Section 12.    Record Date.    The Board of Directors shall have the power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect. In lieu of closing the stock transfer books as aforesaid, the Board of Directors is hereby authorized to fix in advance, a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at, any such meeting, or entitled to receive payment of any such dividends, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation.

        Section 13.    Number; Classes; Vacancies; Nominations.    Subject to Section 14 of these Bylaws, the affairs of the Corporation shall be managed by a Board of Directors consisting of such number of directors as shall be determined from time to time by resolution of a majority of the number of directors constituting the entire Board of Directors at such time and, in the absence of such determination, the number of directors shall be nine (9). The Board of Directors shall be divided into classes in accordance with Article IX of the Corporation's Certificate of Incorporation, and any vacancies shall be filled in accordance with the procedures specified in Article IX.

        Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at any meeting of stockholders. Nominations of persons for election to the Board of Directors of the Corporation at the annual meeting or any meeting called for the purpose of electing directors may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board of Directors; provided, however, that, during the Transition Period (as such term is defined in Section 14 of these Bylaws), the nominating procedures followed by the Board of Directors (and each class thereof) or the nominating committee of the Board of Directors are in accordance with Section 14 of these Bylaws, or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 13.

        In addition to any other applicable requirements, such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. In order to be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within the thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the meeting was made, whichever first occurs. Such stockholder's notice to the Secretary shall contain (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) that person's consent to such nomination, (ii) the name, age, business address and residence address of the person, (iii) the principal occupation or employment of the person, and (iv) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder, and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

        The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the nomination was not made in accordance with the foregoing procedure, and if he should so determine, shall so declare to the meeting and the defective nomination shall be disregarded.

        Section 14.    Special Provisions Relating to the Merger.

        (a)  As of the Effective Time (as such term is defined that certain Agreement and Plan of Merger (the "Merger Agreement), dated as of July    , 2002, by and between the Corporation and Biosearch Italia S.p.A., an Italian joint stock company ("Biosearch")), the Board of Directors shall be comprised of four (4) Versicor Approved Directors and four (4) Biosearch Approved Directors (as such terms are defined in subsection (e) of this Section 14), and, subject to the fiduciary duties of directors and subsection (b) of this Section 14, during the period commencing on the Effective Time and ending on the third anniversary thereof (the "Transition Period"), the Board of Directors or the nominating committee of the Board of Directors shall nominate for election at each stockholders meeting at which directors are elected, such number of Versicor Approved Directors and Biosearch Approved Directors so that the Board of Directors shall at all times remain comprised of an equal number of Versicor Approved Directors and Biosearch Approved Directors.

        (b)  During the Transition Period, at least one (1) of the Versicor Approved Directors and at least one (1) of the Biosearch Approved Directors shall be "independent directors" (as such term is defined in the Nasdaq Marketplace Rules or in the rules and regulations of any other exchange on which the Corporation's securities may trade (the "Marketplace Rules") and each other applicable rule and law (the "Independence Laws")). If, during the Transition Period, the Independence Laws require a greater percentage of the Board of Directors to be "independent directors" (as such term is defined in the Independent Laws), then, not later than the first day that the Corporation shall be unconditionally obligated to comply with the Independence Laws, the number of independent directors on the Board of Directors shall be increased and the number of Versicor Approved Directors which are independent and the number of Biosearch Approved Directors which are independent shall be equal.

        (c)  During the Transition Period, the Board of Directors shall consist of eight (8) members, and such number shall not be amended unless, immediately following such amendment, (i) the Board of

Directors is comprised of an equal number of Versicor Approved Directors and Biosearch Approved Directors and (ii) the requirements of this Section 14 are fulfilled.

        (d)  If, at any time during the Transition Period, the number of Versicor Approved Directors and the number of Biosearch Approved Directors are not equal, then, subject to the fiduciary duties of directors and subsection (b) of this Section 14, the remaining Versicor Approved Directors (if the number of Versicor Approved Directors is, or would otherwise become, less than the number of Biosearch Approved Directors) shall propose a person or persons to fill any existing vacancy or vacancies or the remaining Biosearch Approved Directors (if the number of Biosearch Approved Directors is, or would otherwise become, less than the number of Versicor Approved Directors) shall propose a person or persons to fill any existing vacancy or vacancies, in each case such that there shall be an equal number of Versicor Approved Directors and Biosearch Approved Directors. If the Board of Directors does not approve and nominate the proposed replacement candidate Versicor Approved Director by resolution passed by a majority of the entire Board of Directors, then a new replacement Versicor Approved Director shall be proposed by a majority of the remaining Versicor Approved Directors and this process shall repeat itself until a replacement candidate Versicor Approved Director is approved. If full Board of Directors does not approve and nominate the proposed replacement candidate Biosearch Approved Director by resolution passed by a majority of the entire Board of Directors, then a new replacement Biosearch Approved Director shall be proposed by a majority of the remaining Biosearch Approved Directors and this process shall repeat itself until a replacement candidate Biosearch Approved Director is approved. If the Board of Directors approves and nominates the proposed replacement candidate Versicor Approved Director or Biosearch Approved Director, as applicable, by resolution passed by a majority of the entire Board of Directors, then the remaining directors of the class into which such Versicor Approved Director or Biosearch Approved Director shall be assigned (or a majority of the directors of the remaining classes, if no such director remains), shall approve and nominate such proposed replacement candidate Versicor Approved Director or Biosearch Approved Director, as applicable.

        (e)  The term "Versicor Approved Director" means (i) any person who becomes a Director of the Corporation pursuant to Section 1.6(a) of the Merger Agreement and (ii) any person who becomes a Director of the Corporation pursuant to subsection (d) of this Section 14 and who is designated by the Versicor Approved Directors; and the term "Biosearch Director" means (i) any person who becomes a Director of the Corporation pursuant to Section 1.6(a) of the Merger Agreement and (ii) any person who becomes a Director of the Corporation pursuant subsection (d) of this Section 14 and who is designated by the Biosearch Approved Directors.

        (f)    By resolution passed by a majority of the entire Board of Directors, the Board of Directors may appoint from among its members such committees as it may from time to time deem desirable and may delegate to such committees such powers of the Board of Directors as it may consider appropriate, as permitted by the Certificate of Incorporation, these Bylaws and by applicable law; provided, however, that during the Transition Period, (i) the Corporation shall have at least the following three (3) standing committees: (1) the audit committee; (2) the compensation committee; and (3) the nominating committee; (ii) the initial members and Chairpersons of such committees shall be as set forth in Schedule 1.6 of the Merger Agreement, (iii) subject to the Marketplace Rules, the Independence Laws and other applicable rules and laws, each committee of the Board of Directors shall be comprised of an equal number of Versicor Approved Directors and Biosearch Approved Directors, and (iv) the replacements for members of any standing committee shall be proposed and approved in accordance with subsection (d) of this Section 14.

        Section 15.    Meetings; Notice; Waiver; Quorum; Voting.

        (a)  Meetings of the Board of Directors shall be held at the times fixed by resolutions of the Board of Directors or upon call of the Chairman of the Board or of the President or any five

(5) directors and may be held outside the State of Delaware. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to subsection (a) of this Section 15 shall constitute presence in person at such meeting.

        (b)  The Secretary or officer performing his duties shall give reasonable notice (which shall not in any event be less than two (2) days) of all meetings of directors, provided that a meeting may be held without notice immediately after the annual election, and notice need not be given of regular meetings held at times fixed by resolution of the Board of Directors. Meetings may be held at any time without notice if all the directors are present or if those not present waive notice either before or after the meeting. Notice stating the place, date and hour of the meeting shall be given by telephone, telegram or electronic means not less than the time above specified before the meeting shall be sufficient.

        (c)  Five directors shall constitute a quorum for the transaction of business. For purposes of clarification, during the Transition Period, the presence of at least one Versicor Approved Director and one Biosearch Approved Director shall be required for a quorum to be established. Less than such a quorum shall have power to adjourn any meeting from time to time without notice.

        (d)  The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise specified in the Certificate of Incorporation, these Bylaws or any applicable law, in which case the different vote so specified by such provision or law shall apply; provided, however, that during the Transition Period, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors if and only if such majority of the directors consists of at least one Versicor Approved Director and at least one Biosearch Approved Director.

        (e)  Unless otherwise provided in the Certificate of Incorporation, these Bylaws or any applicable law, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

        Section 16.    Indemnification of Directors, Officers, Employees and Agents.

        (a)  Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of this Corporation) by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of this Corporation, or is or was serving or has agreed to serve at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, shall be indemnified by this Corporation against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of this Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        (b)  Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or investigation by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of this Corporation, or is or was serving or has agreed to serve at the request of this Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, shall be indemnified by this Corporation against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of this Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to this Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery of Delaware or such other court shall deem proper.

        (c)  Notwithstanding the other provisions of this Section 16, to the extent that a director, officer, employee or agent of this Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section 16, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        (d)  Any indemnification under subsections (a) and (b) of this Section 16 (unless otherwise ordered by a court) shall be made by this Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section 16. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders, or (4) if a Change in Control has occurred and the director, officer, employee or agent seeking indemnification so requests, in a written opinion rendered by independent legal counsel chosen by the person requesting indemnification and not reasonably objected to by the Board of Directors. For purposes of subsection (4) of this subsection (d), "independent legal counsel" shall mean legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed substantial services for either this Corporation or the person seeking indemnification within the past five (5) years. The Corporation shall pay the fees of the independent legal counsel. For purposes of this subsection (d), a "Change in Control" shall be deemed to have occurred if (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act") is or becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 act), directly or indirectly, of securities of this Corporation representing twenty-five percent (25%) or more of the combined voting power of this Corporation's then outstanding securities in a transaction not approved by the Board of Directors sitting immediately prior to such acquisition, (ii) this Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or proxy contest, as a consequence of which members of the Board of Directors sitting immediately prior to such transaction or event constitute less than five-sixths of the Board of Directors thereafter, or (iii) during the immediately preceding four (4) years, individuals who at the beginning of such period constituted the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of the period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

        (e)  Costs, charges and expenses (including attorney's fees) incurred by a person referred to in subsections (a) and (b) of this Section 16 in defending a civil or criminal action, suit or proceeding shall be paid promptly by this Corporation in advance of the final determination of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by this Corporation as authorized by this Section 16. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

        (f)    The indemnification provided by this Section 16 shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for this Corporation, it being the policy of this Corporation that indemnification of the persons specified in subsections (a) and (b) of this Section 16 shall be made to the fullest extent permitted by applicable law. The indemnification provided by this Section 16 shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such Person. All rights to indemnification under this Section 16 shall be deemed to be a contract between this Corporation and each director, officer, employee or agent of this Corporation who serves or served in such capacity at any time while this Section 16 is in effect. Any repeal or modification of this Section 16 or any repeal or modification of relevant provisions of the DGCL or any other applicable law shall not in any way diminish any rights to indemnification of such director, officer, employee or agent or the obligation of this Corporation arising hereunder.

        (g)  If this Section 16 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then this Corporation shall nevertheless indemnify each director, officer, employee and agent of this Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, any action by or in the right of this Corporation, to the full extent permitted by any applicable portion of this Section 16 that shall not have been invalidated and to the fullest extent permitted by applicable law.

        Section 17.    Election; Positions.    The Board of Directors, as soon as may be after the election of directors in each year, shall appoint: (i) one of their number Chairman of the Board of Directors; and (ii) one of their number President of the Corporation, and may also appoint one or more Executive Vice-Presidents, Senior Vice-Presidents, First Vice-Presidents and Vice Presidents, a Secretary and a Treasurer; provided, however, that as of and at the Effective Time, the positions referenced in Section 1.6(a) of the Merger Agreement shall be filled by the persons designated pursuant to that Section 1.6(a). The Board of Directors may from time to time appoint one of their number as Vice-Chairman and may appoint such other officers as they deem appropriate. Any person may hold more than one office, except that same Person may not hold more than one of the offices of President and Secretary.

        Section 18.    Term.    The term of office of all officers shall be until the next election of directors and until their respective successors are chosen and qualified, or until they shall die or resign, but any officer may be removed from office at any time by the Board of Directors. Vacancies in any office may be filled by the Board of Directors at any meeting.

        Section 19.    Powers and Duties.    The officers of the Company shall have such powers and duties as usually pertain to their offices, except as modified by the Board of Directors, and shall also have such powers and duties as may from time to time be conferred upon them by the Board of Directors.

        Section 20.    Deposits; Checks and Drafts.    The Board of Directors is authorized to select such depositaries as it shall deem proper for the funds of the Corporation. All checks and drafts against such deposited funds shall be signed and countersigned by persons to be specified by the Board of Directors.

        Section 21.    Contracts.    The President, or any Vice-President, shall have authority to execute and deliver all contracts or undertakings of the Corporation.

        Section 22.    Corporate Seal.    The corporation seal of the Corporation shall be in such form as the Board of Directors shall prescribe.

        Section 23.    Fiscal Year.    The fiscal year of the Corporation shall be the calendar year.

        Section 24.    Amendment of Bylaws.    Either the Board of Directors or the stockholders may alter or amend these Bylaws at any meeting, duly held as above provided, the notice of which includes notice of the proposed alteration or amendment, as permitted by the Certificate of Incorporation, these Bylaws and applicable law; provided, however, that any amendment of these Bylaws by the stockholders shall require the approval of holders of shares of the Corporation representing at least seventy-five percent (75%) of the shares then entitled to vote thereon.

        Section 25.    Shareholder Rights Agreement.    The Board of Directors may impose restrictions on transfer of securities of the Corporation pursuant to the Shareholder Rights Agreement between the Corporation and the Rights Agent, as and to the extent required by such Rights Agreement, as amended from time to time.

        Section 26.    Italian Branch Manager.    For the lesser of (i) the period during which Corporation has a "permanent establishment" for Italian tax purposes, and (ii) the Transition Period, the Board of Directors shall appoint one or more of their number as "Institore" (i.e., the "Italian Branch Manager") of the permanent establishment; provided, however, that as of and at the Effective Time, the position of Italian Branch Manager shall be filled by the person designated pursuant to Section 1.6(b) of the Merger Agreement.

        Section 27.    Directors of Italian Subsidiary.

        (a)  For so long as the lesser of (i) the period during which the Corporation has a controlling interest in an S.r.l. formed under the laws of Italy (the "Italian Subsidiary"), and (ii) the Transition Period (such period, the "Italian Subsidiary Transition Period"), the Board of Directors of the Corporation or the nominating committee of the Board of Directors of the Corporation shall nominate for election at each shareholders meeting at which directors of the Italian Subsidiary are elected, such number of Versicor Approved Subsidiary Directors (as defined below) and Biosearch Approved Subsidiary Directors (as defined below) such that the Board of Directors of the Italian Subsidiary shall at all times remain comprised of an equal number of Versicor Approved Subsidiary Directors and Biosearch Approved Subsidiary Directors.

        (b)  During the Italian Subsidiary Transition Period, the Board of Directors of the Italian Subsidiary shall consist of two (2) members, and such number shall not be amended unless, immediately following such amendment, (i) the Board of Directors of the Italian Subsidiary is comprised of an equal number of Versicor Approved Subsidiary Directors and Biosearch Approved Subsidiary Directors, and (ii) the requirements of this Section 27 are fulfilled.

        (c)  If, at any time during the Italian Subsidiary Transition Period, the number of Versicor Approved Subsidiary Directors and the number of Biosearch Approved Subsidiary Directors are not equal, then the Board of Directors of the Corporation shall nominate to fill any existing vacancy or vacancies, as the case may be, such person or persons as may be requested by the Versicor Approved Directors (if the number of Versicor Approved Subsidiary Directors is, or would otherwise become, less than the number of Biosearch Approved Subsidiary Directors) or by the Biosearch Approved Directors (if the number of Biosearch Approved Subsidiary Directors is, or would otherwise become, less than the number of Versicor Approved Subsidiary Directors) to ensure that there shall be an equal number of Versicor Approved Subsidiary Directors and Biosearch Approved Subsidiary Directors. If the Board of Directors of the Corporation does not approve and nominate the proposed replacement candidate Versicor Approved Subsidiary Director by resolution passed by a majority of the entire Board of Directors of the Corporation, then a new replacement Versicor Approved Subsidiary Director shall be proposed by a majority of the Versicor Approved Directors and this process shall repeat itself until a replacement candidate Versicor Approved Subsidiary Director is approved. If the Board of Directors of the Corporation does not approve and nominate the proposed replacement candidate Biosearch Approved Subsidiary Director by resolution passed by a majority of the entire Board of Directors of the Corporation, then a new replacement Biosearch Approved Subsidiary Director shall be proposed by a majority of the Biosearch Approved Directors and this process shall repeat itself until a replacement candidate Biosearch Approved Subsidiary Director is approved.

        (d)  The term "Versicor Approved Subsidiary Director" means (i) any person who becomes a Director of the Italian Subsidiary pursuant to Section 1.6(b) of the Merger Agreement, and (ii) any person who becomes a Director of the Italian Subsidiary pursuant to subsection (d) of this Section 27 and who is designated by the Versicor Approved Directors; and the term "Biosearch Approved Subsidiary Director" means (i) any person who becomes a Director of the Italian Subsidiary pursuant to Section 1.6(b) of the Merger Agreement, and (ii) any person who becomes a Director of the Italian Subsidiary and who is designated by the Biosearch Approved Directors.

        The foregoing Bylaws were adopted by the Board of Directors of the Corporation on July    , 2002.

Peter T. Healy, Secretary

EXHIBIT L

BYLAWS OF ITALIAN SUBSIDIARY

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BY-LAWS

PART I
Name—Duration

Article 1

        A limited liability company is hereby incorporated under the name of [    •    ] (hereinafter referred to as the "Company").

Article 2

        The Company's registered office shall be located in [    •    ], [    •    ], [    •    ]. The Quota-holders' Meeting may establish and close branches, both in Italy and abroad. The Board of Directors may establish and close offices and agencies, both in Italy and abroad.

Article 3

        The duration of the Company shall be until December 31, 2050 and may be postponed or anticipated by a resolution of the Quota-holders' Meeting on extraordinary session.

PART II
Purpose

Article 4

        The corporate purpose of the Company shall be:

  a)
  the discovery, development production, distribution and marketing of new molecules, with respect to fields related to pharmaceuticals, foodstuff, chemicals and cosmetics, also on behalf of, or in consortium with, third parties;

  b)
  the promotion of initiatives aimed at developing basic and/or advanced researches or experimentation in the microbiological, biochemical or pharmaceutical fields;

  c)
  the production, elaboration, packing, distribution and marketing (in Italy and abroad), also in favor of third parties, of pharmaceutical, chemical, cosmetic, hygienic, dietetic and nutritional products, fitotherapheutical extracts, coloring and consumer goods;

  d)
  the supply of services to third parties with respect to the aforementioned paragraphs a), b) and c),

        Within the limits set forth by the law, for the accomplishment of its corporate purpose, the Company may (i) carry out all commercial, industrial, real-estate and financial transactions (it being understood that financial transactions shall not be carried out vis-à-vis the public); carry out any other activity which may be similar, complementary, secondary or in any way connected to the above purposes, inclusive of the performance of any kind of industrial or trade transactions related to real or personal property and the power to get and grant licenses; (iii) take participation and profits in other companies that carry out any activity which is similar, complementary, secondary or connected to the above purpose; and give guarantees in favor of third parties; (iv) apply for any kind of authorizations or licenses necessary for carrying out its activities; (v) take part in the incorporation of new companies or enterprises, as well as incorporate, participate in any way whatsoever, co-operate with and enter into joint ventures with other companies.

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        Finally, the Company shall be entitled to receive from the Quota-holders reimbursable loans in compliance with applicable laws and with the regulations of the Interministerial Committee for Credit and Savings.

PART III
Capital—Quotas

Article 5

        The stated capital of the Company is equal to Euro [    •    ] [MINIMUM 10,000 EURO] divided into quotas having a par value equal to 1 Euro each and, if higher, equal to a multiple of 1 Euro. Each of such quotas shall entitle the holder to one vote in the Quota-holders' Meetings per each 1 Euro.

Article 6

        The capital of the Company may be increased one or more times, also through contributions in kind. In case of increase of the Company's capital through contributions in cash, the new quotas shall be previously offered to the Quota-holders in accordance with the provisions of the Italian Civil Code.

        The Quota-holders' Meeting may resolve to decrease the capital of the Company in accordance with the provisions of the Italian Civil Code.

PART IV
Quota-holders' Meetings

Article 7

        The Quota-holders' Meeting is called as a rule by the Chairman of the Board of Directors by registered letter, or letter by international air courier, to be sent to (i) each Quota-holder at the address shown in the Quota-holders' Ledger and (ii) the Statutory Auditors, at least eight (8) days prior to the date set for the Meeting. Such letter shall indicate the Agenda, the place, date and time of the Meeting. Such letter shall indicate the date of the second call. In case of urgency, the notice of call may be sent by telegram, telex or telefax or e-mail at least five (5) days prior to the date set for the Meeting.

        The Quota-holders' Meeting which is not called pursuant to the foregoing provisions shall be nevertheless validly held if the entire capital of the Company is represented therein, personally or by proxy, and the entire Board of Directors and all of the Effective Statutory Auditors (if the Board of Statutory Auditors has been appointed) are in attendance ("totalitarian meetings").

        Provided that it is so indicated in the notice of call (except for totalitarian meetings), the Quota-holders' meeting in ordinary session may be held via video-conference among Quota-holders, Directors and/or Statutory Auditors, if appointed, attending the meeting at the registered office of the Company and Quota-holders,Directors and/or Statutory Auditors, if appointed, attending the meeting at other branches or local offices. The ordinary Quota-holders' Meeting held via video-conference shall be valid provided that (i) the video-conference connects the registered office of the Company with its branches or local offices and the person drafting the minutes be in a position to adequately perceive the discussion on the items of the agenda, (ii) the Chairman (also through the assistance of other officers) be in a position to identify all those in attendance and verify their title to attend the meeting, as well as the regularity of the discussions and the outcome of the voting process, (iii) all those in attendance may participate to the discussion and intervene in real time to the discussion of the items of the agenda and (iv) all the attendees are in a position to vote simultaneously and in real time. In such a case, the

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ordinary Quota-holders' Meeting shall be deemed as held in the place where the Chairman is present and where the Secretary must also be present in order to draft and sign the relevant minutes.

        On occasion of each ordinary Quota-holders' meeting held via video-conference, if the Chairman so indicates or the attendees so request, two representatives will be appointed per each branch or office connected via video-conference. Said representatives, under the supervision of the Chairman and Secretary of the "general" Quota-holders' Meeting, shall verify with respect to the quota-holders attending at the branch or local office of the Company the attendance of said quota-holders, the validity of the proxies, the compliance of the video-conference systems with the conditions under (i) to (iv) above, the regularity of the voting process. In addition, The president and the secretary of the "local" Quota-holders' Meeting shall perform and cause to be performed the directives given by the Chairman of the "general" Quota-holders' Meeting, with whom they will collaborate for purposes of drafting the minutes reflecting the actual development of the discussion and outcome of the voting process.

        The Quota-holders' Meeting may be held either in Italy, or abroad including the U.S. and England.

Article 8

        Each Quota-holder, who is entitled to attend the Quota-holders' Meeting, may, by written proxy, delegate a third party, not necessarily a Quota-holder, to represent him at such Meeting, provided that the above representative is neither (i) a Director, a Statutory Auditor or an employee of the Company, nor (ii) a subsidiary of the Company, any of its Directors, Statutory Auditors or employees. The Chairman of the Meeting shall verify the regularity of the proxies and, in general, the right of any person to attend the Meeting.

Article 9

        The Quota-holders' Meeting shall be chaired by the Chairman of the Board of Directors or any other person chosen by the Quota-holders among those in attendance.

        The Chairman of the Meeting shall appoint a Secretary and may appoint two tellers by choosing them among the persons in attendance.

Article 10

        The Quota-holders' Meeting shall be either Ordinary or Extraordinary.

Article 11

        The Ordinary Quota-holders' Meeting shall approve the financial statements, appoint the members of the Board of Directors and determine the relevant compensation; it shall resolve upon any other matter pertaining to the management of the Company, pursuant to the law or these By-Laws, as well as upon any matter submitted for consideration by the Board of Directors; it shall also resolve on bringing liability actions against the Directors.

        The Ordinary Quota-holders' Meeting shall be called at least once a year, within four (4) months from the end of the fiscal year. If particular needs so require, such term may be extended by the Board of Directors up to a maximum of six (6) months.

        The Ordinary Quota-holders' Meeting validly resolves with the affirmative vote of the majorities set forth by the relevant provisions of the Italian Civil Code, both in first and in second call.

        The minutes of the Ordinary Quota-holders' Meetings shall be signed by the Chairman of the Meeting and by the Secretary.

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Article 12

        The Extraordinary Quota-holders' Meeting resolves upon the amendments to the Articles of Incorporation and these By-laws, appoints the liquidators and determines their powers.

        The Extraordinary Quota-holders' Meeting validly resolves with the affirmative vote of the majorities set forth by the relevant provisions of the Italian Civil Code, both in first and in second call.

        The minutes of the Extraordinary Quota-holders' Meetings must be drawn up by a Notary Public.

PART V
Directors

Article 13

        The Company shall be managed by a Board composed of [    •    ] ([    •    ]) Directors, appointed by the Quota-holders' Meeting.

        The members of the Board of Directors may even not be Quota-holders and they are appointed for the term established by the Quota-holders' Meeting.

Article 14

        The Board of Directors shall elect the Chairman among its members, if he has not been already appointed by the Quota-holders' Meeting, and may appoint a Secretary, who may be a person who does not have relationships with the Company.

Article 15

        The Board of Directors shall be called (at the place indicated in the notice of call and also abroad) by the Chairman and, in any case, upon request of the majority of the Directors or of the Board of Statutory Auditors, if appointed, to the Chairman.

        The Board of Directors shall be called by telex, telegram, telefax or registered letter to be sent (by international air courier, if the addressee resides abroad) to each Director and Effective Statutory Auditor (if appointed), at least five (5) days prior to the date set for the Meeting or, in case of urgency, by telegram or telefax or telex to be sent at least one (1) day prior to the date set for the Meeting.

        The Board Meetings may be also held through videoconference or teleconference, provided that all those in attendance may be identified and such identification is mentioned on the relative minutes, and all those in attendance may participate to the discussion and intervene in real time to the discussion of the items of the agenda; in such a case, the Board Meeting shall be considered as held in the place where the Chairman is present and where the Secretary must be present in order to draft and sign the relevant minutes.

        The Board of Directors' Meeting validly resolves if the majority of the appointed Directors is in attendance. The Board of Directors' Meeting validly resolves with the affirmative vote of the majority of the Directors attending the Meeting. The Meeting shall be chaired by the Chairman or, in his absence, by another Director appointed by the Directors in attendance.

Article 16

        The resolutions taken by the Board of Directors shall be drafted in minutes, which are to be transcribed in the appropriate corporate book, pursuant to the law, and signed by the Director presiding over the Meeting and by the Secretary.

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Article 17

        The Board of Directors is vested with the broadest powers for the ordinary and extraordinary management of the Company and, in particular, shall have the power to perform all the acts which are deemed necessary for the accomplishment of the Company's purpose, except for those acts which are reserved by the law or by these By-laws to the Quota-holders' Meeting.

Article 18

        The Board of Directors may, within the limits set forth by the law, delegate its powers to one or more Managing Directors, indicating the limits of such delegation.

Article 19

        The Chairman of the Board of Directors and the Managing Director, if appointed, shall (i) represent the Company before any judicial or administrative authority and vis-à-vis third parties, and (ii) have the signature powers in the name and on behalf of the Company. The Chairman of the Board of Directors and the Managing Director, if appointed, may appoint attorneys-in-fact for specific acts and transactions or categories of acts and transactions, determining their powers.

PART VI
Financial Statements and Dividends

Article 20

        The fiscal year of the Company shall end on December 31 of each year. At the end of each fiscal year, the Sole Director or the Board of Directors shall prepare the Financial Statements of the Company in compliance with the provisions of the law.

Article 21

        The net profits, except for an amount equal to 5% (five per cent) of such profits which shall be allocated to the legal reserve fund until such fund reaches one-fifth (1/5th) of the Company's stated capital and, in case such fund decreases below said level, until said level is once again reached, shall be distributed to the Quota-holders in proportion to the quotas owned by each of them, unless a different allocation is resolved upon by the Quota-holders' Meeting, pursuant to the applicable laws.

Article 22

        A copy of the financial statements shall be deposited with the Company's registered office during the fifteen days preceding the date set for the Quota-holders' Meeting.

Article 23

        Dividends which are not claimed within five (5) years from the date on which they become payable shall be forfeited in favor of the Company.

PART VII
Board of the Statutory Auditors

Article 24

        If provided for the laws or resolved by the Quota-holders' Meeting, the Quota-holders' Meeting may appoint a Board of Statutory Auditors composed of three Effective Auditors and two Alternative

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Auditors. The same Quota-holders' Meeting which shall appoint the Board of Statutory Auditors shall appoint the Chairman and fix the compensation of the Statutory Auditors.

PART VIII
Dissolution and Winding-up of the Company

Article 25

        In case of winding-up of the Company for any reason whatsoever, the Quota-holders' Meeting shall determine, within the limits set forth by the law, the procedure for the winding-up and shall appoint one or more liquidators, determining their powers and compensation.

Article 26

        All matters not specifically contemplated in these By-laws shall be governed by the provisions of the Italian Civil Code and the applicable laws.

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EXHIBIT M-1

ARTICLES OF ASSOCIATION OF BIOSEARCH MANUFACTURING

Repertorio n. 20178	Raccolta n. 6909

ATTO COSTITUTIVO DELLA SOCIETA' UNIPERSONALE
A RESPONSABILITA' LIMITATA:
"BIOSEARCH MANUFACTURING S.r.l."
(D.Lgs. 3 marzo 1993 n.88)
REPUBBLICA ITALIANA

Il giorno due giugno duemila

2 giugno 2000;

in Matera, vico XX Settembre n.6;

innanzi a me dottor Nicola Grassano, Notaio in Montescaglioso, iscritto nel ruolo del distretto notarile di Matera;

senza presenza di testimoni per rinunzia della parte che ha i requisiti di legge—effettuata con il mio consenso

è comparso:

        —Ambrosio Costantino, dirigente di azienda, nato a Torre Annunziata il 1° gennaio 1943, residente in Milano, via Orio Bergani n.1, il quale—in virtù di procura speciale rogata dal dott. Alessio Michele Chiambretti, Notaio in Saronno, in data 24 maggio 2000 rep. n. 173155, qui allegata in originale sotto la lettera "A"—interviene in qualità di procuratore speciale della società per azioni "BIOSEARCH ITALIA S.p.A.", con sede in Milano, via Regina Giovanna n.17, iscritta presso la C.C.I.A.A. di Milano al n. 1523129/1996 del Registro Imprese ed al n. 1508958 del R.E.A. capitale sociale lire 17.388.451.000, versato per lire 14.285.714.000, codice fiscale 11922440158. Detto comparente, cittadino italiano, in rappresentanza di società di nazionalità italiana, della cui identità personale e qualità io Notaio sono certo, mi richiede di ricevere il presente atto con il quale si stabilisce quanto segue.

ARTICOLO 1

E' costituita una società unipersonale a responsabilità limitata denominata "BIOSEARCH MANUFACTURING S.r.l.".

ARTICOLO 2

La società ha sede legale in Matera, Piazza Mulino n. 10

ARTICOLO 3

La durata della società è fissata sino al 31 dicembre 2050 e potrà essere prorogata con deliberazione assembleare

ARTICOLO 4

L'oggetto sociale è quello risultante dall'art. 5 dello Statuto Sociale che, debitamente sottoscritto dalle parti e da me Notaio, si allega a questo atto sotto la lettera "B"

ARTICOLO 5

Il capitale sociale è di 15.000 (quindicimila) Euro ed è diviso in 500 (cinquecento) quote da 30 (trenta) Euro cadauna. Esso viene interamente sottoscritto dall'unico socio "BIOSEARCH ITALIA S.p.A." che, come rappresentata, dà atto di aver provveduto a versare l'intero importo del capitale sociale presso la dipendenza di Saronno della CARIPLO Cassa di Risparmio delle Provincie Lombarde S.p.A., in data

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18 maggio 2000, così come risulta dalla ricevuta di deposito che il procuratore speciale della predetta S.p.A. qui esibisce e che verrà inoltrata, unitamente al ricorso per omologazione alla competente Autorità Giudiziaria.

ARTICOLO 6

La società è amministrata da un Consiglio di Amministrazione con i poteri di cui all'art. 16 dello statuto sociale.

A tale carica vengono eletti fino a revoca i signori:

        —Parenti Francesco, nato a Milano il 3 aprile 1940, residente in Parigi (Francia), 39, Rue Raynoard, codice fiscale PRN FNC 40003 F205J;

        —Ambrosio Costantino, sopra generalizzato, codice fiscale MBR CTN 43A01 L245Y;

        —Tamburrano Domenico, nato a Roma il 23 febbraio 1939, ivi residente in via Conca d'Oro n. 300, codice fiscale TMB DNC 39B23 H501S.

Ai sensi dell'art. 2380, 4° comma, c.c., viene nominato Presidente del Consiglio di Amministrazione Parenti Francesco

ARTICOLO 7

Gli esercizi sociali si chiudono il trentuno dicembre di ogni anno. Il primo esercizio si chiuderà il 31 dicembre 2000

ARTICOLO 8

La società si dichiara costituita sotto la piena osservanza delle norme contenute in questo atto e di quelle stabilite nello statuto sociale che viene dalla parte approvato

ARTICOLO 9

Il nominato Presidente del Consiglio di Amministrazione viene delegato ad apportare al presente atto e statuto allegato tutte le modifiche, soppressioni ed aggiunte che venissero eventualmente richieste in sede di omologazione dalla competente Autorità Giudiziaria

ARTICOLO 10

Le spese del presente atto sono a carico della Società.

L'importo globale approssimativo delle stesse e di quelle consequenziali ammonta ad Euro 1.550 (millecinquecentocinquanta).

        Richiesto.

ho rogato questo atto che, unitamente agli allegati, ho letto alle parti le quali lo approvano e lo sottoscrivono con me Notaio.

Scritto con sistema elettronico e parzialmente completato a mano da persona di mia fiducia, l'atto Consiglio di Stato di un foglio di cui occupa tre pagine e fin qui della quarta.

Firmato: Costantino Ambrosio, Notaio Nicola Grassano, v'è il sigillo

Seguono allegati.

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EXHIBIT M-2

BYLAWS OF BIOSEARCH MANUFACTURING

Allegato "B" al n. 6909 di Raccolta.

STATUTO
DELLA SOCIETÀ A RESPONSABILITÀ' LIMITATA
"BIOSEARCH MANUFACTURING S.r.l."
DENOMINAZIONE—SEDE—DURATA

Art.1) E' costituita una Società a responsabilità limitata denominata: "BIOSEARCH MANUFACTURING S.r.l.".

Art.2) La sede sociale è in Matera, Piazza Mulino n.10.

La società ha facoltà di istituire succursali, agenzie, rappresentanze e recapiti sia in Italia che all'estero.

Art.3) Il domicilio dei soci, per quanto concerne i loro rapporti con la Società, è quello risultante dai libri sociali.

Art.4) La durata della Società è fissata sino al 31 dicembre 2050, salvo proroga.

OGGETTO

Art.5) La Società ha per oggetto;

—la produzione, la lavorazione, il confezionamento, nonché il commercio, l'import, l'export e la distribuzione (in Italia ed all'estero), in proprio e per conto di terzi, di prodotti farmaceutici, parafarmaceutici, chimici, cosmetici, igienici, dietetici, nutrizionali, estratti fitoterapici, coloranti, articoli di consumo;

—lo sviluppo di metodi di produzione industriale nel settore farmaceutico, parafarmaceutico, alimentare, chimico e cosmetico, per conto di terzi, in associazione con terzi e per conto proprio.

Essa potrà, inoltre, compiere—in quanto ritenute dall'Organo Amministrativo strumentali al raggiungimento dell'oggetto di cui sopra—tutte le operazioni commerciali, industriali, finanziarie, mobiliari ed immobiliari, assumere partecipazioni ed interessenze in altre società ed imprese aventi oggetto analogo od affine al proprio e rilasciare fidejussioni e garanzie, anche reali, anche nell'interesse di terzi, nonché avvalersi di contributi, finanziamenti, agevolazioni ed esenzioni fiscali previste dalla vigente legislazione, con particolare riferimento a quella relativa alle aziende operanti nel Mezzogiorno d'Italia.

Con riferimento alla assunzione di partecipazioni ed alle eventuali operazioni finanziari che scaturissero dai rapporti con gli enti partecipati, viene precisato, ai sensi e per gli effetti del d.l. 3 maggio 1991 n.143, convertito in legge 5 luglio 1991 n.197, che dette operazioni potranno essere compiute soltanto a titolo strumentale per il conseguimento dell'oggetto sociale. Pertanto, viene espressamente e tassativamente esclusa per la società, la possibilità di effettuare qualsiasi operazione che configuri attività di erogazione di credito al consumo, anche nell'ambito dei propri soci, e/o di intermediazione nei confronti del pubblico avente per oggetto partecipazioni societarie e concessione di finanziamenti sotto qualsiasi forma.

CAPITALE E QUOTE

Art.6) Il capitale sociale è di 15.000 (quindicimila) Euro ed è diviso in 500 (cinquecento) quote da 30 (trenta) Euro cadauna.

Ogni socio ha diritto ad un voto per ogni quota di Euro, ai sensi dell'art. 2485 c.c.

Qualora si ravvisi la necessità per il raggiungimento dei fini statuari di ricorrere a ricerca di capitale liquido e non si ritenga opportuno—per difficoltà obbiettive o per la temporaneità della esigenza o per

1

altro motivo—di procedere all'aumento di capitale e si vorrà, invece, ricorrere al finanziamento da parte dei soci, questo dovrà essere fatto senza decorrenza di interessi e in esatta e rigorosa proporzione rispetto alla quota da ciascuno posseduta, ma pursempre nel rispetto dei limiti di cui alla deliberazione 3 marzo 1994 del Comitato Interministeriale per il Credito ed il Risparmio.

Art.7) Le quote sono trasferibili anche per atto tra vivi, salvo il diritto di prelazione a favore degli altri soci, ove si costituisca una pluralità di soci.

In tal caso, il socio che intende cedere la sua quota o parte di essa dovrà darne comunicazione all'organo amministrativo con lettera raccomandata R.R., indicando il nome del terzo cessionario, il prezzo e ogni modalità della cessione.

L'Organo Amministrativo a sua volta ne darà immediatamente comunicazione agli altri soci.

L'esercizio della prelazione dovrà avvenire entro trenta giorni da quando il socio ne ha avuto notizia, mediante lettera raccomandata R.R. spedita all'Organo Amministrativo, con la quale il socio si dichiara disposto (a pena di decadenza) ad acquistare tutte le quote in vendita.

Se i soci che intendono esercitare il diritto di prelazione sono più la quota da trasferire è assegnata ai richiedenti in proporzione alle rispettive quote sociali.

Il trasferimento (col contestuale versamento del corrispettivo della cessione) sarà perfezionato entro sessanta (n.60) giorni successivi ai trenta (n.30) giorni previsti per il valido esercizio della prelazione.

Per le modalità del trasferimento si applica l'art.2479 c.c.

Il diritto di prelazione non opera ove le quote vengano cedute al coniuge o a partenti in linea retta del socio.

ASSEMBLEE

Art.8) L'assemblea regolarmente costituita rappresenta la universalità dei soci. Le sue deliberazioni, prese in conformità di legge e di statuto, obbligano tutti i soci i ancorché assenti o dissenzienti.

La constatazione della legale costituzione della Assemblea (quorum costitutivo) è fatta dal Presiedente, all'inizio della riunione.

Una volta avvenuta tale constatazione, l'eventuale allontanamento di intervenuti, verificatosi nel corso dell'adunanza per qualsiasi motivo, non incide sulla validità delle deliberazioni.

La maggioranza dei voti necessari per deliberare (quorum deliberativo) si determina in base al capitale intervenuto ed avente diritto di voto. L'astensione dal voto è parificata al voto contrario. Non si computa nel quorum deliberativo il voto dei soci in conflitto di interessi.

Le delibere dell'Assemblea devono essere riportate nel Registro Verbali tenuto e sottoscritto ai sensi di legge.

Il socio unico esercita i poteri demandati all'Assemblea dei soci

Art.9) Le assemblee Ordinarie e Straordinarie saranno convocate dal Presidente del Consiglio di Amministrazione, anche fuori della sede sociale, purché nell'ambito territoriale della Repubblica Italiana.

La convocazione avverrà mediante avviso spedito ai soci almeno otto (n.8) giorni prima dell'adunanza, con lettera raccomandata o consegnata a mani proprie.

Nella lettera devono essere indicati il luogo, il giorno e l'ora dell'adunanza e l'elenco delle materie da trattare.

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E' regolarmente costituita l'Assemblea, anche senza formale convocazione, in forma totalitaria, quando siano presenti l'intero capitale sociale, e l'Organo Amministrativo

Art.10) Il socio può farsi rappresentare in Assemblea, con delega scritta, da altra persona ai sensi e con le limitazioni di cui agli artt. 2372 e 2486 c.c.

La regolarità della delega sarà accertata dal Presidente dell'Assemblea.

Art.11) L'assemblea sarà presieduta dal Presidente del Consiglio di Amministrazione.

In caso di sua assenza o impedimento, l'Assemblea eleggerà il proprio Presidente.

Per quanto riguarda la nomina del Segretario, essa è di competenza dell'Assemblea ai sensi dell'art.2371 c.c.

Art.12) L'Assemblea sia Ordinaria che Straordinaria delibera col voto favorevole di tanti soci che rappresentino almeno il 51% del capitale sociale.

Art.13) L'Assemblea Ordinaria deve essere convocata almeno una volta all'anno, entro quattro mesi dalla chiusura dell'esercizio sociale.

AMMINISTRAZIONE E RAPPRESENTANZA

Art.14) La Società è amministrata da un Consiglio di Amministrazione composto da un massimo di sette membri.

Spetta all'Assemblea Ordinaria, analogamente a quanto disposto dall'art. 2380 c.c., determinare la composizione del Consiglio di Amministrazione, i cui membri possono essere anche non soci, e la cui durata ed il cui numero dovranno essere stabiliti di volta in volta dall'Assemblea medesima.

Art.15) Per la gestione competente al Consiglio di Amministrazione, valgono le seguenti regole:

        a)    — il Consiglio potrà delegare le proprie attribuzioni ad uno o più dei suoi membri, determinando i limiti della delega, ai sensi dell'art. 2381 c.c.;

        b)    — il Consiglio potrà inoltre nominare un Vice Presidente che avrà tutti i poteri del Presidente nel caso di assenza o impedimento di quest'ultimo.

        Nei confronti dei terzi, la firma del sostituto fa piena prova di tale assenza o impedimento;

        c)    — il Consiglio è convocato dal Presidente o da chi ne fa le veci, tutte le volte che lo si ritenga utile o quando ne sia fatta richiesta dalla maggioranza dei componenti del Consiglio stesso.

La convocazione è fatta a mezzo di lettera raccomandata o mediante comunicazione diretta (a mani) almeno cinque giorni prima di quello fissato per la riunione, e, in caso di urgenza, a mezzo di telegramma, in modo che i Consiglieri ne siano informati almeno un giorno prima della riunione.

Per la validità delle deliberazioni è necessaria la presenza della maggioranza degli Amministratori in carica.

Le deliberazioni sono prese a maggioranza dei voti dei presenti.

Nell'ipotesi in cui i componenti del Consiglio di Amministrazione siano due, la deliberazione, per poter essere eseguita, deve essere adottata con il voto favorevole di entrambi i consiglieri.

Art.16) Al Consiglio di Amministrazione competono i più ampi poteri di ordinaria e straordinaria amministrazione della Società, fatta eccezione per le seguenti operazioni per le quali occorrerà la preventiva autorizzazione dell'assemblea oridinaria:

— alienazione di beni immobili;

— rinunzia ad ipoteche legali;

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— contrazione di mutui e finanziamenti passivi in genere;

— consenso ad iscrizione, riduzione e cancellazione di ipoteche e privilegi;

— nomina di avvocati e procuratori.

Art.17) La rappresentanza della Società spetta al Presidente del Consiglio di Amministrazione, nonché disgiuntamente all'amministratore delegato (se nominato), nell'ambito delle attribuzioni delegate.

Spetta al rappresentante legale conferire procure ad negotia o alle liti.

Art.18) L'Organo Amministrativo potrà nominare Direttori, Vice Direttori e procuratori ex art.2209 c.c. anche fra persone estranee, determinando il compenso da corrispondere, anche sotto forma di interessenza.

I contratti fra l'unico socio e la società, nonché le operazioni a favore dell'unico socio devono risultare da atto scritto.

La carica di Direttore Tecnico non è incompatibile con quella di Amministratore.

Art.19) All'Organo Amministrativo spetta il solo rimborso delle spese sostenute per l'espletamento dell'incarico; salvo che l'Assemblea non deliberi di volta uno speciale compenso.

COLLEGIO SINDACALE

Art.20) Ricorrendo le condizioni e le circostanze di legge che rendono obbligatoria la costituzione del collegio sindacale, l'assemblea provvederà alla nomina di tre sindaci effettivi e di due supplenti, da prescegliere in base all'art.2397 c.c., determinando per essi il relativo compenso. Il collegio sindacale funzionerà secondo le prescrizioni del Codice Civile.

BILANCI ED UTILI

Art.21) Gli esercizi sociali si chiudono al 31 dicembre di ogni anno.

Alla fine di ciascun esercizio, l'Organo Amministrativo procederà alla formazione del bilancio con il conto dei profitti e delle perdite, da compilarsi con criteri di oculata prudenza.

Art.22) Gli utili netti, dopo il prelievo—ai sensi degli artt.2491 e 2428 c.c.—del cinque per cento (5%) per la riserva legale, saranno ripartiti fra i soci in proporzione al capitale sottoscritto; salva diversa destinazione deliberata dall'Assemblea.

SCIOGLIMENTO E LIQUIDAZIONE

        Art.23) Addivendendosi in qualsiasi tempo e per qualsiasi causa allo scioglimento della Società, l'Assemblea determinerà le modalità della liquidazione e nominerà uno o più liquidatori, fissandone i poteri.

CLAUSOLA COMPROMISSORIA

Art24) Le controversie che insorgessero fra la Società ed i soci, gli Amministratori ed i liquidatori, in dipendenza del presente statuto e di delibere regolarmente prese, saranno decise—purché possano formare oggetto di compromesso—da un Collegio di tre arbitri nominati uno da ciascuna delle parti litiganti ed il terzo (in funzione di Presidente) d'accordo o, in difetto, dal presidente della Camera Arbitrale del luogo ove ha sede la società, su richiesta dei due arbitri e/o della parte diligente.

Nell'ipotesi in cui una parte non provveda alla nomina dell'arbitro, l'altra, decorsi inutilmente dieci giorni dall'invito rivolto con lettera raccomandata R.R. può chiedere al Presidente dell'Organo suindicato la nomina degli altri due. Nel caso di controversie tra più di due parti, i membri del Collegio abitrale saranno scelti da tutte le parti; in caso di disaccordo su tutti o su alcuni degli arbitri, la nomina

4

dell'arbitro o degli arbitri mancanti sarà rimessa al suddetto Presidente della Camera Arbitrale, che provvederà anche a designare il Presidente del Collegio.

Il Collegio Arbitrale funzionerà con poteri di amichevole compositore in via irrituale ed inappellabilmente e provvederà anche sulle spese e competenze spettanti agli Arbitri.

NORMA GENERALE DI RINVIO

Art.25) Per quanto non è espressamente contemplato nel presente statuto, valgono le disposizioni di legge vigenti in materia.

Matera, due giugno duemila

Firmato: Costantino Ambrosio, Notaio Nicola Grassano, v'è il sigillo

n.126160 di repertorio

PROCURA
Repubblica Italiana
9 settembre 1996

L'anno millenovecentonovantasei, il giorno nove del mese di settembre.

In Milano, piazza della Repubblica n.28.

Avanti a me dr. Giuseppe Santambrogio Notaio in Milano, iscritto presso il Collegio Notarile di Milano, senza assistenza di testimoni per rinuncia del comparente e con il mio consenso, e comparo il signor:

STEFANO DONADIO nato a Salerno (SA) il 4 gennaio 1956, residente a Malnate (VA), via Procida n 6, ricercatore, codice fiscale DND SFN 56A04 H703B.

Esso comparente, della cui identità personale io Notaio sono certo, nomina suoi procuratori speciali i signori:

ERMENEGILDO RESTELLI nato a Saronno (VA) il 20 maggio 1955, residente a Gerenzano (VA), via Rovello n. 57 e

LUIGI COLOMBO nato a Varese (VA), il 28 giugno 1963, residente a Malnate (VA), via Redipuglia n.15,

in via tra loro disgiunta, affinché l'uno o l'altro di essi intervenga, in nome, vece e rappresentanza di esso mandante, all'atto costitutivo di una società a responsabilità limitata.

Conferisce pertanto ai nominati procuratori, sempre in via tra loro disgiunta, ogni più ampia ed illimitata facoltà, nessuna esclusa od eccettuata, quelle comprese di sottoscrivere l'atto costitutivo, ivi determinando la denominazione, l'oggetto, la sede, la durata, il capitale sociale, assumere in nome di esso mandante una quota di partecipazione al capitale stesso, approvare lo statuto sociale, procedere alla nomina degli organi e delle cariche sociali e compiere quan'altro si renderà necessario per la completa attuazione dell'operazione di costituzione in oggetto.

Il tutto con promessa fin d'ora di rato e valido.

I nominati procuratori sono specificamente autorizzati a contrarre eventualmente con se stessi in proprio o come rappresentanti di un'altra parte, escluso in tal modo ogni possibile conflitto di interessi ai sensi dell'art. 1395 C.C:

        Di

questo atto, scritto da persona di mia fiducia e da me su un foglio per pagine intere una e parte della seconda, io Notaio ho dato lettura al comparente.

    Firmati: Stefano Donadio

    Giuseppe Santambrogio Notaio

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        tabellionato

******************************************

ALLEGATO C DEL N. 126169/12754 DI REPERTORIO

6

EXHIBIT N

FORM OF PATENT ACKNOWLEDGMENT

ACKNOWLEDGEMENT AND CONFIRMATION OF
ASSIGNMENT OF PATENT PROPERTY
FROM BIOSEARCH ITALIA S.P.A. TO VERSICOR INC.

        Biosearch Italia S.p.A., a joint stock company organized under the laws of Italy and having a principal place of business at                                                 ("Assignor"), hereby declares that Assignor is the true proprietor of the patents, applications, inventions, utility models, and new designs listed on the attached Schedule A ("Patent Property"), and hereby acknowledges and confirms that by operation of law as a consequence of the merger (by notarial deed dated                        , 2002 and drafted by Mr. [                        ], Notary in Milan, with the no. of repertory that will be subsequently indicated by the same Notary by means of a letter sent to the parties hereto) of Assignor and Versicor Inc., a corporation organized under the laws of the State of Delaware, United States, having a principal place of business at                                                                         ("Assignee"), said merger including good and valuable consideration (including the sum of ten dollars ($10.00USD), all right, title and interest in the Patent Property will be assigned and transferred to Assignee, as of the effective time of the merger.

        Assignor further acknowledges and confirms that Assignee, as new proprietor of the Patent Property as of the effective time of the merger, may, solely in Assignee's name, conduct all necessary procedures for recording and registering this Acknowledgement and Confirmation of Assignment with any Patent office, Intellectual Property office or other governmental agency throughout the world.

        Assignor hereby further acknowledges and confirms that by operation of law, as of the effective time of the merger, all claims, demands and causes of action for the past infringement of said Patent Property, including the right to collect damages for past infringement, or for unfair competition in business in connection therewith wheresoever or by whomsoever committed, will be assigned to the Assignee, the same to be held and enjoyed by Assignee, and Assignee's subsidiaries, affiliates, successors and assigns, as fully and entirely as the same would or could have been held and enjoyed by Assignor had the merger between Assignee and Assignor not become effective and the consequent Assignment by operation of law not been made.

1

        Versicor Inc. formally declares to accept all rights, title and interest in and to the Patent Property as of the effective time of the merger.

        Dated this            day of            , 200  .

Assignor: BIOSEARCH ITALIA S.P.A.
Signature:
Name:
Title:
Address:
State of	)
) SS
County of	)

        On                        , 2002 before me,                                                  , Notary Public, personally appeared                                                 , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity as                        of Biosearch Italia S.p.A., and that by his/her signature on the instrument the entity, upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

2

Assignee: VERSICOR INC.

Name:
Title:
Address:
State of	)
) SS
County of	)

        On                        , 2002 before me,                                                  , Notary Public, personally appeared                                                 , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity as                        of Versicor Inc., and that by his/her signature on the instrument the entity, upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

3

SCHEDULE A OF ACKNOWLEDGMENT AND CONFIRMATION
OF ASSIGNMENT OF PATENT PROPERTY

4

EXHIBIT O

FORM OF TRADEMARK ACKNOWLEDGMENT

ACKNOWLEDGEMENT AND CONFIRMATION OF
ASSIGNMENT OF TRADEMARK PROPERTY
FROM BIOSEARCH ITALIA S.P.A. TO VERSICOR INC.

        Biosearch Italia S.p.A., a joint stock company organized under the laws of Italy and having a principal place of business at                        , ("Assignor"), hereby declares that Assignor is the true proprietor of the trademarks, service marks, trade names, registrations, and applications listed on the attached Schedule A ("Trademark Property"), and hereby acknowledges and confirms that by operation of law as a consequence of the merger (by notarial deed dated                        , 2002 and drafted by Mr. [                        ], Notary in Milan, with the no. of repertory that will be subsequently indicated by the same Notary by means of a letter sent to the parties hereto) of Assignor and Versicor Inc., a corporation organized under the laws of the State of Delaware, United States and having a principal place of business at                        ("Assignee"), said merger including good and valuable consideration (including the sum of ten dollars ($10.00USD), all right, title and interest in the Trademark Property, together with the goodwill symbolized by said Trademark Property, will be assigned and transferred unto Assignee as of the effective time of the merger.

        Assignor further acknowledges and confirms that Assignee, as new proprietor of the Trademark Property as of the effective time of the merger, may, solely in Assignee's name, conduct all necessary procedures for recording and registering this Acknowledgement and Confirmation of Assignment with any Trademark office, Intellectual Property office, or other governmental agency throughout the world.

        Assignor hereby further acknowledges and confirms that by operation of law, as of the effective time of the merger, all claims, demands and causes of action for the past infringement of said Trademark Property, including the right to collect damages for past infringement, or for unfair competition in business in connection therewith wheresoever or by whomsoever committed, will be assigned to the Assignee, the same to be held and enjoyed by Assignee, and Assignee's subsidiaries, affiliates, successors and assigns, as fully and entirely as the same would or could have been held and enjoyed by Assignor had the merger between Assignee and Assignor not become effective and the consequent Assignment by operation of law not been made.

        Versicor Inc. formally declares to accept all rights, title and interest to the Trademark Property, and the goodwill of the business symbolized by said Trademark Property.

        Dated this            day of July, 2002.

Assignor: BIOSEARCH ITALIA S.P.A.
Signature:
Name:
Title:
Address:
State of	)
) SS
County of	)

        On                        , 2002 before me,                                                  , Notary Public, personally appeared                                                 , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity as                        of Biosearch Italia S.p.A., and that by his/her signature on the instrument the entity, upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

Assignee: VERSICOR INC.

Name:
Title:
Address:
State of	)
) SS
County of	)

        On                        , 2002 before me,                                                  , Notary Public, personally appeared                                                 , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity as                        of Versicor Inc., and that by his/her signature on the instrument the entity, upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

SCHEDULE A OF ACKNOWLEDGEMENT AND CONFIRMATION OF
ASSIGNMENT OF TRADEMARK PROPERTY

EXHIBIT P-1

[Letterhead of O'Melveny & Myers LLP]

DRAFT

[closing date], 2002

Biosearch Italia S.p.A.
[address line 1]
[address line 2]
[address line 3]

          Re:    Merger of Biosearch Italia S.p.A. with and into Versicor Inc.

Ladies and Gentlemen:

        We have acted as counsel to Versicor Inc., a Delaware corporation (the "Company"), in connection with the Agreement and Plan of Merger dated                        , 2002 (the "Merger Agreement") between the Company and Biosearch Italia S.p.A., an Italian joint stock company ("Biosearch"). We are providing this opinion to you at the request of the Company pursuant to Section 6.1(g) of the Merger Agreement. Except as otherwise indicated, capitalized terms used in this opinion and defined in the Merger Agreement will have the meanings given in the Merger Agreement.

        In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate, including the following:

  (a)
  the Merger Agreement;

  (b)
  the Progetto di fusione, approved by the Company's Board of Directors as of July [    ], 2002 (the "Merger Plan");

  (c)
  the Merger Deed to be filed by Biosearch with the Companies' Register in Milan (the "Merger Deed");

  (d)
  the Certificate of Merger to be filed with the Secretary of State of the State of Delaware (the "Certificate of Merger");

  (e)
  the Versicor Inc. Disclosure Schedule, dated [                        ], 2002 delivered by the Company pursuant to the Merger Agreement and the agreements listed in Section [    ] thereto (the "Scheduled U.S. Agreements");

  (f)
  the Officers' Certificate of the Company, dated the date hereof (the "Company Certificate"), the orders, judgments and decrees referred to therein, if any, and the agreements listed in Section [    ] of the supplemental disclosure schedule attached thereto as (collectively, together with the Scheduled U.S. Agreements, the "Material U.S. Agreements");

  (g)
  the Company's Fourth Amended and Restated Certificate of Incorporation, as supplemented by the Company's Amended and Restated Certificate of Designations relating to its Series A Junior Participating Preferred Stock (collectively, the "Charter");

  (h)
  the Company's Amended and Restated Bylaws (the "Bylaws");

  (i)
  the Company's Board of Directors' resolution of July [    ], 2002 approving the Merger Agreement and the Merger Plan and reviewing the financial statements of the Company dated as of June 30, 2002, and calling the shareholders' meeting of the Company in order to resolve upon the Merger; and

  (j)
  the relevant Board of Directors' resolution of the Company of July [    ], 2002, authorizing Mr. George Horner to execute the Merger Agreement and to carry out all of the transactions contemplated thereby.

        We also have reviewed (i) an English translation of the Documento Informativo (as amended or supplemented, the "Documento Informativo") filed by Biosearch with the Italian Commissione Nazionale per le Societa e la Borsa ("CONSOB") in connection with the Merger and (ii) the proxy statement/registration statement on Form S-4, File No. 333-            , filed by the Company with the Securities and Exchange Commission (the "Commission") for purposes of registering the securities to be issued in the Merger to the shareholders of the disappearing company under the Securities Act of 1933, as amended (the "Act"), and the related prospectus dated August [    ], 2002. The proxy statement/registration statement[, as amended,] and the prospectus are herein referred to as the "Registration Statement" and the "Prospectus," respectively.

        As to relevant factual matters, we have relied upon, among other things, the Company's factual representations in the Company Certificate, a copy of which has been delivered to you. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate, copies of which we have delivered to you.

        We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. We have assumed that each natural person who is a party to the transaction has sufficient legal capacity to enter into and carry out his or her obligations under the Merger Agreement or the Merger Plan. To the extent the Company's obligations depend on the enforceability of the Merger Agreement or the Merger Plan against Biosearch, we have assumed that the Merger Agreement and the Merger Plan is enforceable against Biosearch.

        On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

            1.  The Company is a corporation validly existing under the laws of the State of Delaware, with corporate power to own its properties and assets, to carry on its business as currently conducted, to enter into the Merger Agreement and the Merger Plan, and to perform its obligations under the Merger Agreement and the Merger Plan.

            2.  The Company is qualified as a foreign corporation to do business in the State of California and is in good standing in such State.

            3.  Based solely upon a review of the Company's stock record books, the completeness and accuracy of which have been certified to us by the Company, there are [                        ] shares of common stock, par value $0.001 per share, of the Company ("Common Stock") outstanding. The outstanding shares of Common Stock of the Company have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and nonassessable. None of the outstanding shares of Common Stock of the Company were issued in violation of the Company's Charter or Bylaws, or any pre-emptive rights of the shareholders or any third party's rights.

            4.  The execution, delivery and performance of the Merger Agreement and the Merger Plan have been duly authorized by all necessary corporate action on the part of the Company, and the Merger Agreement and the Merger Plan have been duly executed and delivered by the Company.

            5.  Assuming due authorization of the Merger by all necessary corporate action on the part of Biosearch and that Biosearch has taken all action it is required to take, upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the Merger Agreement, (i) the Merger will be validly consummated in accordance with the Merger Agreement and Delaware law as of the Effective Time, and (ii) to the extent governed by Delaware or California law, each outstanding ordinary share of Biosearch will be converted into shares of Common Stock of the Company as provided in the Merger Agreement.

2

            6.  The execution and delivery by the Company of the Merger Agreement and the Merger Plan do not, and the Company's performance of its obligations under the Merger Agreement and the Merger Plan will not, (i) violate the Company's Charter, (ii) violate, breach, or result in a default under, any existing obligation of or restriction on the Company under any of the Material U.S. Agreements, or (iii) breach or otherwise violate any existing obligation of or restriction on the Company under any order, judgment or decree of any California or federal court or governmental authority binding on the Company identified in the Company Certificate. We express no opinion as to the effect of the Company's performance of its obligations in the Merger Agreement and the Merger Plan on the Company's compliance with financial covenants in the Material U.S. Agreements.

            7.  The execution and delivery by the Company of the Merger Agreement and the Merger Plan do not, and the Company's performance of its obligations under the Merger Agreement and the Merger Plan will not, violate the current Delaware General Corporation Law or any current California or federal statute, rule or regulation that we have, in the exercise of customary professional diligence, recognized as applicable to the Company or to transactions of the type contemplated by the Merger Agreement and the Merger Plan, except that, we express no opinion regarding any federal securities laws, or Blue Sky or state securities laws or Section 5.6 of the Merger Agreement (regarding Indemnification, Exculpation and Insurance) except as otherwise expressly stated herein.

            8.  No order, consent, permit or approval of any California or federal governmental authority that we have, in the exercise of customary professional diligence, recognized as applicable to the Company or to transactions of the type contemplated by the Merger Agreement is required on the part of the Company for the execution and delivery of, and performance of its obligations under, the Merger Agreement, except for such as have been obtained.

            9.  The Registration Statement has been declared effective under the Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or threatened by the Commission.

          10.  The statements in the Documento Informativo under the caption "[                        ]," insofar as they summarize provisions of the Charter or Bylaws of the Company, Delaware General Corporation Law or any current California or federal statute, rule or regulation, accurately and fairly summarize the matters referred to therein in all material respects.

          11.  Holders of the capital stock of the Company are not entitled to any preemptive right to subscribe to any additional shares of the Company's capital stock under the Company's Charter or Bylaws or the Delaware General Corporation Law.

        In addition, in connection with our participation in conferences in connection with the preparation of the Documento Informativo, we have not independently verified the accuracy, completeness or fairness of the statements contained therein, and the limitations inherent in the examination made by us and the knowledge available to us are such that we are unable to assume, and we do not assume, any responsibility for such accuracy, completeness or fairness (except as otherwise specifically stated in paragraph 10 above). However, on the basis of our review and participation in conferences in connection with the preparation of the Documento Informativo, we do not believe that the Documento Informativo, as of the date it was delivered to Biosearch's shareholders, or on the date hereof, contained or contains any untrue statement of a material fact regarding the Company or omitted or omits to state a material fact regarding the Company necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. However, we express no opinion or belief as to the financial statements and other financial information contained or incorporated by reference in the Documento Informativo.

3

        Our opinions regarding the Company's valid existence in paragraph 1 and its qualification and good standing in paragraph 2 are based solely on certificates of public officials, dated as of a recent date. Our opinion regarding the effectiveness of the Registration Statement in paragraph 9 is based solely on the oral advice of a member of the staff of the Commission.

        For purposes of the opinions expressed in paragraphs 6, 7 and 8, we have assumed that the Company will not in the future take any discretionary action (including a decision not to act) permitted by the Merger Agreement that would cause the performance of the Merger Agreement to violate the Company's Charter, any California, federal or Delaware General Corporation Law statute, rule or regulation or constitute a violation or breach of or default under any of the agreements, orders, judgments or decrees referred to in clauses (ii) and (iii) of paragraph 6 or require an order, consent, permit or approval to be obtained from a California or federal governmental authority.

        We express no opinion concerning (i) federal or state securities laws or regulations (except for the opinion in paragraph 9), (ii) federal or state antitrust, unfair competition or trade practice laws or regulations, (iii) choice of law, (iv) pension and employee benefit laws and regulations, (v) compliance with fiduciary requirements, (vi) federal or state environmental laws and regulations, or (vii) federal or state laws and regulations concerning filing requirements, other than requirements applicable to charter-related documents such as the Certificate of Merger.

        We have not, since January 1, 2001, given substantive attention on behalf of the Company to, or represented the Company in connection with, any actions, suits or proceedings pending or threatened against the Company before any court, arbitrator or governmental agency, which (i) seek to affect the enforceability of the Merger Agreement or (ii) seek damages in excess of $50,000. We call your attention to the fact that our engagement is limited to specific matters as to which we are consulted by the Company.

        Our use of the terms "known to us," "to our knowledge," or similar phrases to qualify a statement in this opinion means that those attorneys in this firm who have given substantive attention to the representation described in the introductory paragraph of this opinion do not have current actual knowledge that the statement is inaccurate. Such terms do not include any knowledge of other attorneys within our firm (regardless of whether they have represented or are representing the Company in connection with any other matter) or any constructive or imputed notice of any matters or items of information. Except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of the statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company in connection with this opinion letter or in other matters.

        The law covered by this opinion is limited to the present federal law of the United States, the present law of the State of California and the present General Corporation Law of the State of California. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

        This opinion is furnished by us as counsel for the Company and may be relied upon by you only in connection with the Merger. It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance our prior written consent. You may, however, deliver a copy of this opinion to your attorneys and this opinion may be relied upon by them for purposes of the opinions they render in connection with the Merger. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

Respectfully submitted,

4

EXHIBIT P-2

[Letterhead of O'Melveny & Myers LLP]

DRAFT

                  , 2002

Versicor Inc.
34790 Ardentech Court
Fremont, CA 94555

          Re:    Merger of Biosearch Italia, S.p.A.

Ladies and Gentlemen:

        You have requested our opinion regarding the material United States federal income tax consequences of the proposed reorganization (the "Reorganization") involving the exchange of stock of Biosearch Italia, S.p.A., an Italian joint stock company ("Biosearch"), for stock of Versicor Inc. ("Versicor"), in a merger of Biosearch with and into Versicor with Versicor to be the surviving corporation in a transaction (the "Merger") intended to qualify as a reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code").(1)

(1)
All references to Sections are to the Internal Revenue Code of 1986, as amended.

        In connection with this opinion, we have examined such documents and matters of law and fact as we have considered appropriate, including the Agreement and Plan of Merger, dated as of July 30, 2002 (the "Agreement"); and the Officers' Certificates to be provided by Versicor and Biosearch to the undersigned (the "Certificates") at the closing of the Merger, in the form such Certificates are attached as exhibits to this opinion. In rendering this opinion, we are assuming that the representations made by Biosearch and Versicor in the Agreement and that are made in the Certificates at the closing of the Merger will be true and correct as of the Effective Time of the Merger, and we are relying on each of such representations. In addition, with your consent, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof.

Opinion

        Based on the foregoing, and our review and analysis of the current state of the law, it is our opinion that the Reorganization will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a)(1) of the Code, and that Biosearch and Versicor will each be a party to such reorganization within the meaning of Section 368(b) of the Code.

        This opinion is limited to the tax matters specifically covered herein, and we have not been asked to address, nor have we addressed, any other tax consequences of the Reorganization. The opinion herein is based on current authorities and upon facts and assumptions as of the date of this opinion, including the assumption that representations made by Biosearch and Versicor in the Agreement and to be made in the Certificates at the closing of the Merger will be true and correct as of the Effective Time of the Merger. The opinion is subject to change in the event of a change in the applicable law or change in the interpretation of such law by the courts or by the Internal Revenue Service, or a change in any of the facts and assumptions upon which it is based. There is no assurance that legislative or administrative changes or court decisions may not be forthcoming that would significantly modify the statements and opinions expressed herein. Any such changes may or may not be retroactive with respect to transactions prior to the date of such changes. This opinion represents only counsel's best legal judgment, and has no binding effect or official status of any kind, so that no assurance can be given that the positions set forth above will be sustained by a court, if contested.

        We consent to the use of this opinion as an exhibit to the Registration Statement on Form S-4 (No.            ) filed by Versicor with the Securities and Exchange Commission. We also consent to all references to us in the Registration Statement and the Proxy Statement/Prospectus constituting a part thereof under the captions "Questions And Answers About The Merger—Q: Will the merger be taxable to me?" and "The Merger—Material United States Federal Income Tax Considerations." This opinion is delivered to Versicor for the benefit of Versicor and its stockholders. This opinion may not be made available to any other person or entity without our prior written consent.

Respectfully Submitted,

2

EXHIBIT P-3

Rome, [    •    ]

By Courier

Versicor Inc.
34790 Ardentech Court
Fremont, CA 94555

DRAFT

Dear Sirs,

MERGER OF BIOSEARCH ITALIA S.P.A. ("BIOSEARCH") WITH AND INTO VERSICOR INC. ("VERSICOR")

1    Introduction

        1.1    We have acted as your tax advisers in Italy in connection with the merger of Biosearch with and into Versicor.

        1.2    In such capacity, we have examined copies of the documents necessary for the purpose of giving this opinion, set out in the Schedule A to this opinion (the "Schedule").

        1.3    The following terms shall have the meaning set forth here below:

          1.3.1    The "Merger" is the merger of Biosearch with and into Versicor;

          1.3.2    The "Specified Transactions" are:

            1.3.2.1.    the execution and delivery by Biosearch and Versicor of the Merger Agreement;

            1.3.2.2.    the establishment by Versicor of a branch (in Italian "sede secondaria") in Italy, duly enrolled with the competent Companies' Register (the "Italian Branch"), before the Merger becomes legally effective (the "Effective Time");

            1.3.2.3.    the execution of the Merger and the attribution, as of the Effective Time, of all the assets and liabilities owned by Biosearch immediately before the Effective Time, to the Italian Branch; and

            1.3.2.4.    the subsequent contribution of all the assets and liabilities owned by the Italian Branch to a wholly owned Italian subsidiary of Versicor, having the legal form of a limited liability company (in Italian, "società a responsabilità limitata", or "S.r.l.", the "Italian Subsidiary"), solely in exchange for a quota of the Italian Subsidiary's capital (the "Quota"), to be maintained in the accounting books of the Italian Branch (the "Contribution").

          1.3.3    The "Merger Agreement" is the Agreement and Plan of Merger executed and delivered by Biosearch and Versicor on [    •    ].

        1.4    For the purposes of this opinion we rely, inter alia, upon the tax ruling issued by the Agency of Revenues, Regional Direction of Lumbardy pursuant to Article 11 of Law 212 of July 27, 2000 to Biosearch, on [    •    ] (the "Tax Ruling").

        1.5    Capitalized terms not herein otherwise defined shall have the same meaning as in the Merger Agreement.

2    The Merger

        2.1    The Merger will be executed through the fulfilment of all the procedures required by the Italian Civil Code and the General Corporation Law of the State of Delaware, including the execution of the Merger Deed pursuant to Article 2504 of the Italian Civil Code, as well as the deposit of same Merger Deed with the Companies' Register in Milan.

        2.2    As a consequence of the Merger: (i) Biosearch shall cease to exist; (ii) the Biosearch Ordinary Shares will be cancelled and the shareholders of same Biosearch, who have not exercised their rescission rights pursuant to Article 2437 of the Italian Civil Code, will receive as Merger Consideration a certain whole number of shares of Versicor Common Stock, based on the Exchange Ratio; and (iii) all the assets and liabilities owned by Biosearch immediately before the Effective Time shall be attributed, as of the Effective Time, to the Italian Branch.

        2.3    No fractional Shares of Versicor Common Stock will be issued upon the conversion or exchange of Biosearch Ordinary Shares. Each holder of Biosearch Ordinary Shares issued and outstanding at the Effective Time who would otherwise be entitled to receive a fractional share of Versicor Common Stock shall be entitled to purchase and/or sell in the Nuovo Mercato through an authorised intermediary a minimum number of Biosearch Ordinary Shares for the purposes of achieving a whole number of Versicor Common Stock.

3    Assumptions

        3.1    In giving this opinion, we have assumed that:

          3.1.1    all documents submitted to us as copy or specimen documents are conformed to their originals;

          3.1.2    all relevant documents have been validly authorised, executed and delivered by all of the parties thereto;

          3.1.3    the signatures on the originals of all documents submitted to us are genuine;

          3.1.4    neither Versicor nor Biosearch have passed a voluntarily winding-up resolution, no petition has been presented or order made by a court nor any other steps has been taken for the winding-up, dissolution, or bankruptcy declaration or for the submission to the procedures of concordato fallimentare or concordato preventivo, or equivalent procedure, and no receiver, trustee, administrator, custodian or similar officer has been appointed in relation to Versicor or Biosearch or any of their assets and revenues;

          3.1.5    there has at all time been absence of fraud and the presence of good faith on the part of all the parties to the Merger Agreement and their respective officers, employees, agents and advisers;

          3.1.6    there are no facts, documents, circumstances on matters which may be material to the opinions set out herein and which have not been disclosed to us;

          3.1.7    Biosearch does not have any branches (in Italian "sedi secondarie") or permanent establishments outside of Italy;

          3.1.8    there are no provisions of the laws of any jurisdiction other than Italy which would be contravened by the execution, delivery or performance of the Merger Agreement and none of the opinions expressed below will be affected by the laws (including the public policy) of any jurisdiction other than Italy;

          3.1.9    the Specified Transactions are carried out pursuant to valid business reasons and without the main purpose of obtaining tax savings otherwise not legitimate, in the meaning of Article 37-bis of Presidential Decree No. 600 of September 29, 1973; and

          3.1.10    the Merger qualifies as a merger pursuant to Article 2501 and following of the Italian Civil Code and Article 25(3) of Law No. 218 of May 31, 1995 (Reform of Italian conflict of laws).

2

4    Law

        4.1    This Opinion is limited to the national laws of the Republic of Italy in force at the date hereof as interpreted by Italian courts (hereinafter, the "Laws") and is given on the basis that it will be governed by, construed in accordance with, and any liability which may arise in respect of it governed by, the Laws.

        4.2    We have made no investigation of the laws of any jurisdiction other than those of the Republic of Italy. Nothing herein shall be construed as an opinion on any matter affected by a law of any jurisdiction other than the Laws. In particular, we have made no independent investigation of the laws of the United States as a basis for the opinion stated herein and do not express, or imply, any opinion on such laws.

5    Opinion

        Based upon and subject to the above, we are of the opinion that:

        5.1    The Italian Branch qualifies as a permanent establishment of Versicor in Italy, pursuant to Articles 20(1)(e) and 113 of Presidential Decree No. 917 of December 22, 1986 (the "Income Tax Code" or "ITC"), as well as Article 5 of the Convention for the avoidance of double taxation executed by Italy and the United States on April 17, 1984.

        5.2    No specific provisions of Italian law explicitly address the tax treatment of cross-border mergers involving an Italian corporation not resident in an EU country such as the Merger. However, based on the rationale of Articles 20-bis and 123 ITC, as well as the Tax Ruling, the Merger will not trigger any capital gain for Biosearch, for Italian income tax purposes, provided that the assets and liabilities of Biosearch owned immediately before the Effective Time will be attributed to the Italian Branch and will be duly registered in the Italian Branch's accounting books as of the Effective Time. In such a case, the above mentioned assets and liabilities will maintain the same tax basis recognised to Biosearch immediately before the Effective Time.

        5.3    Based on the rationale of Articles 123 and 123-bis ITC, as well as of Article 2 of Legislative Decree No. 544 of December 30, 1992 and the Tax Ruling, the Merger will not trigger any gain or loss for income tax purposes for the Biosearch shareholders that are tax resident in Italy. The aggregate Versicor Common Stock received as Merger Consideration by each of said Biosearch shareholders will have the same tax basis as the aggregate Biosearch Ordinary Shares held by said Biosearch shareholder immediately before the Effective Time and cancelled as an effect of the Merger.

        5.4    The holding period for the Versicor Common Stock received as Merger Consideration by a Biosearch shareholders that is tax resident in Italy will include the period for which the surrendered and cancelled Biosearch Ordinary Shares were considered to be held by the same Biosearch shareholder.

        5.5    A Biosearch shareholder selling Biosearch Ordinary Shares in exchange for cash—in lieu of fractional shares—will recognize a gain or a loss with respect to such payment, measured by the difference, if any, between the amount of cash received and his/her/its tax basis in the Biosearch Ordinary Shares sold.

        5.6    A Biosearch shareholder duly exercising his/her/its dissenters' rights to the Merger, pursuant to Article 2437 of the Italian Civil Code, and surrendering his/her/its Biosearch Ordinary Shares will generally recognize a gain or a loss with respect to the payment received upon redemption of such Biosearch Ordinary Shares, measured by the difference, if any, between the amount of cash received and his/her/its tax basis in the Biosearch Ordinary Shares surrendered.

        5.7    A Biosearch shareholder resident outside of Italy for tax purposes may be subject to tax in Italy on the capital gain realized on the exchange, based on the Exchange Ratio, of his/her/its

3

Biosearch Ordinary Shares into Versicor Common Stock. The taxable capital gain will be equal to the positive difference, if any, between the fair market value of the Versicor Common Stock received by said Biosearch shareholder (said fair market value being equal, pursuant to Article 9 ITC, to the arithmetic average of the official prices of Versicor Common Stock in the trading days comprised in the month preceding the Effective Time, or such other subsequent date in which the Versicor Common Stock are deemed as received by him/her/it) and his/her/its tax basis on the Biosearch Ordinary Shares surrendered and cancelled in the Merger. The above capital gain, however, will not be subject to tax in Italy, provided that one of the following conditions is met:

          (a)  if, pursuant to Article 20(1)(f) ITC, said non resident Biosearch shareholder never owned Biosearch Ordinary Shares representing more than 2% of the voting rights in Biosearch's ordinary shareholders' meeting or more than 5% of Biosearch stated capital or, in any event, did not and will not dispose of Biosearch Ordinary Shares representing more than either of the above thresholds in any 12-month period before or after the Effective Time (or such other subsequent date in which the Versace Common Stock are deemed to have been received by him/her/it); or

          (b)  said non resident Biosearch shareholder is entitled to the benefits of a double tax treaty entered into between Italy and his/her/its country of residence providing for the exemption of capital gains in the source State and all the requirements and procedures established by said double tax treaty are duly fulfilled.

        5.8    In case the cash (denominated in Euro) owned immediately before the Effective Time by Biosearch is first attributed to the Italian Branch and, immediately thereafter, is repaid by the Italian Branch to Versicor's head office, no taxable capital gain will be recognized in Italy by Versicor or the Italian Branch in connection therewith.

        5.9    Pursuant to Article 3(1) and 3(2) of Legislative Decree No. 358 of October 8, 1997, the Contribution will be tax neutral for income tax purposes for Versicor and the Italian Branch, subject to the following conditions:

          (a)  the accounting value of the Quota, received by the Italian Branch as an effect of the Contribution and duly registered in the Italian Branch's accounting books, is not higher than the aggregate tax basis that the assets and liabilities contributed to the Italian Subsidiary had immediately prior to the Contribution in the hands of the Italian Branch; and

          (b)  the assets and liabilities received by the Italian Subsidiary pursuant to the Contribution are registered in the Italian Subsidiary's accounting books for a value not exceeding, in the aggregate, the tax basis mentioned under (a), above.

6    Qualifications

        6.1    We express no opinion as to any accounting matters related to any of the Specified Transactions.

        6.2    We express no opinion as to any tax issues arising in connection with any of the Specified Transactions, except for those listed on Section 5., above.

7    Reliance

        7.1    This opinion is given on the basis that there will be no amendment to or termination or replacement of the documents referred to in the Schedule to this opinion and on the basis of the laws of Italy in force as at the date of this opinion. This opinion is also given on the basis that we undertake no responsibility to notify any addressee of this opinion of any change in the laws of Italy after the date of this opinion.

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        7.2    This opinion speaks as of its date and is addressed to you solely for your benefit in connection with the Specified Transactions. It is not to be transmitted to anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent. We assume no obligation to update or supplement this opinion to reflect any facts or circumstance that arise after the date of this opinion and come to our attention, or any future changes in the Laws.

        7.3    Any issue of liability connected with our rendering this opinion shall be solely subject to the substantive laws of Italy regardless of any reference to the laws of another jurisdiction pursuant to any applicable rule governing of laws. Any dispute relating to any such issue shall be subject to the exclusive jurisdiction of the Italian courts.

Yours faithfully

Gianni, Origoni, Grippo & Partners

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SCHEDULE

1
Copy of the Merger Agreement

2
Copy of the certificate of good standing of the Italian Branch issued by the competent Companies' Register.

3
Copy of the Tax Ruling.

EXHIBIT Q-1

[Letterhead of Studio Legale Chiomenti]

DRAFT

[closing date], 2002

Versicor Inc.
[address line 1]
[address line 2]
[address line 3]

        Re:    Merger of Biosearch Italia S.p.A. with and into Versicor Inc.ql

Ladies and Gentlemen:

        We have acted as counsel to Biosearch Italia, S.p.A. an Italian joint stock company (the "Company"), in connection with the Agreement and Plan of Merger dated as of July [    ], 2002 (the "Merger Agreement"), by and between the Company and Versicor Inc., a Delaware corporation ("Versicor"). We are providing this opinion to you at the request of the Company pursuant to Section 6.1(g) of the Merger Agreement. Except as otherwise indicated, capitalized terms used in this opinion and defined in the Merger Agreement will have the meanings given in the Merger Agreement.

        In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate, including the following:

  (a)
  the Merger Agreement;

  (b)
  the Progetto di fusione, approved by the Company's Board of Directors as of July [    ], 2002 (the "Merger Plan");

  (c)
  the Merger Deed to be filed by the Company with the Companies' Register in Milan (the "Merger Deed");

  (d)
  the Certificate of Merger to be filed by Versicor with the Secretary of State of the State of Delaware (the "Certificate of Merger");

  (e)
  the Biosearch Italia, S.p.A. Disclosure Schedule, dated July [    ], 2002 delivered by the Company pursuant to the Merger Agreement and the agreements listed in Section [    ] of the Disclosure Schedule (the "Scheduled Italian Agreements");

  (f)
  the Officers' Certificate of the Company, dated the date hereof (the "Company Certificate"), the orders, judgments and decrees referred to therein, if any, and the agreements listed in Section [    ] of the supplemental disclosure schedule attached thereto as (collectively, together with the Scheduled Italian Agreements, the "Material Italian Agreements");

  (g)
  the Company's constitutional documents, consisting of its Articles of Association, as filed in the office of [the Register of Enterprises of Milan at no. 1523129/96] on [September 10, 1996], and all amendments, restatements or supplements thereto, each as duly filed in such office (collectively, as so amended restated and supplemented, the "Articles of Association") and its Bylaws, dated            (the "Bylaws");

  (h)
  the constitutional documents of the Company's subsidiary, Biosearch Manufacturing S.r.L. (the "Subsidiary"), consisting of its Articles of Association, as filed in the office of [the Register of Enterprises of Milan at no.                        ] on [                            ,            ], and all amendments, restatements or supplements thereto, each as duly filed in such office (collectively, as so amended restated and supplemented, the "Articles of Association") and its Bylaws (collectively, the Subsidiary's Charter");

  (i)
  the Documento Informativo (as amended or supplemented, the "Documento Informativo") filed by the Company with the Italian Commissione Nazionale per le Societa e la Borsa ("CONSOB") in connection with the Merger;

  (j)
  the Company's Board of Directors' resolution of July [    ], 2002 approving the Merger Agreement, the Merger Plan and the financial statements of the Company dated as of June 30, 2002, and calling the shareholders' meeting of the Company in order to resolve upon the Merger; and

  (k)
  the relevant powers-of-attorney granted by the Board of Directors' resolution of the Company of July [    ], 2002, authorizing Mr. Claudio Quarta to execute the Merger Agreement and to carry out all of the transactions contemplated thereby.

        We also have reviewed (i) the Listing Particulars (as amended or supplemented, the "Listing Particulars") filed by Versicor with the Borsa Italiana S.p.A. (the "Italian Stock Exchange") in connection with the listing of the common stock of Versicor on the Italian Stock Exchange and (ii) the proxy statement/registration statement on Form S-4, File No. 333-            , filed by Versicor with the United States Securities and Exchange Commission (the "Commission") for purposes of registering the securities to be issued in the Merger to the shareholders of the disappearing company under the United States Securities Act of 1933, as amended (the "Act"), and the related prospectus dated August [    ], 2002. The proxy statement/registration statement[, as amended,] and the prospectus are herein referred to as the "Registration Statement" and the "Prospectus," respectively.

        As to relevant factual matters, we have relied upon, among other things, the Company's factual representations in the Company Certificate, a copy of which has been delivered to you. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate, copies of which we have delivered to you.

        We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. We have assumed that each natural person who is a party to the transaction has sufficient legal capacity to enter into and carry out his or her obligations under the Merger Agreement or the Merger Plan. To the extent the Company's obligations depend on the enforceability of the Merger Agreement or the Merger Plan against Versicor, we have assumed that the Merger Agreement and the Merger Plan is enforceable against Versicor.

        On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

            1.  The Company is a joint stock company validly existing under Italian Law (as defined below), with corporate power to own its properties and assets, to carry on its business as currently conducted, to enter into the Merger Agreement and the Merger Plan, and to perform its obligations under the Merger Agreement and the Merger Plan.

            2.  The Company is qualified to do business in each other European jurisdiction where business is currently conducted.

            3.  The Subsidiary is a joint stock company validly existing under Italian Law, with corporate power to own its properties and assets and to carry on its business as currently conducted. The Subsidiary is qualified as to do business in each other European jurisdiction where business is currently conducted.

            4.  No liquidation proceedings regarding the Company or the Subsidiary have been commenced and, to our knowledge, no proceedings have been commenced for the purpose of, and no judgment has been rendered for, declaring the Company or the Subsidiary bankrupt or in

2

  concordato preventivo, amministrazione controllata, amministrazione straordinaria or similar conditions.

            5.  All of the outstanding ordinary shares of the Company (n.... ordinary shares of euro 1 par value each) and the Subsidiary are duly authorized, validly issued and fully paid shares, free of pledges, liens and usufructs rights. None of the outstanding ordinary shares of the Company or the Subsidiary were issued in violation of, respectively, the Company's Articles of Association or Bylaws or the Subsidiary's Charter, or any pre-emptive rights of the shareholders or any third party's rights.

            6.  The Company's corporate procedures regarding the Merger (including the approval of the Merger Agreement, the Merger Plan and financial statements by the Board of Directors of the Company and the calling of the relevant shareholders' meeting for its approval of the Merger) are in full compliance with applicable Italian Law, the Company's Articles of Association and Bylaws and all previous resolutions of the Company.

            7.  The execution, delivery and performance of the Merger Agreement and the Merger Plan have been duly authorized by all necessary corporate action on the part of the Company, and the Merger Agreement and the Merger Plan have been duly executed and delivered by the Company. The Merger Agreement (including all of Article VII thereof) and the Merger Plan constitute the legally valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

            8.  Assuming due authorization of the Merger by all necessary corporate action on the part of Versicor and that Versicor has taken all action it is required to take, upon the filing of the Merger Deed with the Companies' Register in Milan in accordance with the Merger Agreement, (i) the Merger will be validly consummated in accordance with the Merger Agreement and Italian Law as of the Effective Time, and (ii) each outstanding ordinary share of the Company will be converted into shares of common stock of Versicor as provided in the Merger Agreement.

            9.  The execution and delivery by the Company of the Merger Agreement and the Merger Plan do not, and the Company's performance of its obligations under the Merger Agreement and the Merger Plan will not, (i) violate the Company's Articles of Association or Bylaws, (ii) violate, breach, or result in a default under, any existing obligation of or restriction on the Company under any of the Company's Material Italian Agreements, or (iii) breach or otherwise violate any existing obligation of or restriction on the Company under any order, judgment or decree of any Italian court or governmental authority binding on the Company identified in the Company Certificate.

          10.  The execution and delivery by the Company of the Merger Agreement and the Merger Plan do not, and the Company's performance of its obligations under the Merger Agreement and the Merger Plan will not, violate any current statute, rule or regulation of the Republic of Italy that we have, in the exercise of customary professional diligence, recognized as applicable to the Company or to transactions of the type contemplated by the Merger Agreement and the Merger Plan.

          11.  No filing or registration with, or authorization, approval, consent, license, permit, order, or decree of or from any third parties, courts, governmental authorities or agencies (including antitrust authorities) in, or of, the Republic of Italy or the European Union that we have, in the exercise of customary professional diligence, recognized as applicable to the Company or to transactions of the type contemplated by the Merger Agreement and the Merger Plan is necessary or required on the part of the Company for the execution and delivery of, and performance of its obligations under, the Merger Agreement and the Merger Plan and transactions contemplated thereby, except for such as have been obtained or made and are in full force and effect.

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          12.  The Documento Informativo, on the date it was filed, appeared on its face to comply in all material respects with the requirements as to form for such filings under all applicable Italian Laws, rules and regulations, each as in effect at the date of filing, except that we express no opinion concerning the financial statements and other financial information contained or incorporated by reference therein.

          13.  The Documento Informativo has been approved and declared effective to the extent required by any current Italian Law, rule or regulation and, to our knowledge, no stop order suspending such approval or effectiveness has been issued or threatened by any competent authority.

          14.  The statements in the Prospectus under the caption "Material Contacts Between Versicor and Biosearch Prior to the Merger," "The Merger—Regulatory Approvals—Italian or EU Regulatory Approvals," "—Appraisal Rights; Dissenters' Rights," "—Listing on Nuovo Mercato," "The Merger Agreement," "The Voting Agreements," "Business of Biosearch," "Management of Biosearch" and "Comparison of Rights of Common Stockholders of Versicor and Biosearch," insofar as they summarize provisions of the Articles of Association or Bylaws of the Company, Italian or European Union laws, rules or regulations or the Rules of the Italian Stock Exchange, accurately and fairly summarize the matters referred to therein in all material respects.

          15.  Holders of the capital stock of the Company are not now, and as a result of the Merger they will not be, entitled to any preemptive right to subscribe to any additional shares of the capital stock of the Company under the Company's Articles of Association or Bylaws or Italian Law.

        In addition, in connection with our participation in conferences in connection with the preparation of the Registration Statement, the Prospectus and the Listing Particulars, we have not independently verified the accuracy, completeness or fairness of the statements contained therein, and the limitations inherent in the examination made by us and the knowledge available to us are such that we are unable to assume, and we do not assume, any responsibility for such accuracy, completeness or fairness (except as otherwise specifically stated in paragraph 14 above). However, on the basis of our review and participation in conferences in connection with the preparation of the Registration Statement, the Prospectus and the Listing Particulars, we do not believe that the Registration Statement or the Listing Particulars as of their effective dates contained any untrue statement of a material fact regarding the Company or omitted to state a material fact regarding the Company necessary to make the statements therein not misleading, and we do not believe that any of the Prospectus, as of the date it was delivered (as a proxy statement) to Versicor's stockholders, or on the date hereof, contained or contains any untrue statement of a material fact regarding the Company or omitted or omits to state a material fact regarding the Company necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. However, we express no opinion or belief as to the financial statements and other financial information contained or incorporated by reference in the Registration Statement, the Prospectus or the Listing Particulars.

        Our opinions regarding the valid existence and good standings of the Company and the Subsidiary in paragraphs 1, 2 and 3 above, are based solely on certificates of public officials, dated as of a recent date and orally confirmed as of the date hereof.

        For purposes of the opinions expressed in paragraphs 9, 10 and 11, we have assumed that the Company will not in the future take any discretionary action (including a decision not to act) permitted by the Merger Agreement that would cause the performance of the Merger Agreement to violate the Company's Articles of Association or Bylaws, any statute, rule or regulation of the Republic of Italy or constitute a violation or breach of or default under any of the agreements, orders, judgments or decrees referred to in clauses (ii) and (iii) of paragraph 9 or require an order, consent, permit or

4

approval to be obtained from any governmental authority in or of the Republic of Italy or the European Union.

        We have not, since January 1, 2001, given substantive attention on behalf of the Company to, or represented the Company in connection with, any actions, suits or proceedings pending or threatened against the Company before any court, arbitrator or governmental agency, which (i) seek to affect the enforceability of the Merger Agreement or (ii) seek damages in excess of Euro 50,000. We call your attention to the fact that our engagement is limited to specific matters as to which we are consulted by the Company.

        Our use of the terms "known to us," "to our knowledge," or similar phrases to qualify a statement in this opinion means that those attorneys in this firm who have given substantive attention to the representation described in the introductory paragraph of this opinion do not have current actual knowledge that the statement is inaccurate. Such terms do not include any knowledge of other attorneys within our firm (regardless of whether they have represented or are representing the Company in connection with any other matter) or any constructive or imputed notice of any matters or items of information. Except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of the statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company in connection with this opinion letter or in other matters.

        The law covered by this opinion is limited to the present national laws of the Republic of Italy as interpreted by Italian courts ("Italian Law") and the rules and regulations or the Republic of Italy. We express no opinion as to the laws or rules of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any other authority within Italy.

        This opinion is furnished by us as counsel for the Company and may be relied upon by you only in connection with the Merger. It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance our prior written consent. You may, however, deliver a copy of this opinion to your attorneys and this opinion may be relied upon by them for purposes of the opinions they render in connection with the Merger. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

Respectfully submitted,

5

EXHIBIT Q-2

FORM OF OPINION OF BIOSEARCH'S COUNSEL TO BIOSEARCH (TAX)

Milan, [    •    ]

By Courier

Biosearch Italia S.p.A
Via R. Lepetit, 34
21040 Gerenzano (VA)

DRAFT

Dear Sirs,

MERGER OF BIOSEARCH ITALIA S.P.A. ("BIOSEARCH") WITH AND INTO VERSICOR INC. ("VERSICOR")

1    INTRODUCTION

        1.1    We have acted as your tax advisers in Italy in connection with the merger of Biosearch with and into Versicor.

        1.2    In such capacity, we have examined copies of the documents necessary for the purpose of giving this opinion, set out in the Schedule A to this opinion (the "Schedule").

        1.3    The following terms shall have the meaning set forth here below:

          1.3.1    The "Merger" is the merger of Biosearch with and into Versicor;

          1.3.2    The "Specified Transactions" are:

            1.3.2.1.    the execution and delivery by Biosearch and Versicor of the Merger Agreement;

            1.3.2.2.    the establishment by Versicor of a branch (in Italian "sede secondaria") in Italy, duly enrolled with the competent Companies' Register (the "Italian Branch"), before the Merger becomes legally effective (the "Effective Time");

            1.3.2.3.    the execution of the Merger and the attribution, as of the Efffective Time, of all the assets and liabilities owned by Biosearch immediately before the Effective Time, to the Italian Branch; and

            1.3.2.4.    the subsequent contribution of all the assets and liabilities owned by the Italian Branch to a wholly owned Italian subsidiary of Versicor, having the legal form of a limited liability company (in Italian, "società a responsabilità limitata", or "S.r.l.", the "Italian Subsidiary"), solely in exchange for a quota of the Italian Subsidiary's capital (the "Quota"), to be maintained in the accounting books of the Italian Branch (the "Contribution").

          1.3.3    The "Merger Agreement" is the Agreement and Plan of Merger executed and delivered by Biosearch and Versicor on [    •    ].

        1.4    For the purposes of this opinion we rely, inter alia, upon the tax ruling issued by the Agency of Revenues, Regional Direction of Lumbardy pursuant to Article 11 of Law 212 of July 27, 2000 to Biosearch, on [    •    ] (the "Tax Ruling").

        1.5    Capitalized terms not herein otherwise defined shall have the same meaning as in the Merger Agreement.

2    THE MERGER

        2.1    The Merger will be executed through the fulfilment of all the procedures required by the Italian Civil Code and the General Corporation Law of the State of Delaware, including the execution of the Merger Deed pursuant to Article 2504 of the Italian Civil Code, as well as the deposit of same Merger Deed with the Companies' Register in Milan.

        2.2    As a consequence of the Merger: (i) Biosearch shall cease to exist; (ii) the Biosearch Ordinary Shares will be cancelled and the shareholders of same Biosearch, who have not exercised their rescission rights pursuant to Article 2437 of the Italian Civil Code, will receive as Merger Consideration a certain whole number of shares of Versicor Common Stock, based on the Exchange Ratio; and (iii) all the assets and liabilities owned by Biosearch immediately before the Effective Time shall be attributed, as of the Effective Time, to the Italian Branch.

        2.3    No fractional Shares of Versicor Common Stock will be issued upon the conversion or exchange of Biosearch Ordinary Shares. Each holder of Biosearch Ordinary Shares issued and outstanding at the Effective Time who would otherwise be entitled to receive a fractional share of Versicor Common Stock shall be entitled to purchase and/or sell in the Nuovo Mercato through an authorised intermediary a minimum number of Biosearch Ordinary Shares for the purposes of achieving a whole number of Versicor Common Stock.

3    ASSUMPTIONS

        3.1    In giving this opinion, we have assumed that:

          3.1.1    all documents submitted to us as copy or specimen documents are conformed to their originals;

          3.1.2    all relevant documents have been validly authorised, executed and delivered by all of the parties thereto;

          3.1.3    the signatures on the originals of all documents submitted to us are genuine;

          3.1.4    neither Versicor nor Biosearch have passed a voluntarily winding-up resolution, no petition has been presented or order made by a court nor any other steps has been taken for the winding-up, dissolution, or bankruptcy declaration or for the submission to the procedures of concordato fallimentare or concordato preventivo, or equivalent procedure, and no receiver, trustee, administrator, custodian or similar officer has been appointed in relation to Versicor or Biosearch or any of their assets and revenues;

          3.1.5    there has at all time been absence of fraud and the presence of good faith on the part of all the parties to the Merger Agreement and their respective officers, employees, agents and advisers;

          3.1.6    there are no facts, documents, circumstances on matters which may be material to the opinions set out herein and which have not been disclosed to us;

          3.1.7    Biosearch does not have any branches (in Italian "sedi secondarie") or permanent establishments outside of Italy;

          3.1.8    there are no provisions of the laws of any jurisdiction other than Italy which would be contravened by the execution, delivery or performance of the Merger Agreement and none of the opinions expressed below will be affected by the laws (including the public policy) of any jurisdiction other than Italy;

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          3.1.9    the Specified Transactions are carried out pursuant to valid business reasons and without the main purpose of obtaining tax savings otherwise not legitimate, in the meaning of Article 37-bis of Presidential Decree No. 600 of September 29, 1973; and

          3.1.10    the Merger qualifies as a merger pursuant to Article 2501 and following of the Italian Civil Code and Article 25(3) of Law No. 218 of May 31, 1995 (Reform of Italian conflict of laws).

4    LAW

        4.1    This Opinion is limited to the national laws of the Republic of Italy in force at the date hereof as interpreted by Italian courts (hereinafter, the "Laws") and is given on the basis that it will be governed by, construed in accordance with, and any liability which may arise in respect of it governed by, the Laws.

        4.2    We have made no investigation of the laws of any jurisdiction other than those of the Republic of Italy. Nothing herein shall be construed as an opinion on any matter affected by a law of any jurisdiction other than the Laws. In particular, we have made no independent investigation of the laws of the United States as a basis for the opinion stated herein and do not express, or imply, any opinion on such laws.

5    OPINION

        Based upon and subject to the above, we are of the opinion that:

        5.1    The Italian Branch qualifies as a permanent establishment of Versicor in Italy, pursuant to Articles 20(1)(e) and 113 of Presidential Decree No. 917 of December 22, 1986 (the "Income Tax Code" or "ITC"), as well as Article 5 of the Convention for the avoidance of double taxation executed by Italy and the United States on April 17, 1984.

        5.2    No specific provision of Italian law explicitly address the tax treatment of cross-border mergers involving an Italian corporation and a corporation not resident in a EU country, such as the Merger. However, based on the rationale of Articles 20-bis and 123 of ITC, as well as the Tax Ruling, the Merger will not trigger any capital gain for Biosearch, for Italian income tax purposes, provided that the assets and liabilities of Biosearch owned immediately before the Effective Time will be attributed to the Italian Branch and will be duly registered in the Italian Branch's accounting books as of the Effective Time. In such a case, the above mentioned assets and liabilities will maintain the same tax basis recognised to Biosearch immediately before the Effective Time.

        5.3    Based on the rationale of Articles 123 and 123-bis ITC, as well as of Article 2 of Legislative Decree No. 544 of 1992 and the Tax Ruling, the Merger will not trigger any gain or loss for income tax purposes for the Biosearch shareholders that are tax resident in Italy. The aggregate Versicor Common Stock received as Merger Consideration by each of said Biosearch shareholders will have the same tax basis as the aggregate Biosearch Ordinary Shares held by said Biosearch shareholder immediately before the Effective Time and cancelled as an effect of the Merger.

        5.4    The holding period for the Versicor Common Stock received as Merger Consideration by a Biosearch shareholders that is tax resident in Italy will include the period for which the surrendered and cancelled Biosearch Ordinary Shares were considered to be held by the same Biosearch shareholder.

        5.5    A Biosearch shareholder selling Biosearch Ordinary Shares in exchange for cash—in lieu of fractional shares—will recognize a gain or a loss with respect to such payment, measured by the difference, if any, between the amount of cash received and his/her/its tax basis in the Biosearch Ordinary Shares sold.

3

        5.6    A Biosearch shareholder duly exercising his/her/its dissenters' rights to the Merger, pursuant to Article 2437 of the Italian Civil Code, and surrendering his/her/its Biosearch Ordinary Shares will recognize a gain or a loss with respect to the payment received upon redemption of such Biosearch Ordinary Shares, measured by the difference, if any, between the amount of cash received and his/her/its tax basis in the Biosearch Ordinary Shares surrendered.

        5.7    A Biosearch shareholder resident outside of Italy for tax purposes may be subject to tax in Italy on the capital gain realized on the exchange, based on the Exchange Ratio, of his/her/its Biosearch Ordinary Shares into Versicor Common Stock. The taxable capital gain will be equal to the positive difference, if any, between the fair market value of the Versicor Common Stock received by said Biosearch shareholder (said fair market value being equal, pursuant to Article 9 ITC, to the arithmetic average of the official prices of Versicor Common Stock in the trading days comprised in the month preceding the Effective Time, or such other subsequent date in which the Versicor Common Stock are deemed as received by him/her /it) and his/her/its tax basis on the Brioni Ordinary Shares surrendered and cancelled in the Merger. The above capital gain, however, will not be subject to tax in Italy, provided that one of the following conditions is met:

          (a)  if, pursuant to Article 20(1)(f) ITC, said non resident Biosearch shareholder never owned Biosearch Ordinary Shares representing more than 2% of the voting rights in Biosearch's ordinary shareholders' meeting or more than 5% of Biosearch stated capital or, in any event, did not and will not dispose of Biosearch Ordinary Shares representing more than either of the above thresholds in any 12-month period before or after the Effective Time (or such other subsequent date in which the Versace Common Stock are deemed to have been received by him/her/it); or

          (b)  said non resident Biosearch shareholder is entitled to the benefits of a double tax treaty entered into between Italy and his/her/its country of residence providing for the exemption of capital gains in the source State and all the requirements and procedures established by said double tax treaty are duly fulfilled.

        5.8    In case the cash (denominated in Euro) owned immediately before the Effective Time by Biosearch is first attributed to the Italian Branch and, immediately thereafter, is repaid by the Italian Branch to Versicor's head office, no taxable capital gain will be recognized in Italy by Versicor or the Italian Branch in connection therewith.

        5.9    Pursuant to Article 3(1) and 3(2) of Legislative Decree No. 358 of October 8, 1997, the Contribution will be tax neutral for income tax purposes for Versicor and the Italian Branch, subject to the following conditions:

          (a)  the accounting value of the Quota, received by the Italian Branch as an effect of the Contribution and duly registered in the Italian Branch's accounting books, is not higher than the aggregate tax basis that the assets and liabilities contributed to the Italian Subsidiary had immediately prior to the Contribution in the hands of the Italian Branch; and

          (b)  the assets and liabilities received by the Italian Subsidiary pursuant to the Contribution are registered in the Italian Subsidiary's accounting books for a value not exceeding, in the aggregate, the tax basis mentioned under (a) above.

6    QUALIFICATIONS

        6.1    We express no opinion as to any accounting matters related to any of the Specified Transactions.

        6.2    We express no opinion as to any tax issues arising in connection with any of the Specified Transactions, except for those listed on Section 5., above.

4

7    RELIANCE

        7.1    This opinion is given on the basis that there will be no amendment to or termination or replacement of the documents referred to in the Schedule to this opinion and on the basis of the laws of Italy in force as at the date of this opinion. This opinion is also given on the basis that we undertake no responsibility to notify any addressee of this opinion of any change in the laws of Italy after the date of this opinion.

        7.2    This opinion speaks as of its date and is addressed to you solely for your benefit in connection with the Specified Transactions. It is not to be transmitted to anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, nor any future changes in laws.

        7.3    Any issue of liability connected with our rendering this opinion shall be solely subject to the substantive laws of Italy regardless of any reference to the laws of another jurisdiction pursuant to any applicable rule governing of laws. Any dispute relating to any such issue shall be subject to the exclusive jurisdiction of the Italian courts.

Yours faithfully

CHIOMENTI Studio Legale

5

SCHEDULE

1
Copy of the Merger Agreement

2
Copy of the certificate of good standing of the Italian Branch issued by the competent Companies' Register.

3
Copy of the Tax Ruling.

QuickLinks

  Exhibit 2.1
Progetto di fusione per incorporazione della BIOSEARCH ITALIA S.p.A. nella VERSICOR Inc. Ex art. 2501 bis codice civile
PROGETTO DI FUSIONE PER INCORPORAZIONE
Merger plan through Incorporation of BIOSEARCH ITALIA S.p.A. into VERSICOR Inc. Pursuant to Article 2501 bis of the Italian Civil Code
MERGER PLAN THROUGH INCORPORATION
EXHIBIT A 2002 STOCK OPTION PLAN
EXHIBIT B FORM OF BIOSEARCH SHAREHOLDER VOTING AGREEMENT
ARTICLE I TRANSFER AND VOTING OF SUBJECT SHARES
ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE BIOSEARCH SHAREHOLDER
ARTICLE III REPRESENTATIONS AND WARRANTIES OF VERSICOR
ARTICLE IV COVENANTS
ARTICLE V TERMINATION
ARTICLE VI MISCELLANEOUS
SCHEDULE I LIST OF BIOSEARCH SHAREHOLDERS
SCHEDULE II NOTICES
EXHIBIT A TO BIOSEARCH SHAREHOLDER VOTING AGREEMENT FORM OF IRREVOCABLE PROXY
EXHIBIT C FORM OF VERSICOR STOCKHOLDER VOTING AGREEMENT
ARTICLE I TRANSFER AND VOTING OF SUBJECT SHARES
ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE VERSACE STOCKHOLDER
ARTICLE III COVENANTS
ARTICLE IV TERMINATION
ARTICLE V MISCELLANEOUS
SCHEDULE I LIST OF VERSICOR STOCKHOLDERS
SCHEDULE II NOTICES
EXHIBIT A TO VERSICOR STOCKHOLDER VOTING AGREEMENT FORM OF IRREVOCABLE PROXY
EXHIBIT D FORM OF STOCKHOLDERS AGREEMENT
ARTICLE I COVENANTS OF THE STOCKHOLDERS
ARTICLE II TERMINATION
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
ARTICLE IV MISCELLANEOUS
SCHEDULE I LIST OF SUBJECT SHARES
SCHEDULE II NOTICES
EXHIBIT E FORM OF EMPLOYMENT AGREEMENT
EXHIBIT A FORM OF NEW STOCK OPTION AGREEMENT
EXHIBIT B FORM OF REPLACEMENT STOCK OPTION AGREEMENT STOCK OPTION AGREEMENT
EXHIBIT F FORM OF INDEPENDENT CONTRACTOR AGREEMENT
EXHIBIT B FORM OF REPLACEMENT STOCK OPTION AGREEMENT STOCK OPTION AGREEMENT
EXHIBIT G FORM OF OFFER LETTER [VERSICOR LETTERHEAD]
EXHIBIT H FORM OF OPTION CONSENT [VERSICOR LETTERHEAD]
EXHIBIT I FORM OF STOCK OPTION AGREEMENT
EXHIBIT J FORM OF PUBLIC ANNOUNCEMENT
EXHIBIT K-1 CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION
FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF VERSICOR INC.
ARTICLE I
ARTICLE II
ARTICLE III
ARTICLE IV
ARTICLE V
ARTICLE VI
ARTICLE VII
ARTICLE VIII
ARTICLE IX
ARTICLE X
ARTICLE XI
ARTICLE XII
ARTICLE XIII
EXHIBIT K-2 BYLAWS OF SURVIVING CORPORATION
AMENDED AND RESTATED BYLAWS Of VERSICOR INC.
TABLE OF CONTENTS
AMENDED AND RESTATED BYLAWS of VERSICOR INC.
EXHIBIT L BYLAWS OF ITALIAN SUBSIDIARY
BY-LAWS
PART I Name—Duration
Article 1
Article 2
Article 3
PART II Purpose
Article 4
PART III Capital—Quotas
Article 5
Article 6
PART IV Quota-holders' Meetings
Article 7
Article 8
Article 9
Article 10
Article 11
Article 12
PART V Directors
Article 13
Article 14
Article 15
Article 16
Article 17
Article 18
Article 19
PART VI Financial Statements and Dividends
Article 20
Article 21
Article 22
Article 23
PART VII Board of the Statutory Auditors
Article 24
PART VIII Dissolution and Winding-up of the Company
Article 25
Article 26
EXHIBIT M-1 ARTICLES OF ASSOCIATION OF BIOSEARCH MANUFACTURING
ATTO COSTITUTIVO DELLA SOCIETA' UNIPERSONALE A RESPONSABILITA' LIMITATA: "BIOSEARCH MANUFACTURING S.r.l." (D.Lgs. 3 marzo 1993 n.88) REPUBBLICA ITALIANA
ARTICOLO 1
ARTICOLO 2
ARTICOLO 3
ARTICOLO 4
ARTICOLO 5
ARTICOLO 6
ARTICOLO 7
ARTICOLO 8
ARTICOLO 9
ARTICOLO 10
EXHIBIT M-2 BYLAWS OF BIOSEARCH MANUFACTURING
STATUTO DELLA SOCIETÀ A RESPONSABILITÀ' LIMITATA "BIOSEARCH MANUFACTURING S.r.l." DENOMINAZIONE—SEDE—DURATA
OGGETTO
CAPITALE E QUOTE
ASSEMBLEE
AMMINISTRAZIONE E RAPPRESENTANZA
COLLEGIO SINDACALE
BILANCI ED UTILI
SCIOGLIMENTO E LIQUIDAZIONE
CLAUSOLA COMPROMISSORIA
NORMA GENERALE DI RINVIO
PROCURA Repubblica Italiana 9 settembre 1996
EXHIBIT N FORM OF PATENT ACKNOWLEDGMENT
ACKNOWLEDGEMENT AND CONFIRMATION OF ASSIGNMENT OF PATENT PROPERTY FROM BIOSEARCH ITALIA S.P.A. TO VERSICOR INC.
SCHEDULE A OF ACKNOWLEDGMENT AND CONFIRMATION OF ASSIGNMENT OF PATENT PROPERTY
EXHIBIT O FORM OF TRADEMARK ACKNOWLEDGMENT
ACKNOWLEDGEMENT AND CONFIRMATION OF ASSIGNMENT OF TRADEMARK PROPERTY FROM BIOSEARCH ITALIA S.P.A. TO VERSICOR INC.
SCHEDULE A OF ACKNOWLEDGEMENT AND CONFIRMATION OF ASSIGNMENT OF TRADEMARK PROPERTY
EXHIBIT P-1
EXHIBIT P-2
Opinion
EXHIBIT P-3
SCHEDULE
EXHIBIT Q-1
EXHIBIT Q-2 FORM OF OPINION OF BIOSEARCH'S COUNSEL TO BIOSEARCH (TAX)
SCHEDULE